UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

EQT Corporation

(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EQT Corporation (NYSE: EQT) is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. With operations in Pennsylvania, West Virginia, and Ohio, we are dedicated to the development of our world-class asset base. As one of the leading producers and movers of natural gas in the United States, we are committed to continually improving and creating long-term value for all stakeholders, including employees, landowners, communities, industry partners, and investors.
OUR MISSION—Realize the full potential of EQT to become the operator of choice for all stakeholders.
OUR VISION—Evolve EQT into a modern, connected, digitally-enabled organization that has vision and purpose.
OUR VALUES—Evident in the way we operate and in how we interact with each other every day—Trust, Teamwork, Heart, and Evolution are at the center of everything we do.
TRUST	TEAMWORK
■ Always doing the right thing. ■ Doing what you say you will do.	■ Working together toward a common goal. ■ Sharing, respecting, and embracing diversity of thought. ■ Understanding customers. ■ Respecting the wrench.
HEART	EVOLUTION
■ Caring about what you do (actions). ■ Caring about the relationships you form (impact). ■ Bringing passion and drive to be the best at what you do (attitude).
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Driving to get better every day.

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Understanding your environment to prioritize any needed adaption.

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Being transparent (which enables collaboration that triggers innovation and leads to evolution).

Letter from Our CEO

Dear Fellow Shareholders,
You are invited to join us at the 2025 Annual Meeting of Shareholders, which will be held on Wednesday, April 16, 2025, at 9 a.m. Eastern Time. Our 2025 Annual Meeting will be held in a virtual-only meeting format by live webcast.
2024 was defined by incredible accomplishments and peak operational performance. As highlighted below, our Qrew successfully executed on our bold and transformational strategy and advanced our industry leadership, all while operating at the highest levels of efficiency.

We acquired Equitrans Midstream Corporation, a transformative acquisition that positions EQT as America’s only large-scale, vertically integrated natural gas business.

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Created unmatched free cash flow durability and upside opportunity by positioning EQT as a low-cost producer.

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To date, we’ve completed 90% of our total planned integration tasks, de-risking approximately $275 million of expected annualized synergies.

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Unlocked significant operational efficiencies leading to record-setting performance and lower costs through systems integration, including improved water coordination, with a long runway for further efficiencies and cost savings.

We generated significant value for our shareholders through strong performance and cash generation.
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Generated approximately $2.8 billion of net cash provided by operating activities and approximately $695 million of free cash flow(1) in 2024.

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Formed a midstream joint venture with an affiliate of Blackstone Credit & Insurance, generating approximately $3.4 billion in net cash proceeds, and sold our non-operated northeast Pennsylvania assets to Equinor USA in transactions that generated approximately $1.7 billion in net cash proceeds.

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Retired $4.3 billion of debt during 2024, exiting the year with $9.3 billion of total debt.

Our operations teams executed at record levels and efficiency.
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Set a new EQT horizontal drilling record, drilling 18,388 horizontal feet in 48 hours.

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Significant completion efficiency gains drove a 20% year-over-year increase in completed feet per day.

We succeeded in reaching our ambitious goal, set in 2021, of achieving net zero greenhouse gas (“GHG”) emissions(2) from our then-existing production segment operations―on a Scope 1 and Scope 2 basis―by 2025, demonstrating our unwavering commitment to making the energy we produce affordable, reliable and clean.
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Through this achievement, EQT became the first traditional energy producer of scale in the world to achieve net zero Scope 1 and Scope 2 GHG emissions.(2)

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We remain committed to continuing our leadership through our new NetZero Now+ initiative, which reflects our current achievement of our 2025 net zero goal, as well as our aspiration to achieve net zero Scope 1 and Scope 2 GHG emissions across all EQT assets in future years.

Letter from Our CEO

In 2024, natural gas again proved indispensable as demand for energy to power critical infrastructure and new and rapidly emerging technologies, like artificial intelligence, grew exponentially. Even as alternatives like wind and solar power continue to emerge, natural gas and liquefied natural gas (“LNG”) play an essential role as a clean, affordable and reliable alternative to foreign coal. We believe that the American public increasingly recognizes the prime opportunity that we have as a nation to increase our domestic natural gas production and supply to meet the needs of our growing economy and provide energy security to our allies. We look forward to working with the many who share our vision for the future to meet this growing demand and tap into the incredible resources this nation has to offer.
Thanks to the incredible work from our Qrew, EQT is ideally positioned to meet this moment having completed our transformation into America’s only large-scale, vertically integrated natural gas business. We move into 2025 poised to execute on our vision and deliver even greater performance and value for our stakeholders while going above and beyond as a leader in emissions reduction and environmental stewardship.
Your vote is important. We urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board of Directors’ recommendations on all proposals.
I would like to thank you personally for your continued confidence in our company.
Toby Z. Rice
President and Chief Executive Officer
[March 3], 2025
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition and reconciliation of, and other important information regarding, this non-GAAP financial measure.

(2)
References to EQT being “net zero” are based on (i) EQT’s 2023 Scope 1 GHG emissions, as reported to the U.S. Environmental Protection Agency (“EPA”) under the EPA’s Greenhouse Gas Reporting Program (Subpart W) for the onshore petroleum and natural gas production segment and the gathering and boosting segment, plus (ii) EQT’s 2023 Scope 2 GHG emissions using the location-based method and the EPA’s Emissions & Generation Resource Integrated Database’s state emission factors for EQT’s operating areas, minus (iii) carbon offsets generated by EQT during calendar year 2024. EQT’s “net zero” claim does not include Scope 3 GHG emissions or emissions from Equitrans Midstream Corporation and its related assets, which were acquired by the Company on July 22, 2024.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025
2025 Notice of Annual Meeting
of Shareholders of EQT Corporation

You are cordially invited to attend the virtual 2025 Annual Meeting of Shareholders of EQT Corporation.
Time and Date	Place	Record Date
Wednesday, April 16, 2025 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/ EQT2025	If you owned common stock of EQT Corporation as of the close of business on Friday, February 3, 2025, the record date, you may vote at the Annual Meeting
You are being asked to vote on the following proposals:
Items of Business
1	Election of the 10 directors nominated by the Board of Directors to serve for a one-year term expiring at the Company’s 2026 Annual Meeting of Shareholders:
	■ Vicky A. Bailey	■ Dr. Kathryn J. Jackson	■ Daniel J. Rice IV	■ Hallie A. Vanderhider
	■ Lee M. Canaan	■ Thomas F. Karam	■ Toby Z. Rice
	■ Frank C. Hu	■ John F. McCartney	■ Robert F. Vagt
2	Approval of a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers (say-on-pay)
3	Approval of an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation
4	Approval of the EQT Corporation 2025 Employee Stock Purchase Plan
5	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025
The 2025 Annual Meeting will be a virtual meeting of shareholders, conducted exclusively by live webcast. You will be able to attend and participate in the virtual 2025 Annual Meeting, vote your shares electronically, and submit questions during the meeting by visiting the website address listed above on the meeting date and time described in the accompanying proxy statement. Please see the “Questions and Answers About the 2025 Annual Meeting” section, which provides additional information on how to participate in our virtual annual meeting.
We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting.
On behalf of the Board of Directors, William E. Jordan Chief Legal and Policy Officer and Corporate Secretary
[March 3], 2025

2025 Notice of Annual Meeting of Shareholders of EQT Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 16, 2025

Our proxy statement is attached. Financial and
other information concerning EQT Corporation is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”).
The proxy statement and the 2024 Annual Report are available free of charge at www.proxyvote.com.

Proxy Statement

1	2025 PROXY STATEMENT SUMMARY
13	CORPORATE GOVERNANCE AND BOARD MATTERS
13	Proposal 1—Election of Directors
15	Director Nominees
20	Director Time Commitment Considerations
20	Board Meetings
20	Board Committees
21	■ Audit Committee
22	■ Corporate Governance Committee
23	■ Management Development and Compensation Committee
23	■ Public Policy and Corporate Responsibility Committee
24	Board Leadership Structure
25	Board’s Role in Risk Oversight
26	Enterprise Risk Management
26	Cybersecurity Risk Oversight
27	Director Nominations
27	■ General Process for Director Nominations
28	■ Shareholder Nominations
28	■ Our Board Composition
29	Contacting the Board
29	Governance Principles
31	Director Independence
33	Related Person Transactions
33	■ Review, Approval, or Ratification of Transactions with Related Persons
34	■ Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
35	■ Transactions with Related Persons
40	Directors’ Compensation
40	■ Cash Compensation
40	■ Equity-Based Compensation
41	■ Equity Ownership Guidelines for Directors
41	■ Director Deferred Compensation
41	■ Other
42	■ 2024 Directors’ Compensation Table
44	EXECUTIVE COMPENSATION
44	Proposal 2—Approval of a Non-Binding Resolution to Approve the 2024 Compensation of the Company’s Named Executive Officers (Say-on-Pay)
46	Compensation Discussion and Analysis
46	■ Executive Summary
53	■ Compensation Philosophy
56	■ The Compensation Process
58	■ Determining Compensation
61	■ 2024 Compensation Decisions
68	■ Other Compensation Components
71	Compensation Committee Report
72	Compensation Policies and Practices and Risk Management
74	Compensation Tables
74	■ Summary Compensation Table
75	■ 2024 Grants of Plan-Based Awards Table
76	■ Outstanding Equity Awards at Fiscal Year-End
77	■ Option Exercised and Stock Vested
77	■ Pension Benefits and Non-Qualified Deferred Compensation
77	■ Potential Payments Upon Termination or Change of Control
86	PAY VERSUS PERFORMANCE
86	Pay Versus Performance Table
88	Narrative Discussion of Relationship Between CAP and Financial Performance Measures
91	PAY RATIO DISCLOSURE
92	Officer Exculpation
92	Proposal 3—Approval of an Amendment to the Company’s Bylaws to reflect Pennsylvania Law Provisions regarding Officer Exculpation
94	EQT Corporation 2025 Employee Stock Purchase Plan
94	Proposal 4—Approval of the EQT Corporation 2025 Employee Stock Purchase Plan
102	AUDIT MATTERS
102	Proposal 5— Ratification of the Appointment of Ernst& Young LLP as the Company’s IndependentRegistered Public Accounting Firm for 2025
103	Auditor Fees
104	Report of the Audit Committee
105	EQUITY OWNERSHIP
105	Security Ownership of Certain Beneficial Owners
106	Security Ownership of Management
108	QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING
108	2025 Annual Meeting of Shareholders
117	ADDITIONAL INFORMATION
117	Other Matters
117	2024 Annual Report on Form 10-K
APPENDICES
A-1	■ Appendix A
B-1	■ Appendix B
C-1	■ Appendix C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 16, 2025
We have elected to furnish our proxy statement and the 2024 Annual Report to certain of our shareholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the 2025 Annual Meeting.
Beginning on or about [March 5], 2025, we will mail to certain of our shareholders a Notice of Internet Availability of proxy materials containing instructions regarding how to access our proxy statement and 2024 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and the 2024 Annual Report. All other shareholders will receive printed copies of the proxy statement and the 2024 Annual Report, which will be mailed to such shareholders on or about [March 5], 2025.
Cautionary Statements
This proxy statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe,” and other words of similar meaning, or the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding expectations of performance under compensation plans, anticipated financial and operational performance of EQT Corporation and its subsidiaries (the “Company”), our ability to achieve expected synergies resulting from our acquisition of Equitrans Midstream Corporation (“Equitrans”), our reserves estimates, the Company’s ability to successfully implement and execute its operational, organizational, technological and environmental, social and governance (“ESG”) strategies, initiatives and goals, and achieve the anticipated results of such initiatives and goals (including, without limitation, the Company’s greenhouse gas emissions goals).
The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (“NGLs”) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures and tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; risks related to the Company’s ability to integrate the operations of Equitrans in a successful manner and in the expected time period and the possibility that any of the anticipated benefits and projected synergies of the Company’s merger with Equitrans will not be realized or will not be realized within the expected time period; and disruptions to the Company’s business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents the Company files from time to time with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Websites
Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025
2025 Proxy Statement Summary

This summary highlights information about EQT Corporation (“EQT,” the “Company,” “we,” “us,” or “our”) and the upcoming 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). As it is only a summary, please review the complete proxy statement and EQT’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) before you vote. The proxy statement and the 2024 Annual Report will be first mailed or released to shareholders on or about [March 5], 2025.
2025 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 16, 2024 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/ EQT2025	If you owned common stock of EQT Corporation as of the close of business on Friday, February 3, 2025, the record date, you may vote at the 2025 Annual Meeting
Admission

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You are entitled to attend and vote during the virtual 2025 Annual Meeting if you were an EQT shareholder as of the close of business on the record date or if you hold a valid proxy for the 2025 Annual Meeting.

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To participate in the 2025 Annual Meeting as an “authenticated shareholder,” you must visit the website address listed above and enter a valid control number for the meeting.

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Your control number can be found on the proxy card, notice, or email distributed to you.

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Anyone may attend the 2025 Annual Meeting as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.

Even if you plan to attend the virtual meeting,
we encourage you to vote by proxy as soon as possible.
Voting Matters and Board Recommendations

Agenda Item	Board Voting Recommendation	See Page
1 Election of 10 directors, each for a one-year term expiring at the 2026 Annual Meeting of Shareholders	FOR EACH DIRECTOR NOMINEE	13
2 Approval of a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers (Say-on-Pay)	FOR	44
3 Approval of an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation	FOR	92
4 Approval of the EQT Corporation 2025 Employee Stock Purchase Plan	FOR	94
5 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025	FOR	102
EQT CORPORATION 2025 PROXY STATEMENT | 1

2025 Proxy Statement Summary

How to Vote
Please review the proxy statement and vote your shares as soon as possible. We offer a number of ways for you to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials and the proxy card. If you are a beneficial owner and your shares are held by a bank, broker, or other nominee (i.e., in “street name”), you should follow the voting instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the Internet, availability and specific procedures, including voting deadlines, will depend on their voting arrangements.
We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

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Have your proxy card or notice with your control number available and follow the instructions

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The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 15, 2025

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If you vote by telephone or electronically, you do not need to return a proxy card

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2025 Proxy Statement Summary

Director Nominees

Our Board of Directors (the “Board”) is pleased to nominate the director candidates listed below. All director nominees have stated they are willing to serve if elected.
Name and Principal Occupation	Age	Director Since	Ind.	Other Current Public Company Boards	Current Committee Membership
					A	CG	MDC	PPCR
VICKY A. BAILEY President, Anderson Stratton International, LLC	72	2024		2
LEE M. CANAAN Founder and Portfolio Manager, Braeburn Capital Partners, LLC	68	2019		1
FRANK C. HU Former Investment Analyst and Vice President, Capital World Investors	63	2021		1
DR. KATHRYN J. JACKSON Former Director of Energy and Technology Consulting, KeySource, Inc.	67	2019		2
THOMAS F. KARAM Former Executive Chairman and Chief Executive Officer, Equitrans Midstream Corporation	66	2024		—
JOHN F. MCCARTNEY Chair Member, Quantuck Advisors LLP	72	2019		2
DANIEL J. RICE IV Chief Executive Officer, NET Power Inc.; former Chief Executive Officer, Rice Energy Inc.	44	2017		1
TOBY Z. RICE President and Chief Executive Officer, EQT	43	2019		—
ROBERT F. VAGT Former President, The Heinz Endowments	77	2024		1
HALLIE A. VANDERHIDER Former Managing Director, SFC Energy Management LP	67	2019		1
Committee Chair	Committee Member	Independent Chair of the Board	Audit Committee Financial Expert	Independent Director
A	Audit	CG	Corporate Governance	MDC	Management Development and Compensation	PPCR	Public Policy and Corporate Responsibility
EQT CORPORATION 2025 PROXY STATEMENT | 3

2025 Proxy Statement Summary

Snapshot of Director Nominees
Our director nominees are highly qualified and, together, embody an effective and robust mix of skills and experience. As further detailed in the racial/ethnic and gender diversity graphic below, the Board benefits from both gender and racial and ethnic diversity. Please refer to the “Consideration of Diversity” section below for further discussion.

Director Skills and Experience[2]

Corporate governance/legal
6
E&P industry experience
8
Environmental, Social, and Governance
8
Financial/accounting
7
Geology/engineering
5
Government relations/regulatory
6
M&A strategy and execution
8
Operational leadership in oil and gas
7
Public company board experience
10
Public company C-suite experience
6
Technology and innovation
4

(1)
Mses. Beebe, Carrig and Powers and Mr. McManus are excluded, as they are not standing for reelection at the 2025 Annual Meeting.

(2)
Chart reflects the number of director nominees possessing each given skillset.

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2025 Proxy Statement Summary

Governance Highlights

Corporate Governance Practices

Board Practices	Shareholder-Friendly Governance Provisions	Other Best Practices

Independent Board Chair

Each director attended 75% or more of the total number of meetings of the Board and their respective committees during 2024

Regular, frequent meetings of independent directors in executive session without EQT management present, with our independent Board Chair presiding

Annual review by the Board of EQT’s major risks, including cybersecurity risks

Corporate Governance Guidelines limit the number of other public company boards on which directors may serve (see “Director Time Commitment Considerations” below)

All directors stand for election annually

Majority voting standard for uncontested director elections

Extensive and regular shareholder engagement and support

Shareholder right to convene special meetings at a 25% threshold

Shareholders may remove directors from office outside of the annual meeting process

Proxy access right

“Double-trigger” payout rights under long-term incentive awards, meaning that such awards do not automatically accelerate upon a change of control

Meaningful equity ownership guidelines for executive officers and non-employee directors

Prohibition against hedging and pledging of EQT securities by executive officers and directors

Mandatory compensation recoupment or “clawback” policy applicable to all executive officers

EQT CORPORATION 2025 PROXY STATEMENT | 5

2025 Proxy Statement Summary

Environmental, Social, and Governance Highlights
We are committed to the responsible development of our world-class asset base in the core of the Appalachian Basin with a focus on conducting safe operations, protecting our environment, creating jobs, and improving our local and national economy. We recognize decarbonization as the preeminent sustainability issue affecting all industries. As such, our Board and management are committed to understanding and proactively responding to the risks and opportunities posed by climate change.

Environmental	Social	Governance

Achieved “net zero” Scope 1 and Scope 2 GHG emissions(1) in advance of our 2025 target

EQT, together with its peers in the Appalachian Regional Clean Hydrogen Hub (ARCH2), advanced to Phase 1 Award Status from the U.S. Department of Energy to construct and operate a clean hydrogen production facility in Appalachia

EQT continues to be a leading producer of certified responsibly sourced natural gas (“RSG”), having obtained certification of approximately 1,268 Bcfe(2) of our production in 2024(3)

Helped the Appalachian Methane Initiative, a world-class, sector and technology agnostic methane monitoring network, complete its pilot methane emissions monitoring program, conducting over 1,700 satellite and aerial surveys of gas facilities spanning nearly 1,100 square miles of the Appalachian Basin

Paid over $665 million in royalties to local landowners in 2024

EQT employees volunteered over 19,000 hours in our local communities in 2024, representing an over 18% increase compared to 2023

More than $6.1 million in grants, scholarships, and matching contributions provided by the EQT Foundation in 2024

The 2024 EQT Foundation grants included approximately $439,000 in the inaugural round of Capacity Grants benefiting 25 organizations across our footprint

Continued focus on improving the safety of our employees and contractors

Consistent with our core values, we strive to create an environment that celebrates, promotes, and champions diverse backgrounds, experiences, and perspectives

EQT was again named a National Top Workplace for 2024

Board focus on active oversight of ESG matters:

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ESG oversight is embedded in Board committee charters

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The Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee provide oversight, guidance, and perspective on our climate risks and initiatives, including our emissions reduction targets

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Board regularly receives reports from management regarding ESG matters

Our management-level ESG Committee, comprised of our Chief Legal and Policy Officer and other senior leaders, meets regularly, and is responsible for management-level oversight of ESG matters

Leveraging proprietary digital tools to measure, project, and analyze our emissions data, positioning us to capture opportunities to enhance our environmental performance

(1)
References to EQT being “net zero” are based on (i) EQT’s 2023 Scope 1 GHG emissions, as reported to the EPA under the EPA’s Greenhouse Gas Reporting Program Subpart W for the onshore petroleum and natural gas production segment and the gathering and boosting segment, plus (ii) EQT’s 2023 Scope 2 GHG emissions using the location-based method and the EPA’s Emissions & Generation Resource Integrated Database’s state emission factors for EQT’s operating areas, minus (iii) carbon offsets generated by EQT during calendar year 2024. EQT’s “net zero” claim does not include Scope 3 GHG emissions or emissions from Equitrans Midstream Corporation and its related assets, which were acquired by the Company on July 22, 2024.

(2)
“Bcfe” means billion cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(3)
Based on certificates provided under both the EO100™ Standard for Responsible Energy Development, which focuses on ESG performance, and the MiQ methane standard.

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2025 Proxy Statement Summary

OUR COMMITMENT TO LEADING EFFORTS IN METHANE MANAGEMENT
Reducing global methane emissions to address climate change
Employing best practices that limit our methane emissions
Achieved net zero Scope 1 and Scope 2 GHG emissions target ahead of schedule.
Together with our peers in the Appalachian Regional Clean Hydrogen Hub, as of July 2024, we have advanced to Phase 1 Award Status from the U.S. Department of Energy.

EQT Achieved its Net Zero Scope 1 and Scope 2 GHG Emissions Target Ahead of 2025 Goal
In October 2024, EQT achieved its commitment to reach net zero Scope 1 and Scope 2 GHG emissions(2) across the Company’s legacy operations, ahead of its 2025 goal. This milestone covers the entirety of EQT’s upstream operations, inclusive of the recently acquired Tug Hill/XcL Midstream and Alta Resources assets, which were not part of the original target set in 2021 and combined represented an approximately 52% increase relative to starting-point emissions.

(1)
At the time of announcement of EQT’s net zero goal in June 2021, EQT’s 2020 Scope 1 Production segment GHG emissions were 599,748 MT CO2e and EQT’s 2020 Scope 2 GHG emissions were 2,814 MT CO2e.

(2)
References to EQT being “net zero” are based on (i) EQT’s 2023 Scope 1 GHG emissions, as reported to the EPA under the EPA’s Greenhouse Gas Reporting Program Subpart W for the onshore petroleum and natural gas production segment and the gathering and boosting segment, plus (ii) EQT’s 2023 Scope 2 GHG emissions using the location-based method and the EPA’s Emissions & Generation Resource Integrated Database’s state emission factors for EQT’s operating areas, minus (iii) carbon offsets generated by EQT during calendar year 2024. EQT’s “net zero” claim does not include Scope 3 GHG emissions or emissions from Equitrans Midstream Corporation and its related assets, which were acquired by the Company on July 22, 2024.

Environmental, Social, and Governance Reporting
We expect to publish our 2024 ESG Report in June 2025. Our current ESG Report for calendar year 2023 provides additional discussion of ESG matters that are important to us, including why ESG matters to us and what we are doing to continually improve our ESG performance.

You can find our 2023 ESG Report by visiting esg.eqt.com. The results of the ESG assessment and information included in our 2023 ESG Report should not be construed as a characterization regarding the materiality or financial impact of such information. The information on the 2023 ESG Report webpage, the ESG Report, or any other information on the EQT website that we may refer to herein is not incorporated by reference into, and does not form any part of, this proxy statement. Any targets or goals discussed in the 2023 ESG Report and in this proxy statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, certain statistics and metrics disclosed in this proxy statement and in the 2023 ESG Report are estimates and may be based on assumptions that turn out to be incorrect. EQT does not undertake or assume any obligation to update or revise such information, whether as a result of new information, future events, or otherwise.

EQT CORPORATION 2025 PROXY STATEMENT | 7

2025 Proxy Statement Summary

Human Capital
At EQT, our people are our greatest strength. We deeply value every team member and their unique contributions to our shared mission of becoming the operator of choice for all stakeholders. Our core values—Trust, Teamwork, Heart, and Evolution—shape our actions, behaviors, and decisions every day. By embracing employee feedback and the guidance of our leadership team, we strive to create a work environment that prioritizes safety, career growth, health and well-being, and meaningful connections within the communities where we live and work. Aligned with our values, we are committed to fostering a workplace that celebrates diversity, promotes equity, and champions inclusion for all.
Our workforce drives our success in delivering peer-leading results. To support our team members and their variety of needs, we provide flexible work arrangements, including remote work opportunities, which are utilized by approximately two-thirds of our permanent employees. This predominantly remote work environment enables us to expand our talent search across the nation, fostering greater diversity in our workforce and providing us access to an expanded pool of potential talent. While we remain committed to hiring talented individuals from our local communities, our flexible policies empower us to attract highly skilled candidates from a wide range of backgrounds, experiences, and perspectives beyond our core operating areas. This approach strengthens our ability to build an inclusive and dynamic team that reflects the communities we serve.
We continually assess and enhance our employee experience through regular reviews, incorporating insights from annual employee engagement surveys, internal workforce feedback, turnover rate analysis, external brand impressions, and benchmarking against industry peers. Based on the outcomes of these evaluations, we consider whether, and how, to take further action that aligns with our strategic goals. For example, one strategic goal is to ensure a robust employee pipeline for the long-term that includes individuals from traditionally underserved backgrounds.
2024 brought four impactful initiatives: (i) we hosted our third annual Qrew Camp event, a two-day immersive experience designed for rising eighth and ninth graders, providing valuable insights into the natural gas industry and career opportunities within the field; (ii) we were a sponsor of the Bender Leadership Academy, and hosted our second Disability Mentoring Day, a meaningful initiative aimed at fostering mentorship and support for individuals with disabilities as they navigate their career paths; (iii) we welcomed two new student interns from Nazareth Prep, a local school within our operating region, where students come from traditionally underserved backgrounds; and (iv) we partnered with Junior Achievement of Western Pennsylvania through their BizTown program for students, aligning with our workforce programs by highlighting a day in the life of a professional at EQT.
(1)
Employee engagement was measured through an employee engagement survey conducted by Energage, LLC in November 2024.

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2025 Proxy Statement Summary

Additionally, our cloud-based, digital work environment enables a modern, innovative, collaborative, and digitally-enabled work environment, which we use to, among other things, enhance our shared culture by engaging directly with our employees by sharing Company updates and personal accomplishments. We also leverage this platform to solicit suggestions and comments from all employees. We believe that this helps promote real-time feedback and a greater degree of employee engagement, laying the technological foundation for the success of our remote workforce.
We understand that providing employees with the resources and support they need to live a physically, mentally, and financially healthy life is critical for sustaining a workplace of choice. To ensure that we continue meeting the needs of our workforce, we conduct an annual benefits survey. This survey allows us to gather invaluable feedback from employees, shaping the evolution of our benefits offerings and reinforcing our commitment to listening to and supporting our team.
In response to feedback from the 2024 survey, we rolled out the addition of a new dental plan option. This enhancement provides employees with greater flexibility in choosing coverage that aligns with their personal and family needs.
Our holistic approach to employee well-being extends beyond traditional benefits. We continue to provide subsidized health insurance, a company contribution and match on 401(k) retirement savings, the opportunity to participate in an employee stock purchase plan, paid maternity and paternity leave, flexible work arrangements, volunteer time off, and a company match on employee donations to qualified non-profits. Additionally, our commitment to work-life balance is evident in the flexibility of our “9/80” work schedule, allowing employees to choose a unique arrangement that suits their lifestyle. These initiatives collectively reinforce our dedication to fostering a thriving and supportive workplace environment.
In 2024, we continued our “equity for all” program for the fourth consecutive year. Building on the success of prior years, we extended equity compensation awards to all permanent employees, marking another milestone in our commitment to fostering a diversified and ownership-driven culture. With the “equity for all” program, every permanent employee becomes an owner in our Company, providing them with a direct opportunity to share in our financial success.
It is important to note that these equity grants are in addition to, and not in lieu of, the existing compensation opportunities for our valued employees. Our belief in the merits of the “equity for all” compensation program is grounded in its ability to enhance internal pay equity, acknowledge the contributions of every employee in a meaningful way, and align the interests of our entire workforce with the overarching goal of achieving long-term shareholder value creation.
We remain dedicated to providing our employees with opportunities that go beyond conventional compensation, empowering them as partners in our collective success.
EQT CORPORATION 2025 PROXY STATEMENT | 9

2025 Proxy Statement Summary

Shareholder Engagement

Our executive and investor relations team is highly engaged and accessible to shareholders. The team not only welcomes interactions, but also actively seeks feedback. During 2024, our team engaged in over 750 interactions with shareholders (with CEO/CFO participation in over 65% of meetings), including meetings with over 250 individual firms covering more than 70%(1) of our shareholder base. Additionally, the team participated in 11 energy conferences, 7 non-deal roadshows, 11 energy industry forums, and daily/weekly investor relations facilitated meetings.

During 2024, our shareholder engagement program addressed numerous topics that were of interest to our shareholders, including:
■
the Equitrans Midstream Corporation acquisition and expected synergy capture;

■
balance sheet improvements underpinned by the completed northeast PA non-operated asset sales and midstream joint venture;

■
material completions and operational efficiency gains;

■
continued strong well performance;

■
our strategic curtailment program;

■
the outlook for natural gas demand growth;

■
our evolving hedging philosophy;

■
the achievement of our 2025 net zero goal; and

■
the broader natural gas macro environment.

(1)
As of September 30, 2024.

Shareholder Say-on-Pay Approval at the 2024 Annual Meeting
98% Shareholder Say-on-Pay Approval
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2025 Proxy Statement Summary

EQT Business Highlights

Our operational strategy focuses on the successful execution of combo-development projects. Combo-development refers to the development of several multi-well pads in tandem. We believe that combo-development projects are key to delivering sustainably low well costs and higher returns on invested capital. Our business model enables us to generate durable free cash flow and correspondingly, we have implemented a robust capital allocation strategy directed at responsibly developing our assets and positioning us for organic growth, while also returning capital to our shareholders through a combination of debt retirements, a base dividend and opportunistic share repurchases. We are also focused on maintaining and strengthening our investment grade credit metrics, which improve our access to reliable, low-cost capital throughout market cycles.
We believe that our proprietary digital work environment, the size and contiguity of our asset base, and our robust midstream pipeline network, uniquely position us to execute on a multi-year inventory of combo-development projects in our core acreage position. Our operational strategy employs this differentiation to advance our mission of being the operator of choice for all stakeholders, while simultaneously helping to address energy security and affordability both domestically and globally.
In 2024, we maintained our focus on achieving peak performance, generating meaningful value for our shareholders. We have outlined below a few of our 2024 business highlights.
2024 Business Highlights
■
Generated $2.8 billion of net cash provided by operating activities and $695 million of free cash flow.(1)

■
Successfully completed the acquisition of Equitrans Midstream Corporation in July 2024, making EQT America’s only large-scale, vertically integrated natural gas business.

■
Generated a combined approximately $1.7 billion in net cash proceeds during 2024 from two sales of non-operated natural gas assets in Northeast Pennsylvania.

■
Formed a midstream joint venture with funds managed by Blackstone Credit & Insurance, consisting of EQT’s ownership interest in high quality contracted infrastructure assets that provided EQT with approximately $3.4 billion of net cash proceeds in exchange for a non-controlling common equity interest in the joint venture.

■
Successfully retired $4.3 billion aggregate principal of senior notes and outstanding term loan.

■
Distributed $327 million in dividends to our shareholders during 2024.

(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

PERFORMING FOR ALL STAKEHOLDERS	Executing on financial guidance Capturing accretive opportunities Strengthening our balance sheet	Achieved our 2025 net zero goal Returning capital to shareholders Executing with vision and purpose
The above information is described more fully in the Company’s 2024 Annual Report, which we filed with the SEC on February 19, 2025.
EQT CORPORATION 2025 PROXY STATEMENT | 11

2025 Proxy Statement Summary

Executive Compensation Highlights

Compensation Philosophy
EQT firmly believes in pay for performance. Our executive compensation programs are designed to incentivize our executives to implement and execute our corporate strategy. All executive compensation programs continue to be tied to our financial performance, support our commitment to good compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
2024 Compensation Mix
(1)
Reflects 2024 compensation, as reported in the Summary Compensation Table, for our NEOs other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2024 for each of Messrs. Knop, Duran, Jordan, and Wingo, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for purposes of this illustration).

For a further discussion of the alignment of the NEOs’ compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” under the section entitled “Compensation Discussion and Analysis.”
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Corporate Governance and Board Matters

Proposal 1―Election of Directors

Our directors are elected annually for one-year terms. Notwithstanding the expiration date of their term, each director holds office until their successor is elected and qualified; provided, however, that each director has agreed to resign the day following the annual meeting date immediately following such director’s 74th birthday (or, in the case of Mr. Vagt, the day following the date of the 2026 annual meeting if he is then serving as director), as required by our Amended and Restated Bylaws, as amended effective July 18, 2024 (our “Bylaws”) and consistent with our Corporate Governance Guidelines.
Under EQT’s Restated Articles of Incorporation, as amended, and Bylaws, we may have a minimum of five and a maximum of 15 directors. By majority vote, the Board may set the number of directors within this range at any time.
Pursuant to the Agreement and Plan of Merger, dated as of March 10, 2024 (the “Merger Agreement”), by and among the Company, certain indirect wholly owned subsidiaries of the Company, and Equitrans Midstream Corporation (“Equitrans”), on July 22, 2024, in connection with the closing of our acquisition of Equitrans, the Board increased the number of directors on the Board by three members (to the current 14) and appointed Vicky A. Bailey, Thomas F. Karam, and Robert F. Vagt (collectively, the “Equitrans Designees”), each of whom was a member of the board of directors of Equitrans prior to the closing, to the Board.
Our current Board consists of 14 members. The current terms of all 14 directors expire at the 2025 Annual Meeting, and 10 of such directors have been nominated and have agreed to stand for reelection at the 2025 Annual Meeting. As of the 2025 Annual Meeting, the size of the Board will be reduced from 14 to 10 members, as Mses. Beebe, Carrig and Powers and Mr. McManus are not standing for reelection at the 2025 Annual Meeting.
Section 3.07 of the Company’s Amended and Restated Bylaws (the “Bylaws”) generally prohibits a director from standing for re-election at the annual meeting of shareholders next following his or her 74th birthday (the “Mandatory Retirement Age”). Consistent with the Company’s agreement under the Merger Agreement to take all necessary action to nominate the Equitrans Designees for election to the Board at the 2025 Annual Shareholders Meeting, on July 18, 2024, upon approval by the Company’s shareholders of the proposals presented at the Company’s special meeting of shareholders held on such date pursuant to the Merger Agreement, the Company’s Bylaws were amended in order to exempt from the Mandatory Retirement Age restriction the Equitrans Designees until the date of the Company’s 2026 annual shareholders meeting. On this basis, Mr. Vagt, currently age 77, qualifies for nomination and election at the 2025 Annual Shareholders Meeting.
Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice, an executive officer of the Company) are not independent. The Board has determined that each of EQT’s other eight director nominees is independent under the New York Stock Exchange (“NYSE”) listing standards.
The persons named as proxies will vote for each of the director nominees, unless you vote against or abstain from voting for or against one or more of the director nominees. Each of the 10 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the 2025 Annual Meeting, the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the size of the Board.
Each director nominee must be elected by a majority of the votes cast “for,” and votes may not be cumulated. In addition, in accordance with our Bylaws, each director nominee has submitted an
EQT CORPORATION 2025 PROXY STATEMENT | 13

Corporate Governance and Board Matters

irrevocable conditional resignation to be effective if they receive a greater number of votes “against” than votes “for” in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the votes. The Board’s determination will be made without the participation of any director nominee whose resignation is under consideration with respect to the election and the Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the SEC.
The Board of Directors recommends a vote FOR the election of each of the following director nominees to serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders.
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Corporate Governance and Board Matters

Director Nominees

Information with respect to our director nominees is as of  [March 3], 2025.
COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	Vicky A. Bailey	Age 72 Independent Director since July 2024

SUMMARY
■
President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm (2005 to present)

■
Former director of EQT Corporation (2004 to 2018) and Equitrans Midstream Corporation (2018 until its acquisition by EQT in 2024)

■
Former director of Cheniere Energy (2005 to 2023)

■
Former Assistant Secretary, U.S. Department of Energy (domestic policy and international affairs) (2001 to 2004)

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Former Commissioner, Federal Energy Regulatory Commission (1993 to 2000)

OTHER PUBLIC COMPANY BOARDS
■
Occidental Petroleum Corp. (NYSE: OXY), a global oil and gas exploration and production company (2022 to present)

■
TXNM Energy, Inc. (NYSE: TXNM) (formerly PNM Resources, Inc.), an energy holding company with regulated electric utilities in New Mexico and Texas (2019 to present)

QUALIFICATIONS
The Board values Ms. Bailey’s substantial regulatory and senior management experience in the energy industry, which enables her to provide valuable insights into issues facing the Company’s regulated transmission business and interactions with regulatory agencies and with respect to energy policy issues. Ms. Bailey brings significant public company board experience.

COMMITTEES ■ Audit ■ Corporate Governance	Lee M. Canaan	Age 68 Independent Director since July 2019

SUMMARY
■
Founder and Portfolio Manager, Braeburn Capital Partners, LLC, a private investment management firm (2003 to present)

■
Member of the Board of Aethon Energy, LLC, a privately-held exploration and production company (2018 to present)

■
Former Director of ROC Energy Acquisition Corp., a special purpose acquisition company (2021 to 2023)

OTHER PUBLIC COMPANY BOARDS
■
PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) (NYSE: PHX), a non-operated oil and gas minerals holding company (2015 to present)

QUALIFICATIONS
Ms. Canaan’s energy expertise and extensive experience in capital markets, financial analysis, mergers and acquisitions, and strategic and business turnarounds, as well as her current and prior public-company board experience, provide significant value and perspectives to the Board.

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Corporate Governance and Board Matters

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Frank C. Hu	Age 63 Independent Director since October 2021

SUMMARY
■
Former Investment Analyst and Vice President, Capital World Investors, an investment group in the Capital Group Companies, Inc. (2003 to 2017)

■
Former Manager of Project Finance, Corporate Treasury, Unocal Corporation (2002 to 2003)

■
Former Global Energy Practice Consultant, McKinsey & Company (2000 to 2002)

OTHER PUBLIC COMPANY BOARDS
■
Viper Energy Partners LP (NYSE: VNOM), a limited partnership formed by Diamondback Energy, Inc. to own interests in oil and natural gas properties primarily in the Permian Basin (2022 to present)

QUALIFICATIONS
The Board values Mr. Hu’s robust experience in the finance and oil and gas industry. His combined strengths of executive leadership and experience managing downstream and business development segments, together with his strong oil and gas investment background, bring valuable perspectives and experience to the Board.

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Dr. Kathryn J. Jackson	Age 67 Independent Director since July 2019

SUMMARY
■
Former Director of Energy and Technology Consulting, KeySource, Inc. (2015 to 2021)

■
Former Senior Vice President and Chief Technology Officer, RTI International Metals (acquired by Alcoa Corporation) (2014 to 2015)

■
Former Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC (2009 to 2014)

■
Former Director of Rice Energy Inc. (April 2017 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Cameco Corporation (NYSE: CCJ), a global provider of uranium fuel (2017 to present)

■
Portland General Electric Company (NYSE: POR), a fully integrated energy company (2014 to present)

QUALIFICATIONS
The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board. Dr. Jackson also has extensive experience serving on a number of public company boards.

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Corporate Governance and Board Matters

COMMITTEES ■ Public Policy and Corporate Responsibility	Thomas F. Karam	Age 66 Director since July 2024

SUMMARY
■
Former Executive Chairman of Equitrans Midstream Corporation (2024 until its acquisition by EQT on July 22, 2024)

■
Former Chairman of the Board of Directors and Chief Executive Officer of Equitrans Midstream Corporation (July 2019 through 2023) and former President and Chief Executive Officer of Equitrans Midstream Corporation (September 2018 to July 2019)

■
Former President, Midstream (August 2018 to the spin-off of Equitrans Midstream Corporation in November 2018 (the “ETRN Spin-off”) and former director of EQT (November 2017 to the ETRN Spin-off)

■
Founder and former Chairman, Karbon Partners, LLC (April 2017 to August 2018)

■
Founder and former Chairman and Chief Executive Officer of PennTex Midstream Partners, LP (2014 until sale of its general partner to Energy Transfer Partners in 2016)

QUALIFICATIONS
Having served as a senior executive and entrepreneur in the midstream sector for over 25 years, the Board values Mr. Karam’s extensive executive leadership and midstream business experience. The Board also benefits from Mr. Karam’s deep knowledge and understanding of the recently acquired Equitrans Midstream Corporation business assets.

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	John F. McCartney	Age 72 Independent Director since July 2019

SUMMARY
■
Chair Member, Quantuck Advisors LLP, an investment management firm (1998 to present)

■
Former non-executive Chairman of the Board of Huron Consulting Group, Inc. (Nasdaq: HURN), a management consulting firm (2010 to present)

■
Former Director of Rice Energy, Inc. (2015 until its acquisition by EQT in 2017)

■
Former Director of Datatec Limited, an international ICT solutions and services company (2007 to 2023)

OTHER PUBLIC COMPANY BOARDS
■
Granite Ridge Resources, Inc. (NYSE: GRNT), a non-operated oil and natural gas exploration and production company (2022 to present)

■
Huron Consulting Group Inc. (Nasdaq: HURN) (2004 to present)

QUALIFICATIONS
The Board values the extensive experience Mr. McCartney brings to the Board. Having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company, and his deep governance and accounting experience, are invaluable to the Company.

EQT CORPORATION 2025 PROXY STATEMENT | 17

Corporate Governance and Board Matters

COMMITTEES ■ Public Policy and Corporate Responsibility	Daniel J. Rice IV	Age 44 Director since November 2017

SUMMARY
■
Chief Executive Officer, NET Power Inc. (2023 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Former Chief Executive Officer and Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017) and Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (2014 to 2017)

■
Former Vice President and Chief Financial Officer, Rice Energy Inc. (2008 to 2013) and Chief Operating Officer, Rice Energy Inc. (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS
■
NET Power Inc. (NYSE: NPWR), a clean energy technology company (2023 to present)

QUALIFICATIONS
With over a decade of experience in the natural gas industry, coupled with his experiences as the Chief Executive Officer of NET Power Inc. and Rice Energy Inc., the Board highly values Mr. Rice’s senior leadership insights, as well as his extensive oil and gas industry expertise.

Toby Z. Rice	Age 43 Director since July 2019

SUMMARY
■
President and Chief Executive Officer, EQT (2019 to present)

■
Partner, Rice Investment Group (2018 to present)

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Former President and Chief Operating Officer, Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

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Co-founder and Former Chief Executive Officer, Rice Energy Inc. (2007 to 2013)

■
Former Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

QUALIFICATIONS
The Board holds in high esteem Mr. Rice’s experience and strong leadership skills. His considerable operational, technical, cultural, and executive experience in the oil and gas industry, including Mr. Rice’s prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

COMMITTEES ■ Audit ■ Management Development and Compensation	Robert F. Vagt	Age 77 Independent Director since July 2024

SUMMARY
■
Former director of both EQT Corporation (2017 to 2018) and Equitrans Midstream Corporation (2018 until its acquisition by EQT in 2024)

■
Former director, Rice Energy Inc. (2014 to 2017)

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Former President, The Heinz Endowments (2008 to 2014)

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Former President, Davidson College (1997 to 2007)

OTHER PUBLIC COMPANY BOARDS
■
Kinder Morgan, Inc. (NYSE: KMI), an energy infrastructure company (2012 to present)

QUALIFICATIONS
The Board values Mr. Vagt’s significant executive and operational oil and gas industry experience, as well as the experience and broad perspectives he brings from his professional background serving in both the public and private sectors and as a director of both upstream and midstream businesses. Mr. Vagt also has extensive public company board experience.

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Corporate Governance and Board Matters

COMMITTEES ■ Audit ■ Management Development and Compensation	Hallie A. Vanderhider	Age 67 Independent Director since July 2019

SUMMARY
■
Former Managing Director, SFC Energy Management LP (2016 to 2022)

■
Former Managing Partner, Catalyst Partners LLC (2013 to 2016)

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Former President and Chief Operating Officer, Black Stone Minerals Company, L.P. (2007 to 2013)

■
Former Director, Noble Midstream GP LLC, the general partner of Noble Midstream Partners LP, a master limited partnership that provided oil, natural gas, and water-related midstream services (2016 to 2021)

OTHER PUBLIC COMPANY BOARDS
■
Oil States International (NYSE: OIS), a global provider of manufactured products and services to the oil and natural gas, industrial, and military sectors (2019 to present)

QUALIFICATIONS
Ms. Vanderhider’s in-depth knowledge of energy finance and her demonstrated management and operational experience, including her prior roles as Chief Operating Officer and Chief Accounting Officer in the oil and gas industry, adds to our Board’s deep bench of experience and knowledge. Ms. Vanderhider also has extensive board experience.

EQT CORPORATION 2025 PROXY STATEMENT | 19

Corporate Governance and Board Matters

Director Time Commitment Considerations

In evaluating nominees to serve on our Board, the Corporate Governance Committee and the Board consider, among other things, potential time constraints on a director nominee’s ability to effectively fulfill their duties as a director of EQT, especially with respect to the director nominee’s expected time commitments serving as a director and/or executive of other public companies.
EQT’s Corporate Governance Guidelines:
■
prohibit a non-employee director of EQT from serving concurrently on the boards of more than four publicly traded companies (including EQT’s Board); and

■
prohibit any EQT director who serves as the Chief Executive Officer of a publicly traded company (including EQT) from serving concurrently on the boards of more than two publicly traded companies (including EQT’s Board).

Board Meetings

In 2024, the Board held five regular meetings and seven special meetings. The independent directors met five times in executive session without management present and with our independent Board Chair presiding. Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees. While the Company does not have a formal policy on director attendance at annual meetings, it strongly encourages its directors to attend the annual meeting of shareholders. All then-serving directors attended the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), which was held in a virtual-only meeting format.
Board Committees

The Board maintains four standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Committee charters are reviewed annually by the Corporate Governance Committee and the Board. The current members and chair of each standing committee are presented below. The Corporate Governance Committee and the Board annually review, and the Board annually appoints, the members and the chair of each standing committee, with any changes to committee membership or committee chairs typically made effective as of immediately following the Company’s annual shareholders meeting (though the Board may, from time to time, also make changes to committee membership or committee chairs outside of this normal annual process). The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
All standing committee charters are available on our website at ir.eqt.com/investor-relations/governance.
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Corporate Governance and Board Matters

Audit Committee	Meetings Held in 2024: 7
MEMBERS(1) ■ Lee M. Canaan ■ Frank C. Hu ■ Dr. Kathryn J. Jackson ■ Anita M. Powers ■ Robert F. Vagt ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Audit Committee:
■
oversees the accounting and financial reporting processes and related disclosure matters;

■
oversees the audits and integrity of financial statements;

■
oversees the qualifications, independence, and performance of our registered public accountants;

■
oversees the qualifications and performance of the internal audit function;

■
reviews and makes recommendations regarding risks relating to cybersecurity, and such of the Company’s other Tier 1 risks as may be delegated to the Audit Committee by the Board; and

■
oversees compliance with legal and regulatory requirements, including EQT’s Code of Business Conduct and Ethics.

The Audit Committee has the sole authority to appoint and replace the Company’s registered public accountant, and may engage other advisors (including independent counsel). For additional information regarding Audit Committee responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight.”

INDEPENDENCE AND QUALIFICATIONS
Each member of the Audit Committee is:
■
independent under our Corporate Governance Guidelines and applicable NYSE listing standards (including the enhanced independence standards for audit committee members under the NYSE listing standards) and SEC rules; and

■
financially literate under the applicable NYSE listing standards.

The Board has determined that Mses. Canaan and Vanderhider and Messrs. Hu and Vagt each qualifies as an “audit committee financial expert.” The designation as an audit committee financial expert does not impose upon such designees any duties, obligations, or liabilities that are greater than those of any other member of the Audit Committee and the Board.

(1)
Ms. Powers is not standing for reelection at the 2025 Annual Meeting.

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Corporate Governance and Board Matters

Corporate Governance Committee	Meetings Held in 2024: 6
MEMBERS(1) ■ James T. McManus II ■ Vicky A. Bailey ■ Lydia I. Beebe ■ Lee M. Canaan ■ Janet L. Carrig ■ John F. McCartney

PRIMARY RESPONSIBILITIES
The Corporate Governance Committee:
■
establishes and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board;

■
identifies individuals qualified to become Board members and recommends director nominees for each annual meeting of shareholders;

■
develops and recommends to the Board a set of Corporate Governance Guidelines;

■
recommends membership for each committee of the Board, including committee chairs;

■
recommends an appropriate compensation structure for the directors, including administration of equity plans for directors;

■
coordinates the Board’s assignment of risk oversight duties among the Board and its committees;

PRIMARY RESPONSIBILITIES (CONT.)
■
addresses conflicts of interest, related person transactions, and independence; and

■
makes other recommendations to the Board regarding the governance of EQT.

INDEPENDENCE AND QUALIFICATIONS
Each member of the Corporate Governance Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards.

(1)
Mses. Beebe and Carrig and Mr. McManus are not standing for reelection at the 2025 Annual Meeting.

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Corporate Governance and Board Matters

Management Development and Compensation Committee	Meetings Held in 2024: 9
MEMBERS(1) ■ Janet L. Carrig ■ Lydia I. Beebe ■ James T. McManus II ■ Anita M. Powers ■ Robert F. Vagt ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Management Development and Compensation Committee (the “Compensation Committee”):
■
reviews and approves the performance and compensation of our executive officers;

■
reviews and approves all compensation plans, including employment and severance agreements for our executive officers;

■
identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives;

■
oversees and, where required by law, administers benefit plans, incentive-based compensation plans, and other equity-based plans; and

■
reviews the Company’s succession plan for all executive officers.

The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to employees and committees consisting of employees of the Company, subject to applicable rules and regulations.
INDEPENDENCE AND QUALIFICATIONS
Each member of the Compensation Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

(1)
Mses. Beebe, Carrig and Powers and Mr. McManus are not standing for reelection at the 2025 Annual Meeting.

Public Policy and Corporate Responsibility Committee	Meetings Held in 2024: 5
MEMBERS ■ Frank C. Hu ■ Vicky A. Bailey ■ Dr. Kathryn J. Jackson ■ Thomas F. Karam ■ John F. McCartney ■ Daniel J. Rice IV

PRIMARY RESPONSIBILITIES
The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, and sustainability.

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Board Leadership Structure

We separate the roles of Board Chair and CEO, and our Corporate Governance Guidelines require that our Board Chair be an independent director to aid in the Board’s oversight of management. The Board believes that there are advantages to having an independent director serve as Board Chair, including supporting the independent oversight of the Company, facilitating relations among the Board, the CEO, and other senior management, assisting the Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, and supporting the efficient allocation of oversight responsibilities between the independent directors and management.
Pursuant to the Company’s Corporate Governance Guidelines, the independent Board Chair has the following responsibilities:
■
presides at all meetings of the Board and at all meetings of the independent directors in executive session and at shareholder meetings, including the annual meeting of shareholders;

■
manages the Board to ensure that it operates effectively and encourages active engagement by all the members of the Board;

■
communicates the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promotes effective relationships and open communication between individual non-employee directors and the CEO;

■
determines, with the CEO and taking full account of the issues and concerns of all directors, the agenda for meetings of the Board and ensures that there is sufficient time for decision-making by the Board;

■
ensures that members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

■
monitors effective implementation of the Board’s decisions;

■
consults with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings, and reviews meeting agendas;

■
provides input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

■
ensures that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

■
serves as the designated director to speak with major shareholders (when requested) to ensure that the Board develops an understanding of shareholder views and receives, on the Board’s behalf, communications from interested parties;

■
serves in an increased role in crisis management, as appropriate; and

■
establishes and maintains a close relationship of trust with the CEO by providing support and advice while respecting executive responsibility and leadership.

The Board annually appoints the independent Board Chair to serve for a one-year term, but an independent director may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board. Lydia I. Beebe currently serves as our independent Board Chair, a position she has held since 2020. Effective as of immediately following the 2025 Annual Meeting, Thomas F. Karam will assume the role of independent Board Chair.
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Board’s Role in Risk Oversight

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Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is chaired by our General Counsel and includes each of our executive officers.
The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported annually to the Board.
Cybersecurity Risk Oversight

Management of cybersecurity risk remains an important area of focus for our Company. At the management level, we maintain an Enterprise Risk Committee, composed of key members of our senior management, that oversees the identification and management of corporate-level risks, including cybersecurity risks, using the COSO Enterprise Risk Management Framework. Our Enterprise Risk Committee has delegated to our Chief Information Officer primary responsibility for identifying and managing cybersecurity-related risks. Our Information Security team, which is led by our Vice President, Information Technology and overseen at the executive level by our Chief Information Officer, manages our enterprise cybersecurity program and is responsible for managing all reported cybersecurity threats and addressing matters relating to cybersecurity risk, information security, and technology risks.
The Board, with a primary focus on policy, oversight, and strategic direction, oversees management’s development and maintenance of the enterprise cybersecurity program and its actions to identify, assess, mitigate, and remediate cybersecurity threats to the Company. The Board has delegated to its Audit Committee primary responsibility for regular oversight of cybersecurity risks at the Board-level, and this responsibility is reflected in the Audit Committee’s Charter. Our Chief Information Officer provides quarterly reports to the Audit Committee regarding cybersecurity matters and our enterprise cybersecurity program. The Board receives regular reports from the Audit Committee Chair, including with respect to cybersecurity matters, as appropriate. Our Board would be promptly informed upon identification of any material cybersecurity event.
Please refer to Item 1C. Cybersecurity in Part I of our 2024 Annual Report for additional information regarding cybersecurity matters.
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Director Nominations

General Process for Director Nominations
The Corporate Governance Committee identifies and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommends to the Board the director nominees for election at each annual meeting of shareholders. The Corporate Governance Committee typically considers new director nominees following the resignation or retirement of a director or to fill an evolving skill or expertise need identified by the Board. The Corporate Governance Committee will consider candidates from a variety of sources, including recommendations from shareholders, directors, and members of management, and has in the past utilized third-party search firms to assist in identifying potential director candidates.
The Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the director nominee. Accordingly, all potential director nominees, including individuals recommended by shareholders for consideration as possible director candidates, are assessed using the guidelines outlined below. Possible director nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential director nominees, from time to time.
Individual Qualifications
■
Possesses integrity, competence, insight, creativity, and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance

■
Has attained a prominent position in their field of endeavor

■
Possesses broad business experience

■
Has the ability to exercise sound business judgment

■
Is able to draw on their past experience relative to significant issues facing the Company

■
Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

■
Has sufficient time and dedication for preparation and participation in Board and committee deliberations

■
Has no conflict of interest

■
Meets such standards of independence and financial knowledge as may be required or desired

■
Possesses attributes deemed to be appropriate given the then-current needs of the Board

Composition of the Board as a Whole	■ A diversity of background, perspective, and skills related to our business ■ A diversity of race/ethnicity, gender, and age
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Shareholder Nominations
Shareholders may recommend to the Corporate Governance Committee individuals for the Corporate Governance Committee to consider as possible future director nominees in its normal course of evaluating Board composition and succession planning. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the attention of the Company’s Corporate Secretary (see “How do I contact EQT’s Corporate Secretary” below).
Any shareholder desiring to effect the nomination of an individual for election to the Company’s Board must submit the information as set forth in the Company’s Bylaws, which must be delivered in writing to the Corporate Secretary at the principal executive offices of the Company, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of 20 or fewer shareholders, in each case, owning an aggregate of at least 3% of the voting power entitled to vote in the election of directors continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, may nominate and include in EQT’s proxy statement director nominees constituting the greater of  (i) two directors and (ii) the largest whole number that does not exceed 20% of the Board, provided that the shareholder or group of shareholders that satisfy the requirements of Section 1.11 of the Bylaws expressly elects at the time of providing the written notice required by Section 1.11 of the Bylaws to have its nominee included in the Company’s proxy materials and that such written notice of nomination is submitted in writing and delivered to EQT’s Corporate Secretary at EQT’s principal executive offices not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders and include the information as set forth in the Company’s Bylaws.
Please note that the foregoing is intended as a summary of requirements associated with the process for shareholders to nominate individuals for election to the Company’s Board. Shareholders desiring to nominate an individual for election to the Company’s Board should refer to and review the Company’s Bylaws, which contain further details regarding requirements for the director nomination process. A copy of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary.
Our Board Composition
Consistent with our core values, our Board promotes a culture that recognizes the value and benefits afforded by individuals with various backgrounds, skills, and experiences at the Company. The Board believes that such characteristics afford the opportunity for a variety of points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.
Our Board benefits from the diverse backgrounds, skills, and experiences of our directors (please refer to the “Snapshot of Director Nominees” section above for a graphic illustration of our directors’ collective skills and experience). Our Board also benefits from a significant variety of racial/ethnic and gender characteristics, with 50% of our director nominees self-identifying as racially, ethnically, or gender diverse.
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(1)
Mses. Beebe, Carrig and Powers and Mr. McManus are excluded as they are not standing for reelection at the 2025 Annual Meeting.

We believe that our Board benefits from a variety of backgrounds, skills, and experience, including as reflected in the graphic above. While we do not have a formal policy addressing diversity, the benefits afforded by including individuals with diverse backgrounds, skills, and experiences continues to be an important consideration in assessing the Board’s overall mix of skills, experience, and backgrounds. We recognize the importance of diversity to our stakeholders and welcome continued dialogue with our investors on this topic.
Contacting the Board

Interested parties may communicate directly with members of our Board, individually or as a group, through email or written correspondence, as detailed below.
Interested parties may communicate directly with the Board (and with the independent Board Chair and our other independent directors, individually or as a group) by sending an email to:	independentchair@eqt.com
The Corporate Secretary or an appropriate individual on his staff will receive the communications and promptly deliver the communications to the appropriate director or directors, unless the communications are junk mail, spam, or mass mailings.

Interested parties may also write to the independent Board Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, in care of the Corporate Secretary:
EQT Corporation c/o Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
Our independent Board Chair serves as the presiding director for each executive session of the non-management directors and of the independent directors. Interested parties may contact our independent Board Chair through email or written correspondence, as detailed above.
Governance Principles

Our Board and senior leadership team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory
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changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus on delivering long-term shareholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governance Principle		EQT’s Practice
1	Accountability to shareholders
■
All directors are elected annually, which reinforces our Board’s accountability to shareholders

■
Eligible shareholders that satisfy all applicable requirements may include their director nominees in our proxy materials

2	Proportionate and appropriate shareholder voting rights	■ EQT has one class of voting stock ■ We believe in a “one share, one vote” standard ■ We do not have a “poison pill” ■ We have a majority voting standard for uncontested director elections
3	Regular and proactive shareholder engagement
■
Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

■
Our management team engages with our largest shareholders’ governance teams on governance, strategy, compensation, human capital management, and sustainability matters

■
During 2024, our team met with shareholders representing more than 70% ownership of our outstanding shares (as of September 30, 2024)

■
Our directors are available to participate in shareholder engagement when it is helpful or requested

4	Independent Board leadership structure	■ Our Company’s Corporate Governance Guidelines require an independent Board Chair ■ All members of the Audit Committee, Compensation Committee, and Corporate Governance Committee are independent
5	Effective Board policies and practices
■
Our Corporate Governance Guidelines require a majority of our directors to be independent (8 of the 10 director nominees are independent)

■
Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant director skills is presented in our “2025 Proxy Statement Summary” above)

■
The Board seeks to achieve diversity among its members (see “Our Board Composition” above)

■
Each standing Board committee has a charter that is publicly available on the Company’s website and that meets applicable legal requirements and reflects good corporate governance

■
The Company has a Code of Business Conduct and Ethics applicable to all employees (including executive officers) and directors of the Company

■
The Corporate Governance Committee reviews the Company’s governance policies and practices annually and makes recommendations for changes, as appropriate, to the Board

■
All directors attended 75% or more of the combined total of Board and

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Governance Principle		EQT’s Practice

applicable committee meetings in 2024
■
The Board’s independent directors meet regularly in executive session, with the independent Board Chair presiding over all such executive sessions

■
The Board and each of the standing committees engage in meaningful annual self-assessments that involve, among other matters, consideration of individual director performance

■
The Company’s directors are encouraged to participate in continuing educational programs relating to corporate governance and business-related issues, and the Company provides funding and/or reimbursement for these activities

6	Management incentives that are aligned with the long-term strategy of the Company
■
We require robust stock ownership for our directors (five times annual cash retainer), President and CEO (eight times base salary), and other NEOs (three times base salary)

■
Our executive compensation program has historically been well supported by shareholders, as is evidenced by last year’s say-on-pay vote, which received 98% shareholder support

■
The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies and reviews and certifies performance and funding

■
Our compensation philosophy and practices are focused on designing management incentive compensation programs to align incentive compensation opportunity with achieving the Company’s short- and long-term goals and creating long-term shareholder value

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including:
■
A copy of the charter of each standing committee of the Board

■
Our Corporate Governance Guidelines

■
Our Code of Business Conduct and Ethics

■
Our Human Rights Policy

The corporate governance page can be found at ir.eqt.com/investor-relations/governance
The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Human Rights Policy, and any of the Board committee charters to any shareholder, free of charge, upon written request to the Corporate Secretary.
Director Independence

Pursuant to our Corporate Governance Guidelines, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship (other than their service as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company). To assist it in determining director independence, the Board established guidelines, which are included in our Corporate Governance Guidelines and conform to the independence requirements under the NYSE listing standards.
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The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in the Company’s Corporate Governance Guidelines.
Based on the independence standards set forth in the Company’s Corporate Governance Guidelines, which are consistent with the independence standards of the NYSE, the Board has determined that the following directors have met such standards and are independent of the Company and its management: Mses. Bailey, Beebe(1), Canaan, Carrig(1), Powers(1), and Vanderhider, Messrs. Hu, Karam, McCartney, McManus(1), and Vagt, and Dr. Jackson. With respect to Ms. Bailey and Messrs. Karam and Vagt, each of whom previously served as a director of Equitrans Midstream Corporation (“Equitrans”) prior to the Company’s acquisition of Equitrans in July 2024, in making the affirmative determination that each has no material relationship (other than their respective service as directors) with the Company, the Board considered the transactions described under “Related Person Transactions―Equitrans Midstream Corporation Acquisition” below.
The Board determined that Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice, an executive officer of the Company) are not independent.
Director ownership of Company stock is encouraged and, consistent with NYSE listing standards, is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company, as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” for a description of the equity ownership guidelines for directors.
During the preceding four fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer. Except as noted above with respect to the familial relationship of Mr. Daniel J. Rice IV and Mr. Toby Z. Rice, there are no family relationships among our directors and executive officers.
(1)
Mses. Beebe, Carrig and Powers and Mr. McManus are excluded as they are not standing for reelection at the 2025 Annual Meeting.

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Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons
Under the Company’s Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), management, with the assistance of EQT’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the Related Person Transaction Policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for approval:
■
transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;

■
transactions involving compensation and benefits paid to a director for service as a director of the Company;

■
transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenue;

■
transactions in which the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro rata basis;

■
transactions in which the rates or charges involved are determined by competitive bids;

■
transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

■
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

■
charitable contributions, grants, or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation, or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics and related policies, which require directors and executive officers to
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avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
BACKGROUND
Messrs. Toby Z. Rice and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.
In the months prior to the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), Mr. Toby Z. Rice was a member of the “Rice Team,” an activist campaign that sought to transform the Company, in part, through management change, including by electing Mr. Toby Z. Rice as President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, with Messrs. Toby Z. Rice and Daniel J. Rice IV being elected to the Board, and, immediately following the 2019 Annual Meeting, Mr. Toby Z. Rice was named President and CEO.
On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice as President and CEO of the Company, they voluntarily effect a moratorium on soliciting business with the Company and its subsidiaries until such time as Board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.
Given Mr. Toby Z. Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of  $120,000 may trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.
RIG GOVERNANCE POLICY
Consistent with the requirements of our Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, we developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”). The purpose of the RIG Governance Policy is to establish appropriate corporate governance procedures designed to ensure that potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.
The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply.
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The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.
The RIG Governance Policy implements specific requirements and processes to be followed when we become aware of a potential business relationship proposed to be entered into between us or any of our subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.
In the event that we become aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction will be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the Corporate Governance Committee will consider all relevant facts and circumstances respecting such transaction, and will evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and will take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.
The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.
The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company, in each case, until such time as he ceases to serve as an executive officer of the Company.
Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee regularly reviews the business descriptions of each RIG Portfolio Company, as well as the description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.
Transactions with Related Persons
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2024 requiring disclosure in this proxy statement, other than those disclosed below.
RIG COMPANIES
Cold Bore Technology Inc.
In mid-2020, EQT’s Completions Department identified Cold Bore Technology Inc. (“Cold Bore”), a completions optimization technology vendor, as a candidate for a vendor product trial of its Smart Pad product. RIG holds an approximately 19% equity ownership interest in Cold Bore. As required by the RIG Governance Policy, in March 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group
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determined that the opportunity to pursue the proposed product trial with Cold Bore should be presented to the Corporate Governance Committee.
Accordingly, in April 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with Cold Bore, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Cold Bore, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of Cold Bore for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with Cold Bore for the product trial.
In early 2021, the results of the Cold Bore product trial were presented to and reviewed by the Corporate Governance Committee. After considering the results of the product trial, the Corporate Governance Committee considered a proposed post-trial engagement of Cold Bore for its Smart Pad product. Taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, as noted in the preceding paragraph, the Corporate Governance Committee annually reviewed and approved the engagement of Cold Bore in each of 2021, 2022 and 2023.
In early 2024, the Corporate Governance Committee again reviewed the Company’s engagement of Cold Bore, including the anticipated benefits of the Company’s continued use of Cold Bore’s Smart Pad product and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the continued engagement of Cold Bore by the Company. During 2024, the Company paid Cold Bore consideration in the aggregate amount of approximately $1,338,000.
ComboCurve, Inc.
In mid-2020, EQT’s Asset Performance team identified Inside Petroleum, Inc. (now known as ComboCurve, Inc.) (“ComboCurve”), a vendor for a cloud-based asset management platform supporting, among other things, auto-decline curve analysis, daily calculations, and reserves and economic scenario modeling, as a candidate for a 30-day trial license agreement. RIG holds an approximately 20% equity ownership interest in ComboCurve. As required by the RIG Governance Policy, in July 2020, the Company’s Vice President, Asset Performance, met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed trial license. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed trial license with ComboCurve should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed trial license with ComboCurve, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in ComboCurve, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of ComboCurve for the trial license. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with ComboCurve for the trial license.
In October 2020, the Company’s Vice President, Asset Performance, updated the Corporate Governance Committee on the results of the ComboCurve product trial and presented a proposal for the Company to enter into a post-trial license agreement for the Company’s use of the ComboCurve product. The Corporate Governance Committee reviewed the proposed license arrangement, including the anticipated benefits to the Company, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the Company’s entry into a license with ComboCurve.
The Corporate Governance Committee annually reviewed and approved the Company’s license with ComboCurve in each of 2021, 2022 and 2023, including the anticipated benefits of the Company’s
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continued use of ComboCurve’s licensed product, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee authorized the annual renewal of the license arrangement with ComboCurve.
In 2024, the Corporate Governance Committee again reviewed the Company’s license with ComboCurve as set forth above, including reviewing the ComboCurve opportunity through the Company’s Related Person Transactions Policy, and following such review, the Corporate Governance Committee authorized a two-year renewal of the license arrangement with ComboCurve. During 2024, the Company paid ComboCurve consideration in the aggregate amount of approximately $255,000.
QUANTUM ENERGY PARTNERS
Background
On August 22, 2023, the Company completed its acquisitions (the “Tug Hill and XcL Midstream Acquisitions”) of upstream assets from THQ Appalachia I, LLC (the “Upstream Seller”) and gathering and processing assets from THQ-XcL Holdings I, LLC (the “Midstream Seller”) through the acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC pursuant to that certain Amended and Restated Purchase Agreement, dated December 23, 2022, entered into by and among EQT Corporation, EQT Production Company (a wholly-owned subsidiary of EQT Corporation), the Upstream Seller, and the Midstream Seller.
The purchase price for the Tug Hill and XcL Midstream Acquisitions consisted of 49,599,796 shares of EQT’s common stock (the “Stock Consideration”) and approximately $2.4 billion in cash, subject to customary post-closing adjustments. As a result of the issuance of the Stock Consideration at closing, QEM VI, LLC (“QEM VI”), as the managing member of each of Q-TH Appalachia (VI) Investment Partners, LLC and Q-XcL Holdings I (VI) Investment Partners, LLC, became the beneficial owner of greater than 5% of the Company’s issued and outstanding shares of common stock.
Under the terms of an Agreement Containing Consent Order, entered into on August 16, 2023 (the “ACCO”), by the Company, certain affiliates of Quantum Energy Partners, and the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC resolving its review of the Tug Hill and XcL Midstream Acquisitions, on August 24, 2023, EQT Corporation, Q-XcL Holdings I (VI) Investment Partners, LLC (“Q-XcL”), Q-TH Appalachia (VI) Investment Partners, LLC (“Q-TH”), and U.S. Bank Trust Company, National Association (“U.S. Bank” or “Voting Trustee”), entered into a Voting Trustee Agreement (the “Voting Trustee Agreement”), pursuant to which each of Q-XcL and Q-TH (both Quantum Affiliated Entities, as defined below) transferred voting power over the shares of EQT common stock issued by EQT as consideration upon the closing of the Tug Hill and XcL Midstream Acquisitions to the Voting Trustee (U.S. Bank) that will vote, or cause to be voted, all such shares proportionally with respect to the votes cast (with abstentions and broker non-votes not considered votes cast) by all other holders of shares of EQT’s common stock entitled to vote and actually voting on each matter submitted to a vote of EQT’s shareholders. The foregoing description of the Voting Trustee Agreement is not complete and is qualified in its entirety by reference to the copy of the Voting Trustee Agreement filed as Exhibit 9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
As of October 9, 2024, QEM VI had sold all its previously held shares of common stock of the Company and the Voting Trustee Agreement is no longer in effect.
Commercial Transactions with Quantum Affiliated Entities during 2024
During 2024, in connection with our ordinary course business activities, EQT engaged in commercial transactions with certain entities at least partially owned by entities affiliated with QEM VI (collectively “Quantum Affiliated Entities”), as follows:
■
Royalty Distributions (Including Land Payments). During 2024, EQT paid an aggregate amount equal to approximately $40.6 million for royalty distributions (including land payments) arising from our operations to various Quantum Affiliated Entities (of this amount, approximately $31.8 million was paid to Stone Hill Minerals Holdings, LLC; approximately $8.1 million was paid to MCJV Holdings, LLC; and approximately $0.7 million was paid to HG Energy II Appalachia LLC).

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■
Other Operational Transactions. During 2024, EQT paid an aggregate amount equal to approximately $1.1 million for other operational services to various Quantum Affiliated Entities (of this amount, approximately $790,000 was paid to Project Canary for services supporting methane monitoring and responsibly sourced gas (RSG) certification; approximately $166,000 and $68,000 was paid to HG Energy II Appalachia LLC for gathering services and water hauling services, respectively; and approximately $35,000 was paid to Premium Oilfield Technologies, LLC for purchases of consumables for drilling).

Additionally, during 2024, certain subsidiaries of Equitrans Midstream Corporation, which was acquired by the Company in July 2024 (see “Equitrans Midstream Corporation Acquisition” below), received payments in an aggregate amount of approximately $12.3 million from various Quantum Affiliated Entities for midstream services provided by Equitrans Midstream Corporation (of this amount, approximately $12.1 million was paid by HG Energy II LLC and approximately $170,000 was paid by CRP XII Holdings, LLC).
In reviewing and ratifying the foregoing transactions involving Quantum Affiliated Entities, the Corporate Governance Committee considered the various factors specified in the Company’s Related Persons Transactions Policy, including the benefits to the Company of the transactions, the terms of the transactions, and the terms available to unaffiliated third parties generally, and was informed of and considered QEM VI’s interest in the Quantum Affiliated Entities, and determined that it was in the best interest of the Company and its shareholders to ratify and approve the foregoing transactions.
EQUITRANS MIDSTREAM CORPORATION ACQUISITION
Pursuant to the Agreement and Plan of Merger, dated as of March 10, 2024, by and among the Company, certain indirect wholly owned subsidiaries of the Company, and Equitrans Midstream Corporation (“Equitrans”), on July 22, 2024, the Company completed its acquisition of Equitrans (the “Equitrans Acquisition”). In connection with the closing of the Equitrans Acquisition (the “Closing”), effective on July 22, 2024, the Board of Directors of the Company (the “Board”) increased the size of the Board by three members and appointed Vicky A. Bailey, Thomas F. Karam, and Robert F. Vagt (the “Equitrans Designees”), each of whom was a member of the board of directors of Equitrans prior to the closing, to the Board.
Prior to the Closing, Mr. Karam served as Executive Chairman of Equitrans Midstream from January 1, 2024 through the Closing and, prior to that, as Chairman of the Board and Chief Executive Officer from July 2019 through the end of 2023. Prior to the effective time of the Equitrans Acquisition, EQT and its subsidiaries (the “EQT Parties”) obtained midstream and water services from Equitrans and its subsidiaries (the “Equitrans Parties”) in its ordinary course of business, and in connection therewith, the EQT Parties paid the Equitrans Parties approximately $1.2 billion and approximately $578.9 million during the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, and the EQT Parties received approximately $0.4 million and $2.4 million during the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, from the Equitrans Parties for reimbursements, primarily for certain capital projects where work was completed by the EQT Parties. Also, prior to the Mountain Valley Pipeline project beginning commercial service, Mountain Valley Pipeline, LLC (a joint venture of Equitrans and other parties, the operator of which is a subsidiary of Equitrans) purchased natural gas from EQT for use as line pack and paid the EQT Parties approximately $1.2 million during the six months ended June 30, 2024. In addition, EQM, a subsidiary of Equitrans, owns a preferred interest in EQT Energy Supply, LLC, a subsidiary of EQT, which is accounted for as a note payable due to the terms of the operating agreement of EQT Energy Supply, LLC. The principal value of the note payable to EQM was $94.3 million as of December 31, 2022, $88.5 million as of December 31, 2023 and $85.4 million as of June 30, 2024. Pursuant to the note payable to EQM, the EQT Parties paid EQM approximately $5.8 million in principal and approximately $5.1 million in interest during the year ended December 31, 2023 and approximately $3.1 million in principal and approximately $2.4 million in interest during the six months ended June 30, 2024.
In connection with the Closing of the Equitrans Acquisition, Mr. Karam entered into a separation and release agreement confirming his termination of employment with Equitrans Midstream Corporation and
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all Equitrans affiliates at Closing, the severance benefits and payments to which Mr. Karam would be entitled as a result of his termination at Closing, and the obligations of non-competition and non-solicitation that he would be subject to following the Closing. Pursuant to Mr. Karam’s separation and release agreement, Mr. Karam received severance payments of approximately $30.9 million in a combination of cash and equity. The foregoing payments were not contingent on continued service. Other than his services as a director on the EQT Board following his appointment to the Board upon the Closing in July 2024, Mr. Karam did not provide services in 2024 to EQT in any capacity.
OTHER
Certain immediate family members of Mr. Todd M. James, the Company’s Chief Accounting Officer, are parties to existing leases for natural gas exploration and production previously entered into with the Company prior to Mr. James becoming an employee of the Company. During 2024, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $152,000.
Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.
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Directors’ Compensation

Compensation of our non-employee directors is reviewed annually by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors. Mr. Toby Z. Rice’s compensation for service as an executive officer is set forth in the “Summary Compensation Table” below.
In October 2023, the Corporate Governance Committee engaged in its annual review of the Company’s non-employee director compensation and recommended to the Board that no changes be made to director compensation for 2024. In developing this recommendation, the Corporate Governance Committee considered the comprehensive peer company, director compensation benchmarking review that was completed in October 2022, and the changes that were made as a result to 2023 director compensation, and ultimately concluding that the non-employee director compensation program remained effective in recruiting and retaining qualified, experienced, and skilled non-employee directors for 2024.
Cash Compensation
The structure and amount of our 2024 non-employee director cash retainer fees is set forth below.
Annual Cash Retainer(1) (Paid on a Quarterly Basis)
Non-Employee Director Compensation	2024 ($)
Board member	85,000
Independent Board Chair(2)	150,000
Committee Chairs
Audit Committee	25,000
All other committees	15,000
Committee member (excluding Chair)
Audit Committee member	10,000
All other committees(3)	5,000

(1)
All annual cash retainer amounts are paid in installments on a quarterly basis.

(2)
The Independent Board Chair retainer is in addition to the cash retainer paid for service as a Board member and is paid in installments on a quarterly basis.

(3)
During 2024, the Board had three special committees: the Special Financing Transactions Committee; the Special Hedge Transactions Committee; and the Special Litigation Committee. Non-employee directors serving on these special committees were paid an additional annual retainer fee of  $5,000 per special committee.

Equity-Based Compensation
Equity-Based Compensation	2024 ($)
Restricted Stock Unit Award	210,000

Consistent with 2023, for 2024, the Corporate Governance Committee recommended, and the Board approved, an annual grant of restricted stock units (“RSUs”) to each non-employee director in the amount of  $210,000. An annual equity grant is made to each non-employee director elected at the Company’s annual shareholders meeting, with this grant made immediately following their election at such meeting. Non-employee directors appointed to the Board mid-year generally receive an equity grant upon joining the Board, the value of which is prorated, as part of their compensation for serving on the Board through the date of the next annual shareholders meeting.
Accordingly, on April 17, 2024, each non-employee director elected at the 2024 Annual Meeting received a grant of 5,830 RSUs (the “2024 Grant”). The 2024 Grant was determined by dividing (x) the
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$210,000 annual grant value by (y) an amount equal to the average of the closing stock price of the Company’s common stock on each trading day within the thirty (30) calendar day period preceding April 16, 2024 ($36.03) and rounding the result up to the nearest 10 shares. The 2024 Grant will vest upon the occurrence of the 2025 Annual Meeting and is subject to forfeiture if a director voluntarily ceases to serve on the Board prior to that date. Each of the Equitrans Designees received a prorated equity grant of 4,210 RSUs in connection with their respective appointments to the Board in July 2024, which RSUs carry the same vesting and forfeiture terms as the 2024 Grant.
Each RSU is equal in value to one share of Company common stock. Unvested RSUs do not have voting rights. Any dividends paid on shares of the Company’s common stock are credited quarterly in the form of additional RSUs. Non-employee directors may elect to defer payment of their RSUs under the Company’s director deferred compensation plan, which is discussed below.
Equity Ownership Guidelines for Directors
Our equity ownership requirements for non-employee directors must be satisfied within five years of joining the Board	5 times annual cash retainer
The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual cash retainer. Once the target level of ownership is achieved by a director, that individual will not be expected to acquire additional shares in the event the Company’s stock price decreases, provided that the underlying number of shares held by the individual at the time of achieving compliance with the equity ownership guidelines has not been reduced. Under the guidelines, directors have up to five years from joining the Board to satisfy the ownership guidelines. As of the date of this proxy statement, each non-employee director has satisfied the Company’s equity ownership guidelines or is on track to satisfy the guidelines within the five-year ramp-up period.
Director Deferred Compensation
The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the Company’s 2005 Directors’ Deferred Compensation Plan (“DDCP”).
Non-employee directors may elect (but are not required) to defer distribution of shares upon vesting of their RSUs under the DDCP. Non-employee directors may also elect to defer up to 100% of their annual retainers and fees into the DDCP and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.
Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock on the distribution date. Distributions of deferred stock units and/or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. For 2024, Messrs. Hu and D. Rice and Mses. Canaan and Carrig deferred receipt of payment of fees under the DDCP.
Additionally, Ms. Bailey and Messrs. Karam, D. Rice and Vagt hold deferred stock units in the legacy Equitrans Midstream Corporation Directors Deferred Compensation Plan (the “Equitrans DDCP”). The Equitrans DDCP was frozen as of the Closing, but previously operated similarly to the Company’s DDCP.
Other
■
All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of  $10,000 per director in any calendar year.

EQT CORPORATION 2025 PROXY STATEMENT | 41

Corporate Governance and Board Matters

■
The Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

■
The Company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the Company.

The table below shows the total 2024 compensation of the Company’s non-employee directors:
2024 Directors’ Compensation Table
Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Ms. Bailey(1)	42,179	151,055	22	193,256
Ms. Beebe	250,000	211,046	10,044	471,090
Ms. Canaan	130,000	211,046	44	341,090
Ms. Carrig	109,993	211,046	10,044	331,083
Mr. Hu	112,042	211,046	10,044	333,132
Dr. Jackson	101,448	211,046	5,044	317,538
Mr. Karam(1)	39,959	151,055	22	191,036
Mr. McCartney	95,000	211,046	10,044	316,090
Mr. McManus	112,042	211,046	10,044	333,132
Ms. Powers	105,000	211,046	44	316,090
Mr. D. Rice	95,000	211,046	44	306,090
Mr. Vagt(1)	44,399	151,055	22	195,476
Ms. Vanderhider	102,930	211,046	44	314,020

(1)
The Equitrans Designees (Ms. Bailey and Messrs. Karam and Vagt) were appointed to the Board effective July 22, 2024. For Mr. Karam, the amounts reflected in the director compensation table do not include the severance paid to Mr. Karam pursuant to his separation and release agreement resulting from his termination of employment with Equitrans Midstream Corporation upon the Closing. See “Equitrans Midstream Corporation Acquisition” under “Related Person Transactions” for more information.

(2)
Includes annual Board and committee cash retainers and Board and committee chair fees, as applicable, some of which were deferred at the election of the director.

(3)
Amounts in the Stock Awards column represent the grant date fair value of the 5,830 RSUs granted to each non-employee director (other than the Equitrans Designees) on April 17, 2024, following his or her election at the 2024 Annual Meeting. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 13 to EQT’s Consolidated Financial Statements, which is included in our 2024 Annual Report. Details regarding these director RSU grants are provided in the narrative above under “Equity-Based Compensation.”

On July 22, 2024, Ms. Bailey and Messrs. Karam and Vagt each received 4,210 RSUs in connection with their respective appointments to the Board. As such, the amounts in the Stock Awards column for Ms. Bailey and Messrs. Karam and Vagt represent the grant date fair value of the 4,210 RSUs, applying the same ASC Topic 718 determination as previously described in this footnote.
As of December 31, 2024, each non-employee director owned 5,901 unvested RSUs, except for Ms. Bailey and Messrs. Karam and Vagt, each of whom owned 4,245 unvested RSUs (which amounts include accrued dividends). Additionally, the aggregate number of previously awarded deferred stock units, including accrued dividends thereon, outstanding and held by directors through the EQT Corporation Directors Deferred Compensation Plan as of December 31, 2024 are set forth below:
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Ms. Bailey	39,838	Mr. McCartney	14,717
Ms. Beebe	37,175	Mr. McManus	5,905
Ms. Canaan	54,856	Ms. Powers	30,815
Ms. Carrig	48,664	Mr. D. Rice	72,417
Mr. Hu	19,527	Mr. Vagt	4,065
Dr. Jackson	25,112	Ms. Vanderhider	25,112
Mr. Karam	4,065
In addition to the amount of deferred stock units set forth in the above table, as of December 31, 2024, the following directors held deferred stock units, including accrued dividends thereon, through the Equitrans Midstream Corporation Directors Deferred Compensation Plan:

Ms. Bailey	65,841	Mr. D. Rice	1,727
Mr. Karam	1,727	Mr. Vagt	50,645

(4)
This column reflects:

(i)
annual premiums paid for life insurance and travel accident insurance policies of  $44 per director, except in the case of Ms. Bailey and Messrs. Karam and Vagt, whose pro-rated annual premiums paid were $22 each; and

(ii)
the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:

Ms. Beebe	10,000	Dr. Jackson	5,000
Ms. Carrig	10,000	Mr. McCartney	10,000
Mr. Hu	10,000	Mr. McManus	10,000
EQT CORPORATION 2025 PROXY STATEMENT | 43

Executive Compensation

Proposal 2―Approval of a Non-Binding Resolution to Approve the 2024 Compensation of the Company’s Named Executive Officers (Say-on-Pay)

As discussed in the Compensation Discussion and Analysis (“CD&A”) below, the Company’s executive compensation program is designed to:
■
attract and retain the highest quality named executive officers;

■
directly link pay to Company performance; and

■
build value for the Company’s shareholders.

The Company’s program:
■
provides total compensation opportunities at levels that are competitive in its industry;

■
ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives; and

■
closely aligns the interests of the Company’s named executive officers with the interests of shareholders.

In sum, the Company’s executive compensation program is designed to reward our named executive officers when the Company achieves strong results. The Company believes that the 2024 compensation of its named executive officers is consistent with and reflects the strong financial and operational results achieved and the strategic actions taken by the Company.
This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers by voting to approve such compensation on a non-binding, advisory basis in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the CD&A and the tabular and other disclosures under the caption “Executive Compensation,” and to cast a vote in favor of the 2024 compensation of named executive officers and adopt the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for 2024, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory and, therefore, is not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. The Company included in its 2023 definitive proxy statement on Schedule 14A filed on March 2, 2023 (“2023 Proxy Statement”) a proposal regarding the frequency of the say-on-pay advisory vote (“say-on-frequency” vote), and the shareholders voted with the Board’s recommendation for every “one year” to approve an annual say-on-pay vote. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2026 Annual Meeting of Shareholders, and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting of Shareholders.
The Board of Directors recommends a vote FOR the adoption of a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers.
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Executive Compensation Contents
46	COMPENSATION DISCUSSION AND ANALYSIS
46	Executive Summary
46	■ 2024 Business Highlights
47	■ Compensation Philosophy Highlights
47	■ Named Executive Officers
48	■ 2024 Compensation Highlights
49	■ 2024 Compensation Program Highlights
50	■ Consideration of Say-on-Pay and Feedback from Shareholder Engagement
51	■ Frequency of our Shareholder Advisory Vote on Say-on-Pay
52	■ Evolution of Executive Compensation for 2025
53	Compensation Philosophy
54	■ Overall Compensation Philosophy
55	■ Annual Incentive Compensation Philosophy
55	■ Long-Term Incentive Compensation Philosophy
56	The Compensation Process
56	■ Establishing Target Total Direct Compensation
56	■ Establishing and Administering the STIP and LTIP
56	■ Delegation of Grant Authority
57	■ Role of the Independent Compensation Consultant
57	■ Role of Senior Management
58	Determining Compensation
58	■ Elements of 2024 Compensation Program
59	■ Setting Target Total Direct Compensation for 2024
59	■ Benchmarking
60	■ 2024 Compensation Benchmarking Peer Group
61	2024 Compensation Decisions
61	■ 2024 Compensation Mix
61	■ 2024 Base Salary
62	■ 2024 Annual Incentives
65	■ 2024 Long-Term Incentive Awards
67	■ Named Executive Officers’ 2024 Long-Term Incentive Awards
68	■ Certification Of Performance Under Previously Awarded Long-Term Incentive Programs
68	Other Compensation Components
68	■ Health and Welfare Benefits
68	■ Retirement Programs
69	■ Perquisites
69	■ Executive Severance Plan
69	■ Excise Tax Provisions
69	■ Equity Ownership Guidelines
70	■ EQT Corporation Clawback Policy
71	Compensation Committee Report
72	Compensation Policies and Practices and Risk Management
72	■ Risk Management Assessment
72	■ Corporate Stock Trading Policy and Prohibition on Hedging and Pledging of EQT Securities
74	Compensation Tables
74	Summary Compensation Table
75	2024 Grants of Plan-Based Awards Table
76	Outstanding Equity Awards at Fiscal Year-End
77	Option Exercised and Stock Vested
77	Pension Benefits and Non-Qualified Deferred Compensation
77	Potential Payments Upon Termination of Change of Control
77	■ Payments Pursuant to Executive Severance Plan
79	■ Written Agreement with Other Named Executive Officer
80	■ Payments Pursuant to Company Plans
82	■ Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2024
86	Pay Versus Performance
91	Pay Ratio Disclosure

Note regarding non-GAAP supplemental financial measures
The CD&A contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this CD&A as performance targets under the Company’s 2024 annual incentive plan. Attached as Appendix A to this proxy statement is a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
EQT CORPORATION 2025 PROXY STATEMENT | 45

Executive Compensation

Compensation Discussion and Analysis

This CD&A explains our compensation philosophy and discusses our compensation programs and the decisions that drove 2024 compensation for our named executive officers (our “NEOs”). References throughout this CD&A to the “Committee” refer to the Management Development and Compensation Committee of the Board. The Committee is comprised exclusively of independent, non-employee directors and is responsible for decisions relating to compensation of the Company’s executive officers.
Executive Summary
2024 Business Highlights
In 2024, we maintained our focus on achieving peak performance, generating meaningful value for our shareholders.
These were some of our performance highlights for 2024:
■
Generated $2.8 billion of net cash provided by operating activities and $695 million of free cash flow.(1)

■
Successfully completed the acquisition of Equitrans Midstream Corporation in July 2024, making EQT America’s only large-scale, vertically integrated natural gas business.

■
Generated a combined approximately $1.7 billion in net cash proceeds during 2024 from two sales of non-operated natural gas assets in Northeast Pennsylvania.

■
Formed a midstream joint venture with funds managed by Blackstone Credit & Insurance, consisting of EQT’s ownership interest in high quality contracted infrastructure assets that provided EQT with approximately $3.4 billion of net cash proceeds in exchange for a non-controlling common equity interest in the joint venture.

■
Successfully retired $4.3 billion aggregate principal of senior notes and outstanding term loan.

■
Distributed $327 million in dividends to our shareholders during 2024.

(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

Please refer to the “EQT Business Highlights” section above for further discussion of our 2024 business highlights.
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Compensation Philosophy Highlights
EQT’s core values are Trust, Teamwork, Heart, and Evolution. Our compensation philosophy, which has remained consistent since its development in 2019, is intended to promote achievement consistent with these core values. We believe our compensation program:
A more detailed discussion of each aspect of EQT’s compensation philosophy, including how it drives compensation program design, is provided under “Compensation Philosophy” below.
Named Executive Officers
The Company’s NEOs for 2024 are listed below. This CD&A describes the Company’s 2024 compensation programs and their components for these NEOs.

TOBY Z. RICE	JEREMY T. KNOP	RICHARD A. DURAN	WILLIAM E. JORDAN	ROBERT R. WINGO
President and Chief Executive Officer, since July 2019	Chief Financial Officer, since July 2023	Chief Information Officer, since July 2019	Chief Legal and Policy Officer, since July 2019(1)	Executive Vice President Corporate Ventures and Midstream, since October 2024(2)

(1)
Mr. Jordan previously served in the executive officer role of Executive Vice President and General Counsel from July 2019 through October 2024, at which time he became the Company’s Chief Legal and Policy Officer.

(2)
Mr. Wingo joined the Company in August 2021. Prior to his promotion in October 2024 to the executive officer role of Executive Vice President Corporate Ventures and Midstream, Mr. Wingo served as Executive Vice President Corporate Ventures.

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2024 Compensation Highlights
In designing the Company’s compensation program for 2024, the Committee maintained continuity in the overall program design with the Company’s 2023 compensation program. However, with a continuing focus on aligning our incentive compensation performance measures with achievement of the Company’s strategic priorities, the Committee made certain updates to the performance measures under our annual cash incentive plan for 2024.
An overview of updates made to performance measures under our 2024 incentive compensation programs is presented below. Further discussion of our incentive compensation programs can be found in the “2024 Annual Incentives” and “2024 Long-Term Incentive Awards” sections of this CD&A below.
2024 Short-Term Incentive Plan Updates
We refer to our annual cash incentive plan for 2024 as our “2024 Short-Term Incentive Plan” or “2024 STIP.”
In designing the Company’s 2024 STIP, with a focus on aligning incentive compensation opportunity with successful execution of the Company’s strategic priorities, the Committee made limited refinements to the design of the prior year’s short-term incentive plan. These changes, including the Committee’s rationale for implementing them for purposes of the 2024 STIP, are discussed below.
Our Strategic Pathway Toward Net Zero
In 2021, we announced an ambitious goal of achieving net zero greenhouse gas emissions from our then-existing production segment operations―on a Scope 1 and Scope 2 basis―by 2025. We refer to this as our “2025 Net Zero Goal.”(1) Consistent with our ambitious emissions reductions targets, in 2021 and the years that followed, we focused on achieving incremental year-over-year reductions in our greenhouse gas intensity (“GHG intensity”), including by successfully eliminating 100% of natural gas-powered pneumatic devices from our natural gas production operations (we achieved this in 2022), increasing our utilization of electric frac fleets, and benefiting from additional gains through our combo-development strategy. Consistent with this strategic focus, the Committee previously included a year-over-year GHG intensity reduction performance measure as a component of our annual incentive plans in 2021, 2022 and 2023.
In designing the performance measures under our 2024 STIP, the Committee considered the stages of the Company’s progress down its strategic path toward reaching its 2025 Net Zero Goal. The Committee observed that the Company’s strategic focus for 2024 had evolved from identifying and achieving incremental year-over-year GHG intensity reductions, which had been the Company’s primary focus during prior years, including through execution of the initiatives noted in the prior paragraph, to achieving the successful generation of carbon offsets, as the Company had successfully reached a point of near maximally abated emissions. The Committee also observed that reaching the Company’s 2025 Net Zero Goal by the end of 2024 was an existing, meaningful component of the Company’s outstanding 2022 Incentive PSU Program, the three-year performance period for which ended, and performance under which was measured, as of December 31, 2024.(2)
As a result of these considerations, the Committee determined not to include the GHG intensity reduction performance measure in the 2024 STIP, which had previously accounted for 10% of 2023 STIP funding. Instead, for purposes of the 2024 STIP, the Committee determined to increase the weighting applied to (i) the environmental, health, and safety intensity improvement (“EHS Intensity Improvement”) performance measure from 15% to 20% and (ii) the adjusted gross general and administrative (“G&A”) expense per Mcfe(3) performance measure from 10% to 15%.
(1)
For purposes of measuring achievement of our 2025 Net Zero Goal under the 2022 Incentive PSU Program, “net zero” is defined under the 2022 Incentive PSU Program to mean zero metric tons of CO2 equivalent on a Scope 1 and Scope 2 basis attributable to the Company’s then-owned production segment assets (i.e., production segment assets that were owned by the Company as of June 30, 2021) during the twelve-month period ending December 31, 2024, after adjusting for carbon offsets generated and carbon credits purchased during such twelve-month period ending December 31, 2024.

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(2)
In designing our 2022 long-term incentive awards, which we refer to as our “2022 Incentive PSU Program,” the Committee recognized an opportunity to align the three-year performance period under that plan with successful achievement of our 2025 Net Zero Goal and decided to incorporate a performance payout modifier linked to achieving our 2025 Net Zero Goal into the 2022 Incentive PSU Program. The Committee noted that doing so would reflect the importance of our 2025 Net Zero Goal to our overall strategy while aligning the anticipated runway for achieving the 2025 Net Zero Goal with the three-year performance period under the 2022 Incentive PSU Program. Please refer to the CD&A section of our 2023 Proxy Statement for further explanation of this net zero performance payout modifier in our 2022 Incentive PSU Program.

(3)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

2024 Compensation Program Highlights
The following table provides key highlights for our 2024 compensation program.
2024 Short-Term Incentive Program (Annual Cash Incentive Plan)
80% of payout based on achieving key financial and operating performance goals
■
For 2024, 80% of short-term incentive program (“STIP”) funding is linked to achievement of financial and operational performance measures that align with our key strategic objectives, as follows:(1)

 ✓
Free cash flow per share (30%)

 ✓
Total capex spend per Mcfe (15%)

 ✓
Adjusted gross G&A expense per Mcfe (15%)

 ✓
Cash operating margin (10%)

 ✓
Finding and development costs (10%)

■
The Committee selected these performance measures to align executive compensation opportunities with achievement of key performance goals that drive shareholder value

20% of payout based on achieving environmental, health and safety performance goals
■
For 2024, 20% of STIP funding is linked to achievement of environmental, health and safety (“EHS”) intensity improvement performance goals

■
The Committee selected this metric to align executive compensation opportunities with achievement of key EHS goals during 2024

(1)
See Appendix A to this proxy statement for the definition of, and additional information about, these non-GAAP performance measures.

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2024 Incentive Performance Share Unit (“PSU”) Program (Long-Term, Performance-Based Equity Award)
Measures performance against a mix of absolute and relative total shareholder return goals
■
Our long-term incentive program (“LTIP”) includes two award types—RSUs (weighted 40%) and incentive PSUs (weighted 60%)

■
Our 2024 Incentive PSU Program measures performance against a matrix of absolute and relative total shareholder return (“TSR”) performance goals established by the Committee

■
Directly links long-term incentive opportunity with achieving a combination of strong absolute shareholder returns and outperformance against our peers

■
Tracks a three-year performance period, commencing January 1, 2024

■
Designed to be consistent with observed market trends, based on input from the Committee’s independent compensation consultant and investor feedback within the industry

■
Payout is capped at 2.0x to limit maximum possible payouts and mitigate compensation-related risk

Other 2024 Compensation Highlights
Equity for all
■
An important element of our compensation philosophy is broad employee equity ownership

■
Since 2021, we have maintained our “equity for all” program, under which every permanent employee of the Company (including those employees who, prior to 2021, were not previously eligible to receive equity as part of their total compensation) receives an annual grant of a long-term equity incentive award in the form of RSUs having a grant value of at least $5,000 (this grant is in addition to, and was not instituted in lieu of, existing compensation)

■
The Committee believes this “equity for all” compensation program affords multiple benefits to the Company by:

 ✓
enhancing our internal pay equity;

 ✓
serving as an additional, meaningful way to recognize the contributions of all employees, whose efforts drive our success as an organization; and

 ✓
aligning the interests of our entire workforce with the interests of our shareholders and our goal of achieving long-term value creation

■
The Committee and management believe that the “equity for all” program enhances our shared culture of success and affords all employees an opportunity to become owners of our Company and share in the financial benefits of the Company’s success

Consideration of Say-on-Pay and Feedback from Shareholder Engagement
During 2024, Company management and the Committee continued to seek and consider feedback from shareholders on a range of topics, including our executive compensation programs. The Committee considers this feedback when designing the Company’s executive compensation programs. For a discussion of the Company’s shareholder outreach and engagement efforts, please refer to the discussion under “Shareholder Engagement.”
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The Committee observed that our compensation programs continued to receive strong shareholder support at our 2024 Annual Shareholders Meeting, with approximately 98% of shareholder votes cast in favor of the 2023 compensation of our NEOs.
The Committee also observed a continued trend of consistent, strong shareholder support for the Company’s executive compensation programs since 2020, with our shareholders voting to approve the Company’s say-on-pay proposal at a rate at or above 98% in each of the past five years.
Accordingly, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2024 or prior years. The Committee will, however, continue to evaluate the Company’s executive compensation programs, considering shareholder feedback, including future say-on-pay vote results.
The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or to our Board. See “Contacting the Board” under “Corporate Governance and Board Matters” for information about communicating with the Committee and the Board.
Frequency of our Shareholder Advisory Vote on Say-on-Pay
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years companies ask their shareholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation.
At our 2023 Annual Shareholders Meeting, an overwhelming majority of our shareholders voted in favor of the annual inclusion of a say-on-pay proposal in our proxy statement, and the Committee
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determined that the Company will hold the “say-on-pay” advisory vote on executive compensation each year until the next shareholder advisory vote on the frequency of say-on-pay proposals, which will be held in 2029.
Evolution of Executive Compensation for 2025
In designing the Company’s short-term incentive plan for 2025 (our “2025 STIP”), the Committee considered changes to the Company’s business during 2024, including the Company’s new integrated business model following its acquisition of Equitrans Midstream Corporation in July 2024. Specifically, the Committee determined to select performance measures tied to the Company’s key business plan objectives and that are of importance to investors in assessing the Company’s performance. The Committee also desired to select a mix of performance measures that did not create significant overlap, to avoid a plan design where performance on a single measure could have significant cascading impact on the outcome of the other performance measures. Finally, in selecting performance measures and assigning relative weightings under the 2025 STIP, the Committee considered the proposed plan design relative to those at our benchmarking peers.
With these considerations in mind, the Committee determined to maintain free cash flow per share as the most heavily weighted performance measure, with this measure continuing to account for 30% of the 2025 STIP pool funding, reflecting the continued importance of free cash flow to investors. Also consistent with the prior year, the Committee again allocated 20% of the 2025 STIP pool funding to performance on the Company’s EHS intensity performance measure, reflecting the Company’s continued focus on achieving strong safety and environmental performance.
In making enhancements to the 2025 STIP design, the Committee considered that the Company’s successful achievement of its total annual natural gas production plan is a key metric evaluated by investors and, as such, determined that production should be reflected as a performance measure under the 2025 STIP, with production representing 10% of the 2025 STIP pool funding. At the same time, the Committee recognized the importance to investors of appropriate expense management and determined to include the cost-focused performance measures of  (i) total capital expenditures (measured in total dollars) and (ii) cash operating costs (measured on a dollars per Mcfe basis), with each representing 20% of the 2025 STIP pool funding. The Committee believes this overall mix of performance measures appropriately aligns 2025 annual incentive compensation opportunity with key business plan objectives of importance to our shareholders.
For 2025, the Committee determined to maintain the same overall design of our long-term incentive program, consistent with prior years, reflecting the continued focus on driving strong absolute and relative returns for shareholders.
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Highlights of our 2025 short- and long-term incentive programs are provided below.
2025 Short-Term Incentive Program
Performance measures are aligned with key strategic objectives
■
For 2025, 80% of STIP funding is linked to financial and operational performance measures that align with key strategic objectives, specifically:

 ✓
free cash flow per share (30%)

 ✓
total capital expenditures (20%)

 ✓
cash operating costs per Mcfe (20%)

 ✓
production (10%)

■
For 2025, 20% of STIP funding is linked to successful achievement of environmental, health, and safety goals, as measured by the Company’s environmental, health, and safety intensity improvement performance measure

Overview of 2025 Long-Term Incentive Program
Performance measured against a mix of absolute and relative TSR goals
■
Our long-term incentive program (“LTIP”) includes two award types—RSUs (weighted 40%) and incentive PSUs (weighted 60%)

■
Consistent with 2024, payout under the 2025 Incentive PSU Program will be based on the Company’s TSR, measured against a matrix of absolute and relative TSR performance goals over a three-year performance period, commencing January 1, 2025

■
Payout is capped at 2.0x to limit maximum possible payouts and mitigate compensation-related risk

Other 2025 Compensation Considerations
Equity for all	■ Consistent with our compensation philosophy, the Committee again retained our “equity for all” program for 2025
Compensation Philosophy
In designing the executive compensation program for 2024, the Company’s overall compensation philosophy remained consistent with recent years and the Committee continued to focus on alignment of incentive compensation opportunity with the Company’s business objectives and priorities.
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Overall Compensation Philosophy
The Company’s compensation philosophy is based on the following guiding principles:
Guiding Principle		How It Drives Our Evolved Compensation Program Design
1	Compensation program should align with shareholder success and feedback
■
Payouts under the PSU program of our long-term incentive programs are based on a matrix of absolute and relative TSR over a three-year performance period

■
The Committee also recognizes the importance to shareholders of achieving key ESG goals and has included environmental, health, and safety (EHS) performance measures in the STIP since 2021 and included a 2025 Net Zero Goal modifier in our 2022 Long-Term Incentive Plan (“2022 LTIP”)

2	Compensation methods should align the workforce with the performance of the business
■
Low-cost operator―leverage technology and planning to drive operating efficiencies

■
Strengthen the Company’s balance sheet―incentivize a focus on free cash flow generation and paying down debt

■
Maximize shareholder value through capital allocation―incentivize a focus on full cycle returns, free cash flow generation, and lower capital expenditures

For 2024, 80% of the STIP funding was linked to financial and operational performance measures that align with key strategic objectives:
 ✓
Free Cash Flow Per Share

 ✓
Total CapEx Spend per Mcfe

 ✓
Adjusted Gross G&A Expense per Mcfe

 ✓
Cash Operating Margin

 ✓
Finding and Development Costs

		■ ESG―solidify our commitment to being a good neighbor, operating responsibly, and focusing on employee safety	For 2024, 20% of STIP funding was linked to environmental, health, and safety measures, measured through EHS Intensity Improvement performance
3	Compensation plan should be easy to administer	■ For 2024 and 2025, our LTIPs include only two award types, with a consistent award mix applied to all NEOs:
		Type of Award	Mix for All NEOs
		Restricted Stock Units	40%
		Incentive Performance Share Units	60%
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Annual Incentive Compensation Philosophy
Guiding Principle		How It Drives Our Evolved Compensation Program Design
4	Annual incentive performance metrics should be easy to measure and easy to explain
■
Performance metrics are quantifiable

■
Our digital work environment affords employees visibility into Company performance, increasing the incentive impact of the Company’s compensation programs on performance

5	Annual incentive performance metrics should be within the control of employees	■ STIP metrics are designed to ensure performance is impacted by employee actions during the annual performance period
Long-Term Incentive Compensation Philosophy
Guiding Principle		How It Drives Our Evolved Compensation Program Design
6	Long-term incentive program should be market-aligned
■
The Committee, guided by its independent compensation consultant, utilizes compensation peer group benchmarking data to ensure alignment of program design and practices with prevailing market practices

■
The Committee recognizes the importance to our shareholders of maintaining a focus on achieving absolute returns

■
The Committee applied a performance matrix for 2024 that reflects an appropriate balance of relative and absolute TSR and continued to apply this approach in the design of the LTIP for 2025

7	Performance measures represent keys to long-term value creation
■
Since 2021, payouts under the PSU program of our LTIP have been linked to shareholder returns, based on a matrix of absolute and relative performance, over a three-year performance period

■
The Committee believes performance measures under the PSU program of our LTIP are aligned with shareholder feedback and focus the Company’s executive team on enhancing shareholder returns over a longer-term, three-year performance period through successful execution of the Company’s strategy

■
The Committee also recognizes that long-term value creation includes key environmental, health, and safety (EHS) goals and, to this end, included achievement of net zero emissions, with a focus on environmentally responsible operations and organically generated credits, as a meaningful performance payout modifier under its 2022 LTIP, the performance period for which extended through December 31, 2024

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Guiding Principle		How It Drives Our Evolved Compensation Program Design
8	Broad long-term incentive eligibility enables all employees to participate in ownership of the Company
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, in January 2021, the Company first introduced our “equity for all” program, with every permanent employee of the Company receiving a long-term equity incentive grant in the form of RSUs having an award target value of  $5,000

■
The “equity for all” grant represents a special, discretionary grant to employees who, prior to 2021, were not previously participants in the Company’s LTIP; these grants are in addition to, and not in lieu of, existing compensation for these employees

■
Recognizing the success of this program, the Committee has continued the program each year since its inception, including in 2024 and again in 2025

■
All 2024 RSUs were issued under the shareholder approved EQT Corporation 2020 Long-Term Incentive Plan and will be settled upon vesting in shares of Company common stock

The Compensation Process
Establishing Target Total Direct Compensation
In discharging the Board’s responsibilities relating to compensation of our NEOs, the Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for our NEOs by formulating base salaries and setting annual and long-term incentive targets.
Establishing and Administering the STIP and LTIP
The Committee annually approves plan design, including the performance measures and metrics (target, threshold, and maximum), as well as target payouts, for our annual STIP and the performance measures, including the performance peer group, and potential payouts under the PSU program of the LTIP. These deliberations, which occur over the course of several meetings before a plan design is approved, involve discussions among management, the Committee’s independent compensation consultant, and the Committee.
Once implemented, the Committee receives regular updates throughout the year regarding the Company’s performance to-date on performance measures under the annual STIP and all LTIPs for which long-term equity awards remain outstanding.
Following the conclusion of the applicable performance period for any performance award, the Committee reviews and certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each NEO.
Delegation of Grant Authority
The Committee has delegated to Mr. Toby Z. Rice, in his capacity as a director, the authority to authorize the grant of a limited and specified number of RSUs to:
■
newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value when taken together with any other related grants awarded to a grantee in the same calendar year; and

■
employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares and provided that the recipient does not otherwise participate in our current long-term incentive award program.

Mr. Rice may not authorize the grant of any awards to an executive officer, or to any “officer” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, of the
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Company. Additionally, all such awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at the next regular meeting of the Committee.
The Committee has not delegated its authority to award equity to any other executive officer.
Role of the Independent Compensation Consultant
The Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in fulfilling its responsibilities. The Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2024 compensation decisions applicable to our NEOs. Meridian reports directly to the Committee.
Meridian provides the Committee with market data and counsel regarding executive officer compensation programs and practices (collectively, the “Compensation Consultant Services”), including:
■
competitive benchmarking;

■
peer group identification and assessment;

■
advice and market insight as to the form of, and performance measures for, annual and long-term incentive compensation;

■
marketplace compensation trends, both generally and within the Company’s industry; and

■
advice regarding the Company’s annual review of compensation risk.

As part of the Compensation Consultant Services, Meridian also provides the Corporate Governance Committee of the Board with market data and competitive benchmarking for the Company’s non-employee director compensation program.
Representatives of Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly from representatives of Meridian and may direct management to provide information to representatives of Meridian. Representatives of Meridian regularly interact with members of the Committee, both during and outside of Committee meetings.
The Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the Committee on topics relevant to assessing Meridian’s relationship with the Company and its management team and determined that such services do not compromise Meridian’s independence as the Committee’s independent compensation consultant. Other than the Compensation Consultant Services, Meridian did not perform any other services for the Company, and, accordingly, no fees were paid for any additional services in 2024.
Role of Senior Management
The Company’s senior management participates in ongoing dialogue with the Committee and its independent compensation consultant regarding compensation and plan design. Management provides input relevant to plan design due to its direct involvement in, and knowledge of, the business plan and goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and the Committee. The Committee engages in active discussions with the CEO and the Chief Human Resources Officer of the Company concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The Company’s CEO and representatives of the Company’s Human Resources and Legal Departments regularly attend Committee meetings. The Committee regularly meets in executive session without any member of management present. The CEO and Chief Human Resources Officer do not participate in decisions relating to their own compensation.
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Determining Compensation
Elements of 2024 Compensation Program
The following table highlights the key elements of our 2024 executive compensation program. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our NEOs.
	Element	Form of Compensation for 2024	Description	Highlights for 2024 Program
FIXED	1 Base Salary	Cash	Provides base compensation for day-to-day performance of job responsibilities
■
Our CEO continued to accept a base salary of  $1 for the entirety of 2024 and, during his tenure at EQT, which began in 2019, has never taken a base salary of over $1

■
Base salaries for other NEOs reflect the Committee’s consideration of generally targeting the market median

■
Limited adjustments to NEOs’ base salaries in 2024

PERFORMANCE-BASED, VARIABLE	2 Annual Incentives	Cash	Rewards performance during the year based on the achievement of annual performance goals established by the Committee
2024 STIP pool funding was based upon specific, defined performance measures:
■
Free cash flow per share (30%)

■
Total capex spend per Mcfe (15%)

■
Adjusted gross G&A expense per Mcfe (15%)

■
Cash operating margin (10%)

■
Finding and development costs (10%)

■
EHS intensity improvement (20%)

	3 Long-Term Incentives	■ RSUs ■ PSUs	■ Encourages improvement in the long-term performance of the Company ■ Aligns the financial interests of our NEOs with those of our shareholders
■
2024 LTIP awards for NEOs consisted of 60% PSUs and 40% RSUs

■
2024 PSUs are tied to performance on a combination of absolute and relative total shareholder return performance over a three-year performance period

■
2024 RSUs vest pro rata over a three-year period on each anniversary of the grant date

	4 Other Compensation	■ Employee benefit plans and programs that are generally available to all employees ■ Limited perquisites	Other compensation is generally consistent with that available to all employees	■ No personal use of Company-leased private aircraft ■ No Company-funded country club or similar dues ■ No car allowances or subsidized parking
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Setting Target Total Direct Compensation for 2024
Chief Executive Officer
Mr. Toby Z. Rice was appointed President and CEO on July 10, 2019, immediately following the 2019 Annual Meeting. During 2019, Mr. Rice agreed to receive a base salary of  $1 for the first 12 months of his service as President and CEO and, on this basis, the Board approved a base salary of  $1 for Mr. Rice. Mr. Rice has continued to accept a base salary of  $1 during each of the years that followed, including 2024. Accordingly, nearly 100% of Mr. Rice’s compensation is performance-based, variable, and at-risk, and has been since his appointment as our CEO.
Consistent with the Company’s compensation philosophy, the Committee intended that Mr. Rice’s 2024 compensation reflect a mix of annual and long-term incentive awards which, in the aggregate, generally approximated the market median for the CEO position based on compensation peer group benchmarking data provided by Meridian and an emphasis on performance-based compensation.
Discussion of the various components of Mr. Rice’s compensation and the basis for its design is provided below.
Other Named Executive Officers
In setting 2024 target total direct compensation for the Company’s other NEOs, the Committee intended for 2024 compensation to reflect an appropriate mix of base salary, annual incentive awards, and long-term incentive awards, with an emphasis on performance-based compensation.
The Committee’s discussions and deliberations regarding the establishment of 2024 compensation for our NEOs took place over the course of several meetings in late 2023 and early 2024 and, in establishing 2024 compensation for our other NEOs, the Committee considered:
■
each NEO’s current target total cash compensation, comprised of base salary plus target annual incentive award, as compared to the market, including the 25th, 50th, and 75th percentiles of target total cash compensation for that NEO’s position;

■
each NEO’s current target total direct compensation amount, comprised of base salary plus target annual incentive awards and long-term incentive award values, as compared to the market, including the 25th, 50th, and 75th percentiles of target total direct compensation amount for that NEO’s position; and

■
individual circumstances, such as proven experience, unique attributes of the NEO’s role, and importance to the Company.

In each case, market compensation data reviewed by the Committee was determined based on compensation peer group data provided by Meridian (see “Benchmarking” below).
The components of 2024 compensation for each of the other NEOs are discussed in detail below.
Benchmarking
The Committee utilizes a compensation benchmarking peer group as part of its annual compensation process to benchmark the competitiveness, structure, and design of the Company’s executive compensation program.
As part of its annual process for reviewing and setting executive officer compensation, in July 2023, the Committee, with assistance from Meridian, performed a review of the Company’s compensation benchmarking peer group to assess the continued appropriateness of the peer group for purposes of considering 2024 executive officer compensation. The Committee’s considerations in conducting this review, together with the resulting updates to the Company’s 2024 compensation benchmarking peer group, are described below.
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Designing the 2024 Compensation Benchmarking Peer Group
In selecting the Compensation Peer Group (as defined below) for 2024, the Committee began with a review and assessment of the existing 2023 compensation benchmarking peer group. In assessing the existing peer group, the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves. The Committee considered these measures of size and industry characteristics to be the most important factors in selecting an appropriate set of peer companies against which to assess executive compensation decisions, including pay levels.
The Committee considered each member of the existing peer group and evaluated the relative position of the Company within the existing peer group based on these measures of company size and percentage of dry gas production. As a result of this review, the Committee determined to remove PDC Energy Inc. for purposes of the 2024 Compensation Peer Group. The Committee observed that, in May 2023, PDC Energy, Inc. publicly announced a transaction in which it would be acquired by Chevron Corporation and cease to be publicly traded and considered that removing PDC Energy, Inc. would serve to improve the Company’s relative positioning closer to the median of the peer group on the key size metrics highlighted above.
Additionally, as part of the Committee’s review and approval of the 2024 Compensation Peer Group, with these size and industry characteristics in mind, Meridian identified and presented to the Committee for its consideration companies for possible addition to the compensation benchmarking peer group for 2024. After evaluating these possible additions, the Committee, having considered various factors including relative size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves, determined not to add any new companies to the Compensation Peer Group for 2024.
The Committee believes that the resulting 2024 compensation peer group represents an appropriate mix of companies relevant to the Company’s business and size.
2024 Compensation Benchmarking Peer Group
As a result of the Committee’s process described above, the Company’s Compensation Benchmarking Peer Group for 2024 (the “Compensation Peer Group”) was as follows:
2024 Compensation Benchmarking Peer Group
Antero Resources Corporation(1) APA Corporation Chesapeake Energy Corporation CNX Resources Corporation Coterra Energy, Inc. Comstock Resources, Inc.	Devon Energy Corporation Diamondback Energy, Inc. Hess Corporation Marathon Oil Corporation Matador Resources Co.	Murphy Oil Corporation Ovintiv Inc. Pioneer Natural Resources Co. Range Resources Corporation Southwestern Energy Company

(1)
For purposes of the Company’s compensation benchmarking, compensation benchmarking data in respect of Antero Resources Corporation included compensation paid to each relevant executive officer for services to Antero Midstream Corporation given combined managerial responsibilities and better comparability to the Company’s combined upstream and midstream operations.

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2024 Compensation Decisions
This section discusses 2024 compensation decisions for our NEOs for each element of compensation (see “Elements of 2024 Compensation Program”).
2024 Compensation Mix
(1)
Reflects 2024 compensation, as reported in the Summary Compensation Table, for our NEOs other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2024 for each of Messrs. Knop, Duran, Jordan, and Wingo, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for purposes of this illustration).

2024 Base Salary
Base salaries are considered annually by the Committee and, where appropriate, adjusted in the first quarter of each calendar year. In early 2024, the Committee engaged in its annual benchmark assessment of executive annual base salaries. Based on its review of market benchmarking information of similarly situated executives and considering the executive’s performance and the strategic significance of each executive’s role, the Committee made the following adjustments to the base salaries of our NEOs for 2024 (please refer to “Setting Target Total Direct Compensation for 2024” above for further discussion of the Committee’s process for establishing 2024 target total direct compensation for our NEOs):
Named Executive Officer	2023 Base Salary ($)	2024 Base Salary(1) ($)	Rationale for Change
Jeremy T. Knop	500,000(2)	540,000	Executive performance and positioning CFO annual base salary closer to the market median
Richard A. Duran	380,000	390,000	Executive performance and strategic significance of the CIO role
William E. Jordan	450,000	465,000	Executive performance and positioning general counsel role annual base salary closer to the market median

(1)
These annual base salary changes for 2024 were effective as of March 4, 2024.

(2)
The annual base salary shown for Mr. Knop for 2023 became effective on July 24, 2023, in connection with his promotion to Chief Financial Officer.

Mr. Toby Z. Rice, the Company’s President and CEO again accepted a base salary of  $1 for 2024.
Mr. Robert R. Wingo, who became an executive officer in October 2024, was paid a base salary in 2024 of  $400,000. No adjustments were made to Mr. Wingo’s 2024 base salary in connection with his
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appointment in October 2024 to the executive officer role of Executive Vice President Corporate Ventures and Midstream.
2024 Annual Incentives
Overview
Annual cash incentive awards are designed to link annual incentive compensation opportunity with achievement of performance goals that are set annually by the Committee.
As further described above, the 2024 STIP performance measures, which are based upon a combination of financial and operating and EHS performance measures, are designed to align annual incentive opportunity with the Company’s strategic objectives.
Determination of 2024 Target Annual Incentive Awards
Each year, typically in early February, the Committee establishes an annual incentive award target for each NEO. The Committee made the determination for the NEOs’ annual incentive target awards after taking into consideration market compensation benchmarking data from the Company’s Compensation Peer Group, the executive’s performance, and the strategic significance of each executive’s role.
Accordingly, the 2024 STIP targets for our NEOs were as follows:
Named Executive Officer	2023 Annual Incentive Target ($)	2024 Annual Incentive Target ($)	Rationale for Change
Toby Z. Rice	1,000,000	1,000,000	―
Jeremy T. Knop	450,000	540,000	Positioning CFO annual incentive opportunity closer to the market median
Richard A. Duran	215,000	221,000	Increase commensurate with increase in annual base salary
William E. Jordan	360,000	372,000	Positioning general counsel annual incentive opportunity closer to the market median
Mr. Robert R. Wingo, who became an executive officer in October 2024, had a 2024 annual incentive target of  $240,000. No adjustments were made to Mr. Wingo’s 2024 annual incentive target in connection with his appointment in October 2024 to the executive officer role of Executive Vice President Corporate Ventures and Midstream.
Setting Performance Metrics for the 2024 Annual Incentive Awards
As described above, the Committee designed the 2024 STIP metrics to align annual incentive compensation opportunity with a focus on achieving the Company’s key strategic priorities for 2024 and aligning potential payouts with the interests of our shareholders.
In setting performance measures and metrics for the 2024 STIP, the Committee carefully considered each performance measure over the course of several meetings in the context of the Company’s strategic goals and priorities for 2024. The Committee also examined the prevalence of various financial and non-financial annual incentive plan performance measures utilized by peers in their annual incentive plan design and considered this peer benchmarking in assessing the design of the Company’s 2024 STIP.
In doing so, the Committee reviewed the approach and methodology applied in developing the threshold, target, and maximum values for each of the proposed performance measures and assessed the degree of challenge required to achieve each of the various thresholds, targets, and maximums. The Committee’s review and discussion of appropriate threshold, target, and maximum values took
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place over the course of several meetings in late 2023 and early 2024. Among other items, in assessing the degree of challenge, the Committee also considered the Company’s actual performance in 2023 and prior years, relative to the proposed threshold, target, and maximum performance metric values, for each of the proposed performance measures. Additionally, in setting the threshold, target, and maximum performance metric values for 2024 for free cash flow per share―a performance measure that is sensitive to changes in market commodity prices for natural gas―the Committee established the threshold, target, and maximum performance metric values considering natural gas commodity market prices at the time of the plan’s approval.
In early 2024, the Committee approved the performance measures, as well as the specific metrics for measuring threshold, target, and maximum performance, and established the associated payout multiples under the 2024 STIP. The approved performance measures and metrics for the 2024 STIP are set forth in the table below.
As discussed above, the Committee determined not to include the GHG intensity reduction performance measure in the 2024 STIP, which had previously served as a performance measure for 10% of 2023 STIP funding. Instead, for purposes of the 2024 STIP, the Committee determined to increase the weighting applied to (i) the environmental, health, and safety intensity improvement (“EHS Intensity Improvement”) performance measure from 15% to 20% and (ii) the adjusted gross G&A expense per Mcfe performance measure from 10% to 15%.
Determining 2024 Annual Incentive Awards Funding
The 2024 STIP contemplates automatic adjustments for certain extraordinary items to encourage our executives to make decisions for the Company without regard to annual incentive compensation when considering these types of extraordinary items. Accordingly, the provisions of the 2024 STIP exclude from the calculation of performance measures the direct and indirect impacts of acquisitions and/or dispositions during the plan year for which the consideration exceeded $100 million and, in the Committee’s discretion, for which the consideration was between $50 million and $100 million (in each case, if not contemplated by the Company’s original business plan). Consistent with these terms of the 2024 STIP, the direct and indirect impacts of the following transactions, each of which was completed in 2024 and involved consideration in excess of  $100 million, were automatically excluded from the calculation of the 2024 STIP performance measures: (i) the Company’s acquisition of a former minority equity partner’s 33.75% interest in certain gathering assets in Northeast Pennsylvania, which was completed on April 11, 2024; (ii) the Company’s acquisition of Equitrans Midstream Corporation, which was completed on July 22, 2024; (iii) the Company’s divestitures, through two separate transactions, of non-operated natural gas assets in Northeast Pennsylvania to Equinor USA Onshore Properties Inc. and its affiliates, which were completed on May 31, 2024 and December 31, 2024, respectively; and (iv) the Company’s formation of a midstream joint venture with funds managed by Blackstone Credit & Insurance, consisting of EQT’s ownership interest in contracted infrastructure assets that provided EQT with approximately $3.4 billion of cash consideration in exchange for a non-controlling common equity interest in the joint venture, which was completed on December 30, 2024. Additional details regarding these transactions may be found in our 2024 Annual Report. The 2024 STIP would also have adjusted performance metrics to account for the impacts of any discontinued operations during the year, however, no such adjustments were made for 2024.
Additionally, to avoid undue negative or positive effects on possible incentive amounts, the Committee also retains the discretion to adjust the determination of the incentive pool, including to increase, reduce, or eliminate the final incentive pool amount. Beginning on February 24, 2024, in response to the low natural gas price environment resulting from warm winter weather and elevated storage inventories, management implemented a strategy to curtail approximately 1.0 Bcf per day of gross production volume (“Strategic Curtailments”), deferring sales of the curtailed volumes to future periods in which more favorable commodity price realization may be available. The Strategic Curtailments were continued during select periods of the year and resulted in total decreased sales volume of 107 Bcfe in 2024. The Committee, considering that the Strategic Curtailments served to enhance shareholder value by deferring sales of produced volumes to future periods in response to market fundamentals, determined to adjust for the impact of 100 Bcfe of Strategic Curtailments in the calculation of the 2024
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STIP performance measures. Among other considerations, the Committee believes that this discretionary adjustment serves to maintain the alignment of incentive compensation opportunity under the annual incentive plan with the Company pursuing strategic actions that are in the best interest of the Company’s shareholders, but which would otherwise have resulted in reduced incentive opportunity under the plan. The impact of this adjustment on the 2024 STIP performance measures is detailed in Appendix A.
The final performance results for 2024, together with the resulting funding multiple for each performance measure, are provided in the table below. These individual funding multiples resulted in a total aggregate funded incentive performance pool of 1.46 times the target incentive pool funding amount.
Percent of Pool Funding	Performance Measure(1)	Performance Metric	Actual Results	Funding Multiple(2)
30%	Free Cash Flow Per Share
	Threshold	$0.00	$1.98	2.0x
	Target	$0.91
	Maximum	$1.82
20%	Environmental, Health and Safety Intensity Improvement
	Threshold	(15)%	(106)%(3)	0.0x
	Target	15%
	Maximum	50%
15%	Total Capex Per Mcfe ($/Mcfe)
	Threshold	$1.06	$0.92	2.0x
	Target	$0.99
	Maximum	$0.92
15%	Adjusted Gross G&A Expense Per Mcfe ($/Mcfe)
	Threshold	$0.156	$0.135	2.0x
	Target	$0.146
	Maximum	$0.136
10%	Cash Operating Margin ($/Mcfe)
	Threshold	$1.46	$1.60	1.4x
	Target	$1.56
	Maximum	$1.66
10%	Finding and Development Costs ($/Mcfe)
	Threshold	$0.56	$0.50	1.2x
	Target	$0.51
	Maximum	$0.46
	Total funded incentive performance pool 1.46x

(1)
See Appendix A to this proxy statement for the definition and other important information regarding the calculation of the non-GAAP performance measures used in the Company’s 2024 STIP. As discussed in greater detail in Appendix A, for purposes of the 2024 STIP, cash operating margin was calculated using constant commodity prices, with commodity prices held constant for this metric to avoid the undue positive or negative effect of prices that are beyond the control of the NEOs and may be volatile. No such adjustment was applied in calculating free cash flow per share. Free cash flow per share was calculated using the average of the shares outstanding at the end of each calendar month, adjusting for share repurchased (added back to outstanding) and shares issued in equity offerings or as consideration for acquisitions (subtracted from outstanding).

(2)
Funding multiple was determined based upon actual performance, as outlined in the following table:

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Performance Metric Level of Achievement	Payout Factor Applied(a)
Threshold	0.5
Target	1.0
Maximum	2.0

(a)
Performance between stated levels is assessed based on linear interpolation in each case. Performance below the “threshold” level results in a zero payout for the applicable performance measure.

(3)
The Company’s 2024 performance outcome on this measure was the result of an offsite contractor vehicle accident, which resulted in a significant increase to the Company’s total assigned hazard points score for 2024.

The Committee generally applied the 2024 STIP funding multiple of 1.46 to determine the 2024 STIP award payments for the NEOs. The table below presents the 2024 annual incentive award payments:
Named Executive Officer	2024 Annual Incentive Award Payment ($)
Toby Z. Rice	1,460,000
Jeremy T. Knop	788,400
Richard A. Duran	322,660
William E. Jordan	543,120
Robert R. Wingo	350,400
2024 Long-Term Incentive Awards
Over the course of several meetings in late 2023 and early 2024, the Committee designed the 2024 Long-Term Incentive Plan (“2024 LTIP”) to align the long-term incentive compensation opportunity of the Company’s NEOs with the interests of shareholders and achieve the following objectives:
■
drive appropriate performance by our NEOs, consistent with achieving our evolving business objectives;

■
be market competitive to allow us to attract and retain the highest-quality executive leadership;

■
be tax efficient;

■
minimize earnings volatility; and

■
achieve a portfolio approach to performance metrics.

The Committee’s considerations also included:
■
market data regarding the long-term incentive design for the Compensation Peer Group;

■
the appropriate way to incentivize NEOs toward the success of the Company;

■
existing long-term incentive programs and their combined influence on focusing NEO behavior on critical activities;

■
the availability of EQT shares under shareholder-approved plans;

■
the views shared by large shareholders; and

■
the views of proxy advisory services.

As a result of the Committee’s analysis, and taking into consideration advice from Meridian, the Committee designed the NEO award mix for the 2024 long-term incentive compensation program, as outlined below.
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2024 Long-Term Incentive Award Mix
Percent of Awarded Value	Type of Award	Rationale and Description	Period
60%	Incentive PSUs
■
2024 Incentive PSUs directly link pay with an appropriate mix of absolute and relative total shareholder return (“TSR”) performance

■
2024 Incentive PSUs will be settled in shares of EQT common stock

■ Three-year performance period
40%	Time-Based RSUs	■ RSU awards are a strong retention tool and align NEOs’ interests with the long-term interests of shareholders ■ RSUs granted in 2024 will be settled in shares of EQT common stock	■ RSUs granted in 2024 vest pro rata over a three-year period on each anniversary of the grant date
2024 Incentive Performance Share Units
In designing the 2024 Incentive PSU Program, the Committee determined to link the performance payout under the plan to TSR, based on a performance matrix that combines absolute and relative performance over a three-year performance period.
The Committee recognized that achieving strong absolute TSR goals is important to the Company’s shareholders. At the same time, the Committee desired to incentivize management to outperform the Company’s peers, on a relative basis, in TSR.
To align executive compensation with achieving these objectives, the Committee developed a performance matrix that evaluates both absolute and relative TSR performance in determining the performance payout factor under the program. The Committee believes that this approach is consistent with observed market trends and investor feedback within the industry. The Committee also believes that focusing our executive team on increasing both absolute and relative TSR aligns executive long-term incentive compensation opportunity with the interests of our shareholders.
2024 Performance Peer Group
The Committee designated a performance peer group (the “2024 Performance Peer Group”) for purposes of evaluating the Company’s relative TSR performance under the 2024 Incentive PSU Program.
In selecting the 2024 Performance Peer Group, the Committee started with the 2024 Compensation Peer Group (see “Designing the 2024 Compensation Benchmarking Peer Group” above). The Committee then considered that each of Hess Corporation, Pioneer Natural Resources Corporation, and Southwestern Energy Company had publicly announced transactions that would result in their being acquired and ceasing to be publicly traded companies and, as a result, determined not to include these companies in the 2024 Performance Peer Group.
The Committee then discussed and determined to apply the following enhancements to establish a better measure of relative Company performance:
Enhancement	Rationale
Assign a weighting of “two times” to each of the six peer companies that had the highest percentage of dry gas reserves	The significant majority of EQT’s reserves are dry gas; independent E&P companies with similar operations share common business dynamics, making them better benchmarks against which to evaluate relative performance
Include the S&P 500 Index as a performance “peer”	Introduces a broad market “governor” for assessing EQT’s performance relative to the equity markets broadly
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As a result, the Company’s Performance Peer Group for 2024, which is applied for measuring the Company’s relative TSR performance under the 2024 Incentive PSU Program, was as follows:
2024 Performance Peer Group
Assigned a Weighting of Two Times (2x)	Assigned a Weighting of One Times (1x)
■ Antero Resources Corporation ■ Chesapeake Energy Corporation ■ CNX Resources Corporation ■ Comstock Resources, Inc. ■ Coterra Energy, Inc. ■ Range Resources Corporation	■ APA Corporation ■ Devon Energy Corporation ■ Diamondback Energy Inc. ■ Marathon Oil Corporation ■ Matador Resources Company ■ Murphy Oil Corporation ■ Ovintiv Inc. ■ S&P 500 Index
Performance Matrix
In establishing the performance metrics and related payout factors for the absolute and relative TSR matrix, the Committee discussed and considered the goals and objectives of the Company for 2024. The resulting performance payout factor matrix under the 2024 Incentive PSU Program, which will be determined based upon the Company’s performance over the three-year performance period of January 1, 2024 through December 31, 2026, is as follows:
		Preliminary Payout Factor (2024 Incentive PSU Program)
Absolute TSR (CAGR)	15%	0.75x	1.00x	1.5x	1.75x	2.00x
	10%	0.50x	0.75x	1.25x	1.50x	1.75x
	5%	0.25x	0.50x	1.00x	1.25x	1.50x
	0%	0	0	0.75x	1.00x	1.25x
	(5%)	0	0	0.50x	0.75x	1.00x
		<25th percentile	25th percentile	50th percentile	75th percentile	≥90th percentile
		Relative TSR Percentile Ranking(1)

(1)
Relative TSR percentile ranking is determined by comparing the Company’s TSR over the three-year performance period against the TSR of the companies included in the Performance Peer Group.

The Committee maintains discretion under the terms of the 2024 Incentive PSU Program to make appropriate adjustments to the determinations of performance measures.
NAMED EXECUTIVE OFFICERS’ 2024 LONG-TERM INCENTIVE AWARDS
Each NEO’s total 2024 target long-term incentive award value is presented below. The table also shows the number of RSUs and PSUs that were awarded based on the target award value. In establishing these target award values, the Committee utilized market data provided by Meridian and applied the principles for setting total direct compensation discussed above. The average closing price of the Company’s common stock on each trading day within the 30-calendar-day period preceding, but not including, February 1, 2024 ($36.75), was used to determine the number of shares awarded to each NEO (i.e., for each NEO, the 2024 target long-term award dollar value shown in the table below was allocated 40% to time-based RSUs and 60% to PSUs, with each value then divided by $36.75 and rounded up to the nearest 10 shares to determine the share amounts set forth below). For this reason, the grant date fair values of these awards shown in the “Compensation Tables” section below may be greater than or less than the target award values.
Except as noted below, the 2024 long-term incentive awards (in the form of RSUs and PSUs, as described above) were granted to our NEOs on February 16, 2024. The RSU awards vest pro rata over a three-year period on each anniversary of the date of grant, and the PSU awards vest at the conclusion of the three-year performance period.
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Named Executive Officer	Total 2024 LTIP Award Value ($)	2024 Time-Based RSUs (40%) (#)	2024 Incentive PSU Program (60%) (#)
Toby Z. Rice	9,500,000	103,410	155,110
Jeremy T. Knop	2,600,000	28,300	42,450
Richard A. Duran	1,000,000	10,890	16,330
William E. Jordan	2,000,000	21,770	32,660
Robert R. Wingo	2,000,000	21,770	32,660
CERTIFICATION OF PERFORMANCE UNDER PREVIOUSLY AWARDED LONG-TERM INCENTIVE PROGRAMS
The performance period for the PSUs awarded under the 2022 Incentive PSU Program ended December 31, 2024. In early 2025, the Committee certified the Company’s actual performance against the performance measures for the 2022 Incentive PSU Program and, as a result, the payout for the 2022 Incentive PSU Program was calculated using a payout multiple of 2.15x.
This payout multiple was determined in two steps, in accordance with the terms of the 2022 Incentive PSU Program. First, under the 2022 Incentive PSU Program, a preliminary payout factor of 1.96x was determined based on the Company’s absolute shareholder return and total shareholder return relative to the Company’s 2022 performance peer group over the three-year performance period of January 1, 2022 through December 31, 2024. Second, in alignment with the Company’s net zero goal―announced in 2021―of achieving net zero greenhouse gas emissions from the Company’s then-existing production segment operations―on a Scope 1 and Scope 2 basis―by 2025 (our “2025 Net Zero Goal”),(1) the Committee designed the 2022 Incentive PSU Program to include a performance payout modifier tied to the successful achievement of the 2025 Net Zero Goal. In 2024, the Company successfully achieved the 2025 Net Zero Goal, with approximately 307,000 metric tons of CO2 equivalent emissions being offset with generated carbon offsets. These carbon offsets were generated at a total direct incremental cost to the Company that was less than the maximum allowable cost established under the 2022 Incentive PSU Program, resulting in a performance payout incentive modifier of 1.1x which, when multiplied by the preliminary payout factor of 1.96x, resulted in a payout multiple for the 2022 Incentive PSU Program of 2.15x.
Each of the NEOs participated in the 2022 Incentive PSU Program. Please refer to the Company’s 2023 Proxy Statement for additional information regarding the 2022 Incentive PSU Program, including a description of the 2025 Net Zero Goal payout modifier.
Other Compensation Components
HEALTH AND WELFARE BENEFITS
For 2024, the NEOs participated in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. The same contribution amounts, deductibles, and plan design provisions are generally applicable to all employees.
RETIREMENT PROGRAMS
The NEOs participate in the same defined contribution 401(k) plan, and on the same terms, as other EQT employees. The Company does not have any defined benefit retirement plans, supplemental executive retirement plans, or deferred compensation obligations to any employees.
(1)
For this purpose, “net zero” means zero metric tons of CO2 equivalent on a Scope 1 and Scope 2 basis attributable to the Company’s then-owned production segment assets (i.e., production segment assets owned by the Company as of June 30, 2021) during the twelve-months ended December 31, 2024, after adjusting for carbon offsets generated and carbon credits purchased during such twelve-month period.

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PERQUISITES
The Company follows an approach of limiting the perquisites that are available to our executives.
Executive Severance Plan
In May 2020, the Committee approved the EQT Corporation Executive Severance Plan (the “Severance Plan”), which provides benefits to eligible participating executives upon a qualifying termination of employment. The Committee adopted the Severance Plan to transition away from the Company’s legacy approach of entering into individual severance agreements with executives and certain other key employees to a consolidated executive severance plan, which the Committee views as a best practice. The severance benefits provided under the Severance Plan are generally consistent with or, with respect to certain provisions, less favorable to the individual executive than those provided under the prior individual severance arrangements.
The Committee believes that the Severance Plan supports the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection in the event that he or she experiences an involuntary termination of employment without cause during the term of the Severance Plan.
Upon execution of a participation agreement by an eligible participating executive, the Severance Plan replaces and supersedes any previously existing individual severance arrangement between the Company and the participating executive. Accordingly, no participants in the Severance Plan are party to individual severance-related agreements with the Company.
See “Potential Payments upon Termination or Change of Control” below for more information regarding the Company’s Severance Plan, individual severance arrangements, and change of control provisions under the EQT Corporation 2020 Long-Term Incentive Plan (“2020 LTIP”), including the value of the benefits provided in various circumstances under the plan.
Excise Tax Provisions
If any compensation to a NEO is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. Agreements with the executives contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax, without a reimbursement or gross-up from the Company. Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments,” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.
Equity Ownership Guidelines
We have adopted Equity Ownership Guidelines to further ensure commonality of interest between our NEOs and shareholders. By encouraging NEOs to accumulate and hold a minimum level of ownership, our executive compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to appreciation of vested awards.
Our equity ownership requirements for our CEO	8 times base salary
Our equity ownership requirements for all other NEOs	3 times base salary
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Each of our NEOs owns qualifying holdings of EQT stock well in excess of the level of equity ownership contemplated by the Company’s Equity Ownership Guidelines. In the case of our CEO, whose base salary for 2024 was $1, we note that the value of Mr. Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $88,068,359, which amount is well in excess of 8x the median base salary for CEOs in the Company’s Compensation Peer Group.
As of December 31, 2024, our NEOs’ holdings relative to their equity ownership guidelines were as set forth below:
Name	Ownership Guidelines (multiple of Base Salary)		Actual Multiple of Base Salary Owned	Value Required by Ownership Guidelines ($)	Aggregate Qualifying Value Owned ($)
Toby Z. Rice	• • • • • • • •	8x	*	*	88,068,359
Jeremy T. Knop	• • •	3x	5.7x	1,620,000	3,054,442
Richard A. Duran	• • •	3x	26.9x	1,170,000	10,507,887
William E. Jordan	• • •	3x	45.4x	1,395,000	21,093,259
Robert R. Wingo	• • •	3x	23.9x	1,200,000	9,578,313

*
The value of Mr. Toby Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $88,068,359, which amount significantly exceeds the 8x multiple of his current base salary of  $1. This amount also exceeds 8x the median base salary for CEOs in the Company’s compensation peer group.

Qualifying holdings include EQT stock owned directly, time-based RSUs, and performance-based awards for which only a service condition remains. Importantly, performance-based awards for which the performance conditions have not been satisfied and options are not counted as qualifying holdings under our stock ownership guidelines. The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds, and NEOs are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (e.g., through the exercise of options or the vesting of RSUs) must be retained if a NEO has not satisfied the NEO’s ownership target. A NEO’s failure to meet the Equity Ownership Guidelines may influence such NEO’s mix of cash and non-cash compensation.
EQT Corporation Clawback Policy
The Company has historically maintained a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company.
In 2023, the NYSE adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the exchange. Following the adoption of these NYSE listing standards, the Committee approved and adopted the EQT Corporation Clawback Policy, which replaced our prior policy and adheres to the listing standards of the NYSE and the rules of the SEC. In the event the Company is required to prepare an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
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Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the proxy statement for EQT Corporation’s 2025 Annual Meeting of Shareholders.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.
Janet L. Carrig, Chair
Lydia I. Beebe
James T. McManus II
Anita M. Powers
Robert F. Vagt
Hallie A. Vanderhider
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Compensation Policies and Practices and Risk Management

Risk Management Assessment
Members of the Company’s executive management, together with our Manager Enterprise Risk and representatives from our Legal and Human Resources departments, with the assistance of the Compensation Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment were presented to the Compensation Committee. Based on the assessment, the Company and the Compensation Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Important factors taken into consideration included, but not limited to, the following:
■
the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

■
the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress toward longer-term goals;

■
the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

■
the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

■
the Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

■
the Company’s equity ownership guidelines require executive officers to hold a meaningful equity interest, linking their interests to the interests of shareholders;

■
the Company has adopted a mandatory executive compensation recoupment “clawback” policy applicable to all executive officers that provides for the mandatory recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on attainment of a financial reporting measure; and

■
the Company prohibits the hedging and pledging of EQT securities by executive officers and directors.

The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
Corporate Stock Trading Policy and Prohibition on Hedging and Pledging of EQT Securities
The Company has adopted the EQT Corporation Corporate Stock Trading Policy that applies to all directors, officers, and employees of the Company and its subsidiaries, and to consultants and contractors of the Company and its subsidiaries who have access to material nonpublic information, as well as the Company itself. The Company believes that the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations with respect to the purchase, sale, and/or other dispositions of the Company's securities, as well as the applicable rules and regulations of the NYSE. A copy of the Corporate Stock Trading Policy is filed as Exhibit 19 to the 2024 Annual Report.
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Under the Company’s Corporate Stock Trading Policy, no officer, director, or employee may, directly or indirectly, engage in any short-sale or hedging transaction involving, or purchase or sell options in, EQT securities. The Company also prohibits the pledging of EQT securities by executive officers or directors.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Committee will evaluate the appropriate steps to take in relation to the foregoing.
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Compensation Tables

The following tables contain information concerning the compensation of our named executive officers. References to named executive officers in this “Compensation Tables” section are to the five individuals included in the tables below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Toby Z. Rice President and Chief Executive Officer	2024	1	―	9,783,420	―	1,460,000	11,500(5)	11,254,921
	2023	1	―	9,550,925	―	1,050,000	―	10,600,926
	2022	1	―	10,820,736	―	780,000	―	11,600,737
Jeremy T. Knop Chief Financial Officer	2024	533,258	―	2,677,463	―	788,400	31,050	4,030,171
	2023	428,846	―	1,807,272	―	472,500	29,700	2,738,318
Richard A. Duran Chief Information Officer	2024	388,315	―	1,030,103	―	322,660	31,050	1,772,128
	2023	380,000	―	1,061,688	―	225,750	26,665	1,694,103
	2022	380,000	―	1,202,536	―	167,700	27,000	1,777,236
William E. Jordan Chief Legal and Policy Officer and Corporate Secretary	2024	462,472	―	2,059,860	―	543,120	20,665	3,086,117
	2023	450,000	―	2,122,676	―	378,000	19,835	2,970,511
	2022	450,000	―	2,404,859	―	280,800	18,300	3,153,959
Robert R. Wingo Executive Vice President Corporate Ventures and Midstream	2024	400,000	―	2,059,860	―	350,400	31,050	2,841,310

(1)
The amounts reported in these columns reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)
The amounts for 2024 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 13 to EQT’s Consolidated Financial Statements, which is included in our 2024 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target, excluding the impact of estimated forfeitures. Assuming that the highest level of performance conditions is achieved, the grant date fair values of the 2024 Incentive PSU Program awards granted in 2024 would be: $16,000,229 for Mr. Rice; $4,378,859 for Mr. Knop; $1,684,609 for Mr. Duran; $3,368,873 for Mr. Jordan; and $3,368,873 for Mr. Wingo.

(3)
The amounts for 2024 reflect the dollar value of annual incentive compensation earned under the 2024 STIP, which amounts were paid in cash in the first quarter of 2025.

(4)
The amounts for 2024 represent the dollar value of the Company’s contributions to the 401(k) plan, other than for Mr. Rice (see footnote 5).

(5)
The amount for 2024 for Mr. Rice represents the dollar value of the Company’s payment in the amount of  (a) $9,900 for a residential security assessment and (b) $1,600 to maintain access to a global rescue service.

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2024 Grants of Plan-Based Awards Table
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Target (#)	Maximum (#)
Toby Z. Rice	STIP	—	—	1,000,000	—	—	—	—
	PSU	2/16/24	2/7/24	—	155,110	310,220	—	6,216,809
	RSU	2/16/24	2/7/24	—	—	—	103,410	3,566,611
Jeremy T. Knop	STIP	—	—	540,000	—	—	—	—
	PSU	2/16/24	2/7/24	—	42,450	84,900	—	1,701,396
	RSU	2/16/24	2/7/24	—	—	—	28,300	976,067
Richard A. Duran	STIP	—	—	221,000	—	—	—	—
	PSU	2/16/24	2/7/24	—	16,330	32,660	—	654,506
	RSU	2/16/24	2/7/24	—	—	—	10,890	375,596
William E. Jordan	STIP	—	—	372,000	—	—	—	—
	PSU	2/16/24	2/7/24	—	32,660	65,320	—	1,309,013
	RSU	2/16/24	2/7/24	—	—	—	21,770	750,847
Robert R. Wingo	STIP	—	—	240,000	—	—	—	—
	PSU	2/16/24	2/7/24	—	32,660	65,320	—	1,309,013
	RSU	2/16/24	2/7/24	—	—	—	21,770	750,847

(1)
Type of Award:

STIP	=	2024 STIP
PSU	=	2024 Incentive PSU Program Awards
RSU	=	2024 Restricted Stock Unit Awards

(2)
This column reflects the annual incentive award target amounts payable under the 2024 STIP. Awards with respect to the 2024 STIP were paid in cash in the first quarter of 2025. The target amounts reflected in the table represent the target 2024 annual incentive awards under the 2024 STIP, as approved by the Committee in February 2024. Performance results below specified levels would have resulted in zero payout under the 2024 STIP; there was no maximum individual award. See the section titled “2024 Annual Incentives” in the CD&A for further discussion of the 2024 STIP.

(3)
These columns reflect the target and maximum number of units payable under the 2024 Incentive PSU Program granted to the NEOs on February 16, 2024. The base payout factor for the 2024 Incentive PSU Program is based on TSR, as measured based on a matrix of absolute TSR performance and relative TSR performance compared to the TSR of the Performance Peer Group, in each case, over the performance period beginning on January 1, 2024 and ending on December 31, 2026. As there is no guaranteed minimum payout for these awards and the Committee has discretion to decrease any award otherwise payable, we have not included a threshold amount. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Committee. Grant date values are determined in accordance with ASC Topic 718.

(4)
This column reflects the number of time-based RSUs granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “2024 Long-Term Incentive Awards” in the CD&A for further discussion of these awards.

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Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Toby Z. Rice	1,000,000	―	10.00	2/27/27	57,323	2,643,164	―	―
	―	―	―	―	554,584	25,571,864	―	―
	―	―	―	―	73,720	3,399,229	331,748	15,296,900
	―	―	―	―	105,118	4,846,991	315,346	14,540,604
Jeremy T. Knop	―	―	―	―	3,347	154,330	―	―
	―	―	―	―	14,399	663,917	―	―
	―	―	―	―	7,375	340,061	14,750	680,123
	―	―	―	―	5,045	232,625	22,690	1,046,236
	―	―	―	―	7,741	356,938	―	―
	―	―	―	―	28,768	1,326,492	86,302	3,979,385
Richard A. Duran	―	―	―	―	6,372	293,813	—	—
	—	—	—	—	61,625	2,841,549	—	—
	―	―	―	―	8,196	377,918	36,878	1,700,445
	―	―	―	―	11,070	510,438	32,200	1,530,852
William E. Jordan	―	―	―	―	12,741	587,488	—	—
	—	—	—	—	123,251	5,683,099	—	—
	―	―	―	―	16,383	755,420	73,734	3,399,875
	―	―	―	―	22,130	1,020,414	66,400	3,061,704
Robert R. Wingo	―	―	―	―	19,109	881,116	—	—
	—	—	—	—	82,175	3,789,096	—	—
	―	―	―	―	16,309	752,008	73,402	3,384,566
	―	―	―	―	22,130	1,020,414	66,400	3,061,704

(1)
This column reflects (a) the unvested portion of the 2022 RSU awards granted on February 4, 2022 to each named executive officer, two-thirds of which vested on February 4, 2023 and February 4, 2024, respectively, with the remaining one-third vesting on February 4, 2025; (b) the unvested 2022 PSU awards, which are included based upon the actual certified payout value for such awards, which were granted on February 4, 2022 to each named executive officer; (c) the unvested portion of the 2023 RSU awards granted on February 13, 2023 to each named executive officer, one-third of which vested on February 13, 2024 with the remaining two-thirds vesting on February 13, 2025 and February 13, 2026, respectively; (d) the 2024 RSU awards granted on February 16, 2024 to each named executive officer, which vest in three equal annual installments beginning on the first anniversary of the grant date; and (e) for Mr. Knop, two additional 2023 RSU awards granted on July 24, 2023 in connection with Mr. Knop’s appointment as Chief Financial Officer, which vest (i) for one award, in three equal annual installments beginning on the first anniversary of the grant date, one-third of which vested on July 24, 2024, and (ii) for the second award, in one installment on the fifth anniversary of the grant date (in each case, including accrued dividends).

(2)
This column reflects the market value of RSUs that have not vested, and the 2022 PSU awards that have not vested but for which performance has been certified by the Committee, as described in footnote (1), as determined by multiplying the number of shares or units as shown in the column to the left by $46.11, the closing price of the Company’s common stock on December 31, 2024.

(3)
This column reflects unvested PSUs, which are shown in the table at the maximum possible performance payout multiple, as of December 31, 2024, which were granted pursuant to the 2023 Incentive PSU Program and the 2024 Incentive PSU Program (in each case, including accrued dividends). Awards under the 2023 and 2024 Incentive PSU Programs do not vest until payment following the end of the respective performance periods, which is expected to occur in the first quarter of 2026 and 2027, respectively.

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(4)
This column reflects the payout values at December 31, 2024 of unearned 2023 PSUs and unearned 2024 PSUs, respectively. The payout values were determined by multiplying the number of units as shown in the column to the left by $46.11, the closing price of the Company’s common stock on December 31, 2024. The actual payout values under the programs depend upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

Option Exercised and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Toby Z. Rice	849,833	29,401,170
Jeremy T. Knop	24,284	847,360
Richard A. Duran	94,437	3,267,165
William E. Jordan	188,864	6,534,010
Robert R. Wingo	42,015	1,416,275

(1)
Amounts in this column represent the aggregate number of  (a) RSUs that vested in accordance with the terms of their respective award agreements; and (b) PSUs that vested in accordance with the terms of the EQT Corporation 2021 Incentive Performance Share Unit Program. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows in aggregate: Mr. Rice—365,459 shares; Mr. Knop—6,479 shares; Mr. Duran—33,988 shares; Mr. Jordan—70,159 shares; and Mr. Wingo—12,694 shares.

(2)
Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation
The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.
Potential Payments upon Termination or Change of Control
The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2020 LTIP, the EQT Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), and Severance Plan, as well as the forms of our Incentive PSU Program, Restricted Stock Unit Award Agreement, Stock Option Participant Award Agreement, and Short-Term Incentive Plan, and other written agreements described below, have been filed with the SEC as exhibits to, or incorporated by reference in, our 2024 Annual Report.
Payments Pursuant to Executive Severance Plan
As discussed in the CD&A, the Company established the Severance Plan on May 19, 2020 for the purpose of providing severance benefits to executive officers and other qualifying officers of the Company who are terminated from employment. The Severance Plan is intended to replace the Company’s legacy form of confidentiality, non-solicitation and non-competition agreements with individual officers, which individual agreements previously served as the vehicle for establishing severance arrangements.
Messrs. Rice, Knop, Jordan and Wingo participate in the Severance Plan and are referred to in this discussion, collectively, as the participating named executive officers.
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By accepting the Company’s offer to participate in the Severance Plan, each participating named executive officer agreed, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months for Mr. Rice and 12 months for other participating named executive officers);

■
Restrictions on customer solicitation (24 months for Mr. Rice and 12 months for other participating named executive officers); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (24 months for Mr. Rice and 12 months for other participating named executive officers).

Severance Benefits Under the Severance Plan
Under the Severance Plan, participating named executive officers are eligible to receive the following severance benefits upon a termination of employment (i) by the Company other than for “cause,” “disability,” or death, or (ii) by the participant with “good reason” (in each case, as defined in the Severance Plan):
■
A lump-sum cash payment equal to the amount of any unpaid annual cash bonus for the calendar year before the year in which the participant’s termination of employment occurs, payable based on actual performance when annual bonuses are paid in the ordinary course (the “Unpaid Prior Year Bonus”);

■
A cash severance payment equal to two times (for the Company’s CEO) or one times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid in equal installments over a period of 24 months (for the Company’s CEO) or 12 months (for the other participating NEOs) following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 18 and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of a prorated portion of all outstanding time-vesting, long-term incentive awards and continued vesting of a prorated portion of all outstanding performance-vesting awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

Termination in Connection with Change in Control
The Severance Plan provides for modified severance to participating named executive officers in the event of a termination of employment by the Company without “cause” or by the participant for “good reason” within the two-year period commencing on a change in control (as defined in the 2020 LTIP), as follows:
■
Payment of the Unpaid Prior Year Bonus;

■
A cash severance payment equal to three times (for the Company’s CEO) or two times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid within 60 days following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant

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was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;
■
A lump-sum cash payment equal to the product of  (i) 24 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of all outstanding time-vesting long-term incentive awards and continued vesting of all outstanding performance-vesting awards remaining outstanding through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

“Cause” is defined as the participating named executive officer’s: (i) conviction of a felony, a crime of moral turpitude, or fraud, or the participating named executive officer having committed fraud, misappropriation, or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.
“Good reason” is defined as the participating named executive officer’s resignation within 90 days after: (i) a reduction in the participating named executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly-situated employees); (ii) a reduction in the participating named executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly-situated employees); (iii) a significant diminution in the participating named executive officer’s job responsibilities, duties, or authority; (iv) a change in the geographic location of the participating named executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the Severance Plan.
Receipt of these benefits is subject to the participating named executive officer executing and not revoking a release of claims in favor of the Company and his or her continued compliance with certain restrictive covenants.
The Severance Plan does not provide for any tax gross-ups. In the event the participating named executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the participating named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the participating named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Written Agreement with Other Named Executive Officer
Confidentiality, Non-Solicitation and Non-Competition Agreement
In connection with his appointment as an executive officer in 2019, the Company entered into the standard, legacy form of executive officer Confidentiality, Non-Solicitation and Non-Competition Agreement with Mr. Duran. Accordingly, Mr. Duran does not participate in the Severance Plan.
Pursuant to the terms of the Confidentiality, Non-Solicitation and Non-Competition Agreement, Mr. Duran agrees, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months);

■
Restrictions on customer solicitation (24 months); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (36 months).

The Confidentiality, Non-Solicitation and Non-Competition Agreement provides for severance benefits to Mr. Duran in the event of a termination of employment by the Company without “cause” or by Mr. Duran, as applicable, for “good reason” (with the definitions of these terms being the same as
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under the Severance Plan described above), regardless of whether that termination occurs before or after a change of control. In such an event, Mr. Duran would be entitled to receive the following severance benefits:
■
Severance payment.   A lump-sum cash severance payment equal to the sum of the following amounts:

■
24 months of base salary;

■
two times the average annual incentive earned for the three full years prior to Mr. Duran’s termination; and

■
$25,000.

■
Benefits payment.   A lump-sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 12.

■
Vesting of time-based equity awards.   Stock options, restricted stock units, and other stock awards with time-based vesting restrictions will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

■
Vesting of performance-based equity awards.   Generally, performance-based equity awards will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if Mr. Duran’s employment had not been terminated.

In order to receive the severance benefits described above, Mr. Duran must execute and deliver to the Company a general release of claims.
Mr. Duran’s agreement does not provide for any tax gross-ups. In the event that Mr. Duran would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to Mr. Duran would be reduced to the maximum amount that does not trigger the excise tax unless Mr. Duran would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
PAYMENTS PURSUANT TO COMPANY PLANS
Awards granted under the 2020 LTIP and 2019 LTIP provide that a participant would be entitled to the benefits described in the termination scenarios set forth below.
Termination for “Good Reason” or Without “Cause”
Upon termination for “good reason” or without “cause,” all outstanding awards under the 2020 LTIP and 2019 LTIP would vest as, and to the extent required by, the Severance Plan, in the case of Messrs. Rice, Knop, Jordan and Wingo, or the Confidentiality, Non-Solicitation and Non-Competition Agreement, in the case of Mr. Duran. “Good reason” and “cause” have the meanings set forth above.
Voluntary Termination for Any Reason Other Than Good Reason
Generally, upon a voluntary termination of employment for any reason other than “good reason,” all unvested options, restricted stock units, and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options. If, following a voluntary termination (other than for “good reason”), the participant remains on the Board, then the participant’s awarded equity will continue to vest for so long as the participant remains on the Board.
Termination for “Cause”
Upon termination of employment for “cause,” all unvested options, restricted stock units, and performance awards, and all unexercised vested options, are forfeited.
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Termination Resulting from Death or Disability
Upon a participant’s death, (i) 100% of the participant’s unvested 2024 RSUs, 2023 RSUs, and 2022 RSUs would vest and (ii) 100% of the participant’s 2024 PSUs, 2023 PSUs, and 2022 PSUs would vest and become payable without giving effect to the payout factor under the applicable program.
A participant who becomes disabled before payment of the 2024 PSUs, 2023 PSUs, and 2022 PSUs may receive payment for a pro rata portion of the participant’s awarded performance share units, based on the number of calendar days during the three-year performance period that the participant served prior to the termination resulting from disability, with payment contingent upon the Company’s achievement of the performance conditions under the applicable program.
Change of Control Under the 2020 LTIP
In 2020, the Board adopted, and the Company’s shareholders approved, the 2020 LTIP. While the 2020 LTIP replaced the 2019 LTIP, the awards outstanding under the 2019 LTIP remain subject to the terms and conditions of the 2019 LTIP. Each of these plans provides, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2020 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes that “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.
In the event of a change of control of the Company, the treatment of awards outstanding under the 2020 LTIP and the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for “good reason” within two years after the qualifying change of control, then, upon such termination or resignation:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards will be paid on such basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment under the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and such awards shall be paid on such basis.

Each of the 2020 LTIP and the 2019 LTIP define “change of control” to mean, generally, any of the following events:
■
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

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■
the acquisition by a person or group of beneficial owners of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

■
the termination of the Company’s business and the liquidation of the Company;

■
the consummation of a merger, consolidation, reorganization, share exchange, or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities, and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

■
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General
Except as discussed above, under the 2020 LTIP and the 2019 LTIP, a participant has no rights with respect to outstanding PSUs or RSUs prior to vesting and settlement.
Short-Term Incentive Plan
The 2024 STIP contains guidelines to determine awards when a participant’s status changes during the year. Generally, the guidelines provide for no payment to an employee under the 2024 STIP in the event the employee is terminated by the Company or elects to voluntary terminate his or her employment with the Company, in either case prior to payment by the Company of an incentive award under plan. A participant whose employment terminates by reason of death or disability (as defined in the 2020 LTIP) following the conclusion of the plan year but prior to payment of an incentive award under the plan is eligible for the payment that the individual would have received had he or she remained employed as of the payment date. A participant may be considered for a pro rata payment in the event of termination due to death or disability during the plan year, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Committee’s discretion to pay a lesser amount.
Under the terms of the 2024 STIP, in the event of a change of control (as defined in the 2020 LTIP), the plan year will automatically end, the performance measures shall be deemed to have been achieved for the pro rata portion of the calendar year that elapsed through the date of the change of control at target levels and incentive awards will be paid to the participants on this basis, subject to terms of the 2024 STIP and the Committee’s discretion to pay a lesser amount.
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2024
The tables below reflect the amount of compensation payable to each of our named executive officers upon a hypothetical termination of employment or change of control on December 31, 2024.
For purposes of the analysis, the Company has assumed that:
■
any amount payable in the discretion of the Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting benefits and perquisites will be paid at market rates (note that these assumptions are not intended to be suggestive of the decisions that the Committee would make in any actual circumstance);

■
each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with applicable covenants;

■
no named executive officer will remain on the Board following termination of employment; and

■
in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2020 LTIP or the 2019 LTIP and,

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EXECUTIVE COMPENSATION

therefore, such awards accelerate and pay out upon the change of control. Under the terms of each of the 2020 LTIP and the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.
The closing price of the Company’s common stock on December 31, 2024 ($46.11 per share) is used where payment amounts or values are dependent upon the Company’s stock price.
The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.
For the purposes of the tables below, “good reason” is defined in the Severance Plan (with respect to the participating named executive officers) or in the Confidentiality, Non-Solicitation and Non-Competition Agreement (with respect to Mr. Duran), “termination by executive without good reason” includes retirement.
The discussion above and the tables below do not address:
■
vested Company distributions and retirement matches to the 401(k) plan;

■
distributions of amounts invested in the Company’s employee stock purchase plan;

■
life insurance in an amount equal to one-times base salary;

■
potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions”);

■
payments under the Company’s long-term disability insurance policy; or

■
similar payments,

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.
Toby Z. Rice
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	3,919,749	―	3,919,749	―	3,682,999	―	―
Short-Term Incentive(2)	―	―	―	―	1,460,000	1,460,000	1,460,000
Long-Term Incentive(3)	38,390,747	―	38,390,747	―	51,380,001	51,380,001	33,094,264
Total	42,310,496	―	42,310,496	―	56,523,000	52,840,001	34,554,264
EQT CORPORATION 2025 PROXY STATEMENT | 83

EXECUTIVE COMPENSATION

Jeremy T. Knop
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,727,951	―	1,727,951	―	1,852,602	―	―
Short-Term Incentive(2)	―	―	―	―	788,400	788,400	788,400
Long-Term Incentive(3)	2,785,587	―	2,785,587	―	5,927,291	5,927,291	1,902,610
Total	4,513,538	―	4,513,538	―	8,568,294	6,715,691	2,691,010
Richard A. Duran
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	1,351,799	―	1,351,799	―	1,351,799	―	―
Short-Term Incentive(2)	―	―	―	―	322,660	322,660	322,660
Long-Term Incentive(3)	5,639,304	―	5,639,304	―	5,639,304	5,639,304	2,432,904
Total	6,991,104	―	6,991,104	―	7,313,764	5,961,964	2,755,564
William E. Jordan
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,483,469	―	1,483,469	―	1,854,199	―	―
Short-Term Incentive(2)	―	―	―	―	543,120	543,120	543,120
Long-Term Incentive(3)	8,487,237	―	8,487,237	―	11,277,137	11,277,137	7,326,657
Total	9,970,706	―	9,970,706	―	13,674,456	11,820,257	7,869,777
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Robert R. Wingo
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	984,549	―	984,549	―	1,241,799	―	―
Short-Term Incentive(2)	―	―	―	―	350,400	350,400	350,400
Long-Term Incentive(3)	6,852,149	―	6,852,149	―	9,665,770	9,665,770	5,427,556
Total	7,836,698	―	7,836,698	―	11,257,969	10,016,170	5,777,956
The following footnotes are applicable to each of the preceding tables:
(1)
For Termination upon Change of Control, we have assumed a change of control of the Company and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date.

(2)
Amounts shown as payable under the “Short-Term Incentive” row of the table for a Termination upon Change of Control reflect (i) payment of an amount equal to the executive’s 2024 annual incentive target, which amount is payable at target in accordance with the terms of the 2024 STIP upon the automatic termination of the 2024 STIP plan year at year-end as a result of the occurrence of the change of control (see discussion above for additional details) plus (ii) an additional amount equal to (x) the actual 2024 annual cash bonus that would have been paid to the executive under the 2024 STIP based on actual performance under the plan (for 2024, determined based upon actual 2024 STIP plan performance of 1.46 times) minus (y) the executive’s 2024 annual incentive target. The amount payable under the foregoing item (ii) is payable in accordance with the terms of the Executive Severance Plan. With respect to amounts shown as payable under the “Short-Term Incentive” row for death or disability, under the 2024 STIP, a NEO whose employment terminated by reason of death or long-term disability during the plan year may be eligible for payment of a prorated amount of their annual incentive award under the 2024 STIP based on the NEO’s active service during the plan year and contingent upon satisfaction of the performance criteria contained in the 2024 STIP. The table above assumes payment of the amount of each NEO’s annual incentive award for 2024 in the event of termination of employment on December 31, 2024 due to death or disability based upon the actual 2024 STIP funding multiple of 1.46 times.

(3)
The “Long-Term Incentive” row reflects the value of stock payments a NEO would be entitled to receive under outstanding long-term incentive programs (with the dollar value of (i) the outstanding 2022 Incentive PSU awards, which remained unvested as of December 31, 2024 but for which performance under the plan has been certified by the Committee, determined based upon the actual certified payout value for such awards and (ii) the outstanding 2023 and 2024 Incentive PSU awards, which remained unvested as of December 31, 2024 and for which the performance period was not completed as of December 31, 2024, determined at target) under each of the various termination scenarios. In accordance with SEC rules, the value of any vested but unexercised options is not reflected in the table for Mr. Rice above.

EQT CORPORATION 2025 PROXY STATEMENT | 85

Pay Versus Performance

The following information (our “PVP Table”) is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), Mr. Toby Z. Rice, and (ii) the Company’s NEOs other than Mr. Rice (“Non-PEO NEOs”), on an average basis.
The methodology for calculating amounts presented in the columns for 2024 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP to Company performance during 2024 is also presented below. For prior years’ footnotes describing the adjustments to calculate PEO CAP and Non-PEO NEOs CAP, please refer to our 2024 and 2023 proxy statements.
We have identified free cash flow(1) as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link CAP to our performance. We believe that our ability to grow our free cash flow is important to our shareholders, as increased free cash flow supports our ability to pay regular quarterly dividends, reduce our outstanding indebtedness, and engage in share repurchases, among other benefits. Free cash flow, measured on a per share basis, is the most heavily weighted performance measure under our 2024 STIP, with Company performance on this measure driving 30% of the plan funding for the 2024 STIP, as described in greater detail in our Compensation Discussion and Analysis.
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(5) ($ thousands)	Free Cash Flow(6) ($ millions)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2024	$11,254,921	$26,423,276(1)	$2,932,432	$5,316,204(3)	$447.25	$210.77	$230,577	$695
2023	$10,600,926	$23,366,571	$2,935,581	$4,389,834	$368.48	$203.87	$1,735,232	$858
2022	$11,600,737	$46,062,802	$2,662,847	$8,559,063	$317.08	$223.41	$1,770,965	$1,925
2021	$16,919,763	$37,208,460	$3,778,671	$6,869,438	$201.20	$146.75	$(1,142,747)	$925
2020	$7,526,515	$21,609,213	$3,025,725	$5,205,481	$117.25	$66.66	$(958,799)	$320
(1)
PEO CAP for 2024 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2024, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2024 (the “Grant Date Fair Value—2024 Equity Grants”), plus (iii) the fair value at year-end 2024 of the equity awards granted to Mr. Rice in 2024 that remained outstanding and unvested at year-end 2024 (the “Fair Value at Year-end—2024 Equity Grants”), plus (iv) for the portion of the equity awards granted to Mr. Rice prior to 2024 that remained outstanding and unvested at year-end 2024, the amount by which the fair value at year-end 2024 exceeded the fair value at year-end 2023 (the “Increase in Fair Value at Year-end—Unvested Portions of Pre-2024 Equity Grants”), plus (v) for Mr. Rice’s 2021, 2022 and 2023 RSU Awards, the amount equal to the change in fair value at the vesting date, as compared to the fair value at year-end 2023 (the “Changes in Fair Value of 2021, 2022 and 2023 RSU Awards at Vesting Dates”).

(i) 2024 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2024 Equity Grants		plus, (iii) Fair Value at Year-end—2024 Equity Grants		plus, (iv) Increase in Fair Value at Year-end—Unvested Portions of Pre-2024 Equity Grants		plus, (v) Changes in Fair Value of 2021, 2022 and 2023 RSU Awards at Vesting Dates	2024 CAP to PEO
	2024 Incentive PSU Award	2024 RSU Awards	2024 Incentive PSU Award	2024 RSU Awards	2022 and 2023 RSU Awards	2022 and 2023 Incentive PSU Awards
$11,254,921	$(6,216,809)	$(3,566,611)	$8,818,818	$4,847,012	$1,016,774	$11,038,713	$(769,542)	$26,423,276
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(2)
For years 2024 through 2020, the Non-PEO NEOs were:

■
2024: Messrs. Duran, Knop, Jordan, and Wingo (our “2024 Non-PEO NEOs”)

■
2023: Messrs. Duran, Khani, Knop, and Jordan and Ms. Evancho

■
2022: Messrs. Duran, Khani, and Jordan and Ms. Evancho

■
2021: Messrs. Duran, Khani, and Jordan and Ms. Evancho

■
2020: Messrs. Kyle Derham, Duran, Khani, and Jordan and Ms. Evancho

(3)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2024 was calculated as follows: (i) the average of the 2024 Summary Compensation Table Total for each of the 2024 Non-PEO NEOs, minus (ii) the average of the grant date fair values of the equity awards granted in 2024 to the 2024 Non-PEO NEOs (“Average Grant Date Fair Value—2024 Equity Grants”), plus (iii) the average of the fair values at year-end 2024 of the equity awards granted in 2024 to the 2024 Non-PEO NEOs which remained outstanding and unvested at year-end 2024 (“Average Fair Value at Year-end—2024 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2024 to the 2024 Non-PEO NEOs that remained outstanding and unvested at year-end 2024, the amount by which the average of the fair values at year-end 2024 of such unvested awards exceeded the average of the fair values at year-end 2023 of such unvested awards (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2024 Equity Grants”), plus (v) for any portion of the equity awards granted prior to 2024 to the 2024 Non-PEO NEOs, the amount equal to the change in the average of the fair values at the vesting dates, as compared to the average of the fair values at year-end 2023 (“Changes in Fair Value of 2021, 2022 and 2023 RSU Awards at Vesting Dates”).

(i) Average 2024 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2024 Equity Grants		plus, (iii) Average Fair Value at Year-end—2024 Equity Grants		plus, (iv) Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2024 Equity Grants		plus, (v) Changes in Fair Value of 2021, 2022, and 2023 RSU Awards at Vesting Dates	Average 2024 CAP to Non-PEO NEOs
	2024 Incentive PSU Award	2024 RSU Awards	2024 Incentive PSU Award	2024 RSU Awards	2022 and 2023 Incentive PSU Awards	2022 and 2023 RSU Awards
$2,932,432	$(1,243,482)	$(713,339)	$1,763,934	$969,425	$1,534,185	$202,341	$(129,292)	$5,316,204

(4)
The Company’s peer groups for purposes of Item 201(e) of Regulation S-K were utilized for purposes of calculating peer group total shareholder return for each year, as follows:

■
2024: Antero Resources Corporation; APA Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; and Range Resources Corporation (collectively “2024 Peer Group”). The following were not included in the calculation of peer group TSR: Chesapeake Energy Corporation and Southwestern Energy, which effected a business combination into one company, Expand Energy Corporation, in October 2024; Hess Corporation, which announced in October 2023 a pending merger with Chevron Corporation; Marathon Oil Corporation, which was acquired by ConocoPhillips in November 2024; and Pioneer Natural Resources Company, which was acquired by ExxonMobil Corporation in May 2024.

■
2023: Antero Resources Corporation; APA Corporation; Chesapeake Energy Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Hess Corporation; Marathon Oil Corporation; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; Pioneer Natural Resources Company; Range Resources Corporation; and Southwestern Energy Company (collectively “2023 Peer Group”). PDC Energy, Inc., which was acquired by Chevron Corporation in August 2023, is not included in the calculation of peer group TSR.

■
2022 (used for calculating peer total shareholder return for years 2020—2022): Antero Resources Corporation; APA Corporation; Chesapeake Energy Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Marathon Oil Corporation; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; PDC Energy, Inc.; Range Resources Corporation; and Southwestern Energy Company (collectively “2020-22 Peer Group”). Continental Resources, Inc., which was taken private and ceased trading as a public company in November 2022, is not included in the calculation of peer group TSR for 2022. Chesapeake Energy Corporation, which emerged out of bankruptcy in 2021, is not included in the calculation of peer group TSR for 2020 and 2021.

In accordance with applicable SEC rules, peer group TSR for each year was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(5)
Amounts shown are net income (loss) attributable to EQT Corporation, as reflected in the Company’s Statements of Consolidated Operations for each of the years ended December 31, 2020, 2021, 2022, 2023, and 2024.

(6)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important financial information regarding, this non-GAAP financial measure.

EQT CORPORATION 2025 PROXY STATEMENT | 87

Pay Versus Performance

Narrative Discussion of Relationship Between CAP and Financial Performance Measures

One objective of the PVP Table is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the PVP Table reflects an alignment of CAP with improvements in the Company’s performance on key financial performance measures.
In addition to reviewing this discussion and the PVP Table above, we encourage you to read the Compensation Discussion and Analysis section of this proxy statement, which explains our executive compensation philosophy and programs as well as compensation decisions relating to 2024 compensation for our NEOs.
CAP Versus Company TSR
As illustrated in Chart 1 below, increases in the Company’s TSR over the initial three-year period 2020 through 2022 align with positive CAP values for our PEO and Non-PEO NEOs over this same period. In the successive two-year period 2023 through 2024, CAP values declined relative to prior years but remained positive in alignment with continued, year over year increases in TSR. Our compensation program design emphasizes structuring a significant portion of NEO compensation in the form of at-risk, performance-based equity incentives—specifically, a mix of Incentive PSU awards and time-based RSUs and, in the case of our PEO, a stock option award granted in 2020.
The Company’s strong absolute TSR performance over this five-year period drove an on-average increase in the fair value of unvested and in-period vesting equity awards.
Chart 1: Alignment of PEO and Non-PEO NEOs’ CAP Amounts with Company TSR
Company TSR Versus Peer Group TSR
The Company continues to outperform its peer group on five-year cumulative TSR for the period 2020 through 2024. Specifically, as highlighted above, our compensation program is designed with a significant portion of NEO compensation being performance-based, variable at-risk compensation in the form of long-term equity incentive awards. The Company’s strong absolute TSR performance over this five-year period drove an increase in the fair value of unvested and in-period vesting equity awards, which resulted in positive CAP over the five-year period.
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Pay Versus Performance

Additionally, the Company’s Incentive PSU Program is designed with a payout factor tied to Company performance measured against a mix of absolute and/or relative TSR goals. These TSR-based performance measures provide for an increased award payout opportunity in the event of certain Company TSR outperformance against pre-established goals and, alternatively, a decreased award payout opportunity in the event of underperformance against these TSR goals.
As Chart 2 below illustrates, the Company outperformed the peer group on TSR over the five-year cumulative period. Consistent with applicable SEC rules, Company and peer group TSR were calculated on a cumulative, market-weighted basis over the five-year period of 2020 through 2024, assuming an initial investment of  $100 made on December 31, 2019. The list of our peer companies for each of the past five years, respectively, can be found in footnote 4 to the PVP Table.
Chart 2: Comparison of Company TSR and Peer Group TSR
CAP Versus Free Cash Flow
As described above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link CAP to our performance. Free cash flow, measured on a per-share basis, was the most heavily-weighted metric under our 2024 STIP, 2023 STIP, 2022 STIP, and 2021 STIP. As Chart 3 below shows, relative changes in CAP amounts generally align with relative changes in the Company’s free cash flow over each of the last five years. This is due primarily to the Company’s use of equity incentives in its compensation program and the positive impact on our stock price of increases in free cash flow.
EQT CORPORATION 2025 PROXY STATEMENT | 89

Pay Versus Performance

Chart 3: Alignment of CAP with Free Cash Flow
CAP Versus Net Income
SEC rules require that net income be presented as a performance measure in the PVP Table above. As the PVP Table illustrates, changes in CAP for our PEO and non-PEO NEOs are generally not aligned with performance on net income as a financial performance measure. We believe that this result is due, in part, to the impact of changes in the fair value of derivative instruments prior to settlement on the Company’s reported net income for a particular period. Natural gas is a commodity, and, therefore, we typically receive market-based pricing for our produced natural gas and natural gas liquids. To protect our cash flow from undue exposure to the risk of changing commodity prices, we hedge a portion of our forecasted natural gas production using derivative instruments (which we sometimes refer to as natural gas commodity price hedges) at, for the most part, New York Mercantile Exchange (NYMEX) natural gas prices. Volatility in the market price of natural gas over time causes us to recognize gains or losses on these hedges prior to their settlement, which impacts our reported net income in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.
Important Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for 2024.
Relative Total Shareholder Return
Absolute Total Shareholder Return
Free Cash Flow(1)

(1)
Please see the Compensation Discussion and Analysis section of this proxy statement for a discussion of free cash flow, which, measured on a per-share basis, represents the most heavily-weighted financial performance measure under the Company’s 2024 STIP. Please also see Appendix A to this proxy statement for important information regarding the calculation of free cash flow, which is a non-GAAP performance measure.

90 | ir.eqt.com

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Toby Z. Rice, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Mr. Rice’s annual total compensation for 2024, calculated pursuant to SEC rules, was $11,254,921. The annual total compensation of the median employee of the Company for 2024, calculated pursuant to SEC rules, was $152,502. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was 74:1 for 2024.
Effective July 22, 2024, the Company acquired the entirety of Equitrans Midstream Corporation and its subsidiaries. Pursuant to Part 2 of Instruction 7 to Item 402(u) of Regulation S-K, employees who joined the Company as a result of the Equitrans Acquisition are excluded from the median employee calculation for the year ended December 31, 2024. Accordingly, the employee population data that we used to calculate our 2024 pay ratio does not include approximately 511 former Equitrans employees, thirty-six of whom were employed under a transition services agreement.
For the year ended December 31, 2024, we used the same median employee as was used in the previous year, which we identified on December 31, 2022. In identifying the median employee, we used total direct compensation as our compensation measure and a determination date of December 31, 2022 (the “Determination Date”). Total direct compensation is (i) annual base salary, plus (ii) target annual bonus, plus (iii) annual equity incentive target or, in the case of hourly employees, (i)(x) hourly rate (as of the Determination Date), times (y) expected hours per year, plus (ii) target annual bonus, plus (iii) annual equity incentive target. We believe that total direct compensation is an appropriate compensation measure because, under our “equity for all” program, every permanent employee received an RSU grant in 2022 (and again in 2023 and 2024). We then selected the median employee, having identified the 2022 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees (full-time and part-time) in our calculation. Except with respect to the exclusion of the Equitrans employee population, we did not make any other assumptions, adjustments, or estimates with respect to our calculation of total direct compensation or our determination of the median employee.
EQT CORPORATION 2025 PROXY STATEMENT | 91

Officer Exculpation

Proposal 3―Approval of an Amendment to the Company’s Bylaws to reflect Pennsylvania Law Provisions regarding Officer Exculpation

Background of the Proposed Amendment
In 2023, the Commonwealth of Pennsylvania enacted Section 1735 of the Pennsylvania Business Corporation Law (the “PBCL”), which permits a Pennsylvania corporation to extend to officers of a corporation the protection from personal liability similar to that currently available to directors under Section 1713 of the PBCL. Specifically, the statute authorizes corporations to eliminate the personal liability of an officer for monetary damages for any action taken unless the officer has breached a duty involving self-dealing, willful misconduct, or recklessness (commonly referred to as “exculpation”). These limitations do not apply to the responsibility or liability of an officer under any criminal statute or the liability of an officer for the payment of taxes pursuant to Federal, state, or local law.
Prior to the adoption of this new provision, the PBCL provided for exculpation from such personal liability for directors, but not for officers. The Company’s current Amended and Restated Bylaws, as amended through July 18, 2024 (the “Bylaws”), currently provide for the exculpation of directors as permitted by the PBCL. In light of the update of the PBCL, we are proposing to amend the Company’s Bylaws to add a provision exculpating the Company’s officers from liability in the specific circumstances now permitted by Pennsylvania law.
After consideration, the Board unanimously adopted and determined that an amendment to the Bylaws to provide for the exculpation of officers of the Company as permitted by the PBCL is advisable and in the best interests of the Company and its shareholders, and, in accordance with the PBCL, hereby seeks approval by our shareholders to amend the Bylaws to provide for the exculpation of officers of the Company as permitted by Section 1735 of the PBCL (the “Officer Exculpation Amendment”), and recommends that our shareholders approve, the Officer Exculpation Amendment.
Reasons for the Officer Exculpation Amendment
In determining that the Officer Exculpation Amendment is advisable and in the best interests of the Company and its shareholders, the Board considered that the role of an officer (like the role of a director) requires time-sensitive decision-making on complex matters that can lead to risk of lawsuits, even in the absence of any underlying merit. Limiting concern about personal financial risk for actions other than those failures with respect to their fiduciary duties involving self-dealing, willful misconduct, or recklessness, empowers both directors and officers to best exercise their business judgment in furtherance of shareholder interests. Additionally, the Board believes that the Officer Exculpation Amendment would benefit the Company and its shareholders by enhancing the Company’s ability to attract and retain the most qualified and talented officers. We expect that some companies with which we compete for executive talent will adopt, if they have not already, similar exculpation clauses that limit the personal liability of officers in their respective governing documents. In the absence of this exculpatory protection, officer candidates might be deterred from serving as officers of the Company due to higher exposure to personal liability in an environment with increasing litigation and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.
It is also possible that premiums for director and officer insurance could increase for corporations that do not adopt officer exculpation clauses that limit the personal liability of officers in their governing documents. Accordingly, adopting the Officer Exculpation Amendment could better position the Company to both potentially reduce litigation costs associated with lawsuits against our officers (many of which may be frivolous) and avoid potential heightened insurance premiums.
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Officer Exculpation

The Officer Exculpation Amendment is carefully drafted, consistent with Section 1735, to protect officers without limiting their liability for claims for breaches involving self-dealing, willful misconduct, or recklessness, and would serve to align the protections available to our officers with those already available to our directors.
Proposed Officer Exculpation Amendment
The text of the proposed Officer Exculpation Amendment, which would modify Article VI by adding a new Section 6.13 to our Bylaws, is attached as Appendix B to this Proxy Statement. On December 18, 2024, the Board adopted, subject to shareholder approval, the Officer Exculpation Amendment and declared that it was advisable to submit the amendment to shareholders for a vote.
If approved by the Company’s shareholders, the Officer Exculpation Amendment will become effective upon approval. If the Officer Exculpation Amendment is not approved by the Company’s shareholders, the Bylaws will not be amended, and no exculpation under Section 1735 of the PBCL will be provided for the Company’s officers. The Company’s officers will nevertheless retain their existing rights under the Company’s indemnification agreements and insurance policies.
The Board of Directors recommends a vote FOR the approval of an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation.
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EQT Corporation 2025 Employee Stock Purchase Plan

Proposal 4―Approval of the EQT Corporation 2025 Employee Stock Purchase Plan

Introduction
We are asking you to approve the EQT Corporation 2025 Employee Stock Purchase Plan (the “Plan”), to replace the Company’s existing employee stock purchase plan, which was originally adopted by the Company in 2008 (the “2008 Plan”).
Background
On February 6, 2025, the Board of Directors (the “Board”), following approval and recommendation by the Management Development and Compensation Committee of the Board, unanimously adopted, subject to shareholder approval, the EQT Corporation 2025 Employee Stock Purchase Plan (the “Plan”) to replace the Company’s existing employee stock purchase plan.
The Board recommends that the shareholders vote “FOR” approval of the adoption of the Plan.
The purpose of the Plan is to provide a method for our employees to have the opportunity to purchase shares of common stock, no par value, of the Company (“Common Stock”) at a discounted price through payroll deductions. The aggregate number of shares of Common Stock that may be issued and sold under the Plan is 1,000,000 shares, subject to proportionate adjustment in the event of stock dividends, splits, and similar events pursuant to the terms of the Plan.
The Committee and the Board believe that the Plan, if approved by our shareholders, will further the Company’s compensation and benefits structure and strategy and support our continued ability to attract, retain, and motivate our broad base of approximately 1,500 employees (as of January 27, 2025). The Plan offers eligible employees of the Company and its designated subsidiaries the opportunity to purchase shares of Common Stock, at a discounted price through regular payroll deductions. Accordingly, the Plan provides eligible employees with the opportunity to participate as owners in our Company and share in our financial success, aligning the interests of participating employees with our shareholders, and further incentivizing our employees to promote the Company’s continued success. Participation in the Plan is entirely voluntary.
In reaching its decision regarding the appropriate number of shares of Common Stock that may be issued and sold under the Plan, the Committee considered several factors, including historical participation by our employees under our existing employee stock purchase plan, forecasts of expected share utilization, and the expected length of time before the share reserve would be depleted. Based on recent historical employee participation in our existing plan, the Company’s forecast indicates that 1,000,000 shares of Common Stock will allow employee participation in the Plan for at least six years, although the actual number of shares utilized will depend on a variety of factors, including employee participation levels and the Common Stock price. The proceeds received by the Company from the sale of Common Stock under the Plan may be used for any lawful corporate purpose.
The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), nor is it qualified as a pension, profit-sharing, or stock bonus plan under Section 401(a) of the Code. Subject to receipt of shareholder approval, the Plan will supersede and replace in its entirety our existing employee stock purchase plan, effective upon the commencement of the first purchase period under the Plan.
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Summary of the Plan
Key Highlights
■
The Plan provides for broad-based employee participation (see “Eligibility” below);

■
The Plan provides for limits on employee contributions, specified as a percentage of base compensation (see “Payroll Deductions and Eligible Compensation” below);

■
The Plan provides for a purchase price equal to 90% of the fair market value of the Common Stock on the purchase date (the “Designated Percentage”), which represents a 10% discount to the fair market value (see “Purchase Price” below);

■
While the Committee may change the Designated Percentage, the Plan requires that the Designated Percentage upon which the purchase price is based for any future purchase period may not be less than 85% (see “Purchase Price” below); and

■
The Company does not provide a “matching contribution” with respect to employee contributions under the Plan.

■
If the Plan is approved by the shareholders at the 2025 Annual Meeting, 1,000,000 shares of Common Stock will be available for issuance under the Plan, subject to proportionate adjustment in the event of stock dividends, splits, and similar events.

Summary of Plan Terms
The following is a summary of the material terms and conditions of the Plan. This summary is not intended to be a complete description of all provisions of the Plan and is qualified in its entirety to the full text of the Plan. A copy of the Plan is attached to this proxy statement as Appendix C.
As of January 27, 2025, approximately 1,500 employees would have been eligible to participate in the Plan. Because the Company’s executive officers are eligible to participate in the Plan along with other eligible employees of the Company, they may be deemed to have a personal interest in the approval of this Proposal.
The closing price of Common Stock on the NYSE on February 3, 2025 was $52.18.
Term of Plan
The Plan was adopted by the Board effective on February 6, 2025, subject to shareholder approval. If the Plan is approved by shareholders, the first Purchase Period (as defined under the Plan) will commence on January 1, 2026 (or such earlier or later date as determined by the Committee) and the Plan will continue in effect until terminated in accordance with its terms. The Company’s existing 2008 Plan will be terminated effective upon commencement of the first Purchase Period under the Plan.
Administration
The Plan is administered by the Committee. The Committee may delegate to one or more individuals or committees the day-to-day administration of the Plan. The Committee, or its delegate, shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be final and binding upon all participants.
Eligibility
Any employee employed by the Company or by any designated subsidiary on the first business day of each purchase period (the “Offering Date”) is eligible to participate in the Plan beginning as soon as administratively practical following such employee’s most recent date of hire. For the purposes of the Plan, an employee means a common law employee of the Company or a designated subsidiary who performs compensated services for the Company or a designated subsidiary and is carried on the
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payroll records of the Company or a designated subsidiary either as a full-time regular employee or as an employee who is in a job classification designated on the payroll records as “Part-Time 1” (as determined by the Committee or its designee based upon its own internal rules and procedures). Employees who are on a Company paid leave of absence, as described in the Company’s policies, are considered employees through the leave of absence. Although non-employee directors are not eligible to participate in the Plan, employee directors and executive officers who satisfy the above requirements are eligible to participate in the Plan. Accordingly, each employee member of the Board and each executive officer has an interest in this proposal.
Eligible employees may become participants in the Plan beginning with the first payroll date following the commencement of the purchase period by submitting, during the enrollment period prior to an applicable Offering Date prescribed by the Committee, a completed payroll deduction authorization in the manner specified with the Human Resources Department of the Company.
Purchase Periods
Purchase periods are determined by the Committee, in its discretion, and unless otherwise determined by the Committee, (i) the duration of each purchase period is one month, (ii) the first purchase period following the Effective Date will commence on January 1, 2026 (or such earlier or later date as may be determined by the Committee); and (iii) subsequent purchase periods will run consecutively after the termination of the preceding purchase period. The Committee has the power to change the commencement date or duration of the first Purchase Period or any future purchase periods. In the event of a “Change of Control” (as defined in the Company’s 2020 Long-Term Incentive Plan, as amended, or any successor plan), then the Committee may, in its sole discretion, establish a date on or before the date of consummation of such Change of Control, which date will be the ending date of the then current purchase period.
Payroll Deductions and Eligible Compensation
A participant may authorize payroll deductions between 1% and 10%, or such other percentage as specified by the Committee prior to the commencement of a purchase period, in whole percentages, of the participant’s Eligible Compensation.
For the purposes of the Plan, “Eligible Compensation” means the base pay or salary established by the Company for the services of an employee, including overtime and merit salary increases, but excludes all other forms of compensation, including, without limitation, bonuses, commissions, severance payments, all non-regular payments, payments to health, retirement, unemployment, death, long-term disability (other than short-term non-occupational illness), or any other similar plan generally classified as a welfare or pension plan, payments in lieu of vacation paid during the year, any special purpose payments such as car or expense allowances, moving expenses, educational payments, and any other non-basic payments. The Committee has the authority to approve the inclusion or deletion of any or all forms of compensation in or from the definition of Eligible Compensation and may change the definition on a prospective basis.
Subject to any limitations as may be prescribed by the Committee, a participant may increase or decrease such participant’s rate of payroll deductions for any purchase period at any time in accordance with and by such time as is established under the Company’s then applicable procedures for changing payroll deductions, which at a minimum will permit a participant to increase or decrease such participant’s rate of payroll deductions on the first day of each January, April, July, or October by filing a new payroll deduction authorization with the Company at least 30 days prior to such dates.
A separate bookkeeping account for each participant will be maintained by the Company under the Plan, and the amount of each participant’s payroll deductions will be credited to such account. A participant may not make any additional payments into such account. All payroll deductions may be held by the Company and commingled with its other corporate funds. No interest shall be paid or credited to the participant with respect to such payroll deductions except where required by local law or as determined by the Committee.
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Purchase Price
The purchase price will be 90% of the fair market value of the Common Stock on the purchase date (the “Designated Percentage”). The Committee may change the Designated Percentage upon which the purchase price is based for any future purchase period; provided, however, that the Plan provisions provide that the Designated Percentage may not be less than 85%. Further, the Committee may determine with respect to any prospective purchase period that the price will be the Designated Percentage of the lower of  (i) the fair market value of the Common Stock on the Offering Date or (ii) the fair market value of the Common Stock on the purchase date.
Purchase of Common Stock
On each purchase date, a participant automatically purchases the maximum number of full or fractional shares of Common Stock, with a one share minimum, purchasable based on the (i) accumulated payroll deductions credited to the participant’s account as of the purchase date and (ii) applicable price. Any unused balance in the participant’s account following the purchase date may be retained in the participant’s account for the next purchase period, unless the participant requests that it be refunded, without interest. All fees associated with the purchase of shares will be paid by the Company.
Shares that may be issued under the Plan may either be authorized but unissued shares or treasury shares or partly each, or shares purchased on the open market, as determined from time to time by the Committee.
Unless and until otherwise determined by the Committee, all shares purchased under the Plan will be deposited, in book-entry form or otherwise, directly to an account established in the name of the participant. The Committee may require that shares purchased under the Plan be retained for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. Rights to purchase, which are granted to participants, may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and during the participant’s lifetime may be exercised only by the participant.
Additionally, participants do not have any voting, dividend, or other shareholder rights with respect to rights to purchase shares of Common Stock under the Plan until the shares subject to such rights have been purchased and delivered to the participant.
Termination and Suspension of Participation
Under procedures established by the Committee, a participant may discontinue payroll deductions under the Plan at any time during, or following, a purchase period. If a participant discontinues participation during a purchase period, such participant’s accumulated payroll deductions remain in the Plan for the purchase of Common Stock at the end of the purchase period, but no further payroll deductions will be made from such participant’s pay during such purchase period or future purchase periods. A participant’s withdrawal will not have any effect upon such participant’s eligibility to elect to participate in any succeeding purchase period.
In the event a participant’s employment with the Company or any subsidiary is terminated for any reason (including, without limitation, death, disability, or failure to return to active employment following a paid leave of absence) prior to the expiration of a purchase period, the participant’s participation in the Plan will terminate, and all amounts credited to the participant’s account will be returned to the participant by including such amounts in the participant’s final paycheck.
Amendment and Termination of the Plan
The Committee may, in its sole discretion and insofar as permitted by law, terminate or suspend the Plan, or revise or amend the Plan in any respect whatsoever without shareholder approval, except as may be required by the rules of any stock exchange on which the Common Stock is listed; provided, however, that without approval of the shareholders, no such revision or amendment shall (a) increase the number of shares subject to the Plan, other than an adjustment pursuant to the terms of the
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EQT Corporation 2025 Employee Stock Purchase Plan

Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in the Plan. The Committee may delegate to one or more executive officers of the Company the authority to amend or revise the Plan; provided that such delegated authority shall be subject to applicable law, the foregoing limitations, and to such other limitations and parameters as the Committee may impose by resolution from time to time.
Adjustments
If a dividend or other distribution is declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding purchase options, the number of shares of the Common Stock subject to the share limit provided in the Plan, and the number of shares which may be issued under the Plan but are not then subject to outstanding purchase options will be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.
Subject to the Committee’s ability to terminate the Plan and the Committee’s discretion to terminate a purchase period in accordance with the terms of the Plan, in the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of shares of Common Stock), or nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the shares of Common Stock to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), then the Committee will make such adjustments to the Plan as it deems appropriate or equitable, in its sole discretion, including to substitute for each share of Common Stock that may be issued under the Plan (including, without limitation, shares of Common Stock then subject to any outstanding purchase options) into the number and kind of shares of stock or other securities into which each outstanding share of Common Stock will be so changed or for which each such share will be exchangeable as a result of such corporate event or transaction.
In case of any adjustment or substitution as provided for under the Plan, the Committee will equitably adjust the formula for determining the purchase price of outstanding purchase options.
In the event that any adjustment or substitution provided for under the Plan requires the approval of shareholders in order to enable the Company to grant purchase options under the Plan, then no such adjustment or substitution will be made without the required shareholder approval.
Certain Federal Income Tax Consequences
The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of Common Stock under the Plan and certain dispositions of shares acquired under the Plan.
The Plan is not intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code, and it is not intended to qualify under Section 401 of the Code or otherwise be subject to the requirements of ERISA. This description of the Federal income tax consequences of the Plan is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences, and state, local, and foreign tax consequences that are not discussed below. All affected individuals should consult their own tax advisors regarding their own situation. This discussion is intended for the information of shareholders considering how to vote on the requested approval of the Plan, it is not intended as tax guidance to individuals who will participate in the Plan.
For Federal income tax purposes, the money withheld from a participant’s Eligible Compensation to purchase Common Stock under the Plan is taxable as ordinary income (as of the date the payroll deduction occurred), and is subject to payroll taxes, as if the participant actually received the money.
Participants in the Plan are viewed as having been granted an option on the first business day of a purchase period and as having exercised the option by the automatic purchase of shares under the Plan on the last day of the purchase period. A participant will recognize ordinary income on the date of
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exercise of the option (that is, the last day of a purchase period) in an amount equal to the difference between the purchase price and the fair market value of the Common Stock on the purchase date. The ordinary income recognized on the date of exercise of the option is also subject to payroll taxes as if the participant actually received the money. The sum of the purchase price and the ordinary income recognized on the date of exercise of the option is equal to the fair market value of the Common Stock on the purchase date and is the participant’s basis in the Common Stock received upon exercise of the option.
Upon a subsequent sale of the Common Stock, a participant will recognize capital gain or loss. If the Common Stock has been held for more than one year from the date of exercise of the option, the gain or loss will be long-term. As of the date of this summary, the maximum Federal tax rate for long-term capital gains is 20%. If the Common Stock has been held for less than one year from the date of exercise of the option, the gain or loss will be short-term. As of the date of this summary, the Federal tax rate for short-term capital gains is equal to a participant’s ordinary income tax rate.
The Company or one of its subsidiaries will generally be entitled to a Federal tax deduction equal to the amount of ordinary income recognized by the participant in the year that the participant recognizes the income.
New Plan Benefits
Participation in the Plan is voluntary and each eligible employee will make their own decision whether and to what extent to participate in the Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Plan.
The Board of Directors recommends a vote FOR the approval of the EQT Corporation 2025 Employee Stock Purchase Plan.
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EQT Corporation 2025 Employee Stock Purchase Plan

Equity Compensation Plan Information

The following table and related footnotes provide information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including the 2020 Long-Term Incentive Plan (“2020 LTIP”), 2019 Long-Term Incentive Plan (“2019 LTIP”), 2014 Long-Term Incentive Plan (“2014 LTIP”), 2009 Long-Term Incentive Plan (“2009 LTIP”), 2008 Plan, and 2005 Directors’ Deferred Compensation Plan (“2005 DDCP”):
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights (B)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected In Column A (C)
Equity Compensation Plans Approved by Shareholders(1)	4,379,293(2)	12.14(3)	18,488,456(4)
Equity Compensation Plans Not Approved by Shareholders(5)	164,901(6)	N/A	98,095(7)
Total	4,544,194	12.14	18,586,551

(1)
Consists of the 2020 LTIP, 2019 LTIP, 2014 LTIP, 2009 LTIP, and the 2008 Plan. Effective as of May 1, 2020, in connection with the adoption of the 2020 LTIP, we ceased making new grants under the 2019 LTIP. Effective as of July 10, 2019 in connection with the adoption of the 2019 LTIP, we ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, we ceased making new grants under the 2009 LTIP. The 2019 LTIP, 2014 LTIP, and the 2009 LTIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on May 1, 2020 (for the 2019 LTIP), July 10, 2019 (for the 2014 LTIP) and April 30, 2014 (for the 2009 LTIP).

(2)
Consists of  (i) 2,869,536 shares subject to outstanding performance awards under the 2020 LTIP, inclusive of dividend reinvestments thereon (counted at a 2X multiple assuming maximum performance is achieved under the awards (representing 1,375,571 target awards and dividend reinvestments thereon)), (ii) 221,096 shares subject to outstanding directors’ deferred stock units under the 2020 LTIP, inclusive of dividend reinvestments thereon, (iii) 1,000,000 shares subject to outstanding stock options under the 2019 LTIP, (iv) 41,333 shares subject to outstanding directors’ deferred stock units under the 2019 LTIP, inclusive of dividend reinvestments thereon, (v) 195,336 shares subject to outstanding stock options under the 2014 LTIP, (vi) 47,326 shares subject to outstanding directors’ deferred stock units under the 2014 LTIP, inclusive of dividend reinvestments thereon; and (vii) 4,666 shares subject to outstanding directors’ deferred stock units under the 2009 LTIP, inclusive of dividend reinvestments thereon.

(3)
The weighted-average exercise price is calculated solely based on outstanding stock options under the 2019 LTIP, 2014 LTIP and the 2009 LTIP and excludes deferred stock units under the 2020 LTIP, 2019 LTIP, 2014 LTIP and the 2009 LTIP and performance awards under the 2020 LTIP, 2019 LTIP and 2014 LTIP. The weighted average remaining term of the outstanding stock options was 2.3 years as of December 31, 2024.

(4)
Consists of  (i) 18,383,332 shares available for future issuance under the 2020 LTIP and (ii) 105,124 shares available for future issuance under the 2008 Plan. As of December 31, 2024, no shares were subject to purchase under the 2008 Plan.

(5)
Consists of the 2005 DDCP, which is described below, and the legacy Equitrans Midstream Corporation Directors Deferred Compensation Plan (the “Equitrans DDCP”).

(6)
Consists entirely of shares invested in the EQT common stock fund, payable in shares of common stock, allocated to non-employee directors’ accounts under the 2005 DDCP and the Equitrans DDCP as of December 31, 2024.

(7)
Consists entirely of shares available for future issuance under the 2005 DDCP as of December 31, 2024.

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2005 Directors’ Deferred Compensation Plan
The 2005 DDCP was adopted by the Compensation Committee, effective January 1, 2005. Neither the original adoption of the plan nor its amendments required approval by our shareholders. The plan allows non-employee directors to defer all or a portion of their directors’ fees and retainers. Amounts deferred are payable on or following retirement from our Board of Directors unless an early payment is authorized after the director suffers an unforeseeable financial emergency. In addition to deferred directors’ fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 2009 LTIP and the 2014 LTIP are administered under this plan.
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Audit Matters

Proposal 5―Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025

The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to, Ernst & Young LLP’s independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting our shareholders’ input is a matter of good corporate governance. If the shareholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if Ernst & Young LLP’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP are expected to be present at the 2025 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if such representatives desire to do so.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.
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Audit Matters

Auditor Fees

The following chart details the fees billed to the Company by Ernst & Young LLP during 2024 and 2023:
	Fiscal Year Ended December 31,
E&Y Fees	2024 ($)	2023 ($)
Audit fees(1)	4,743,050	2,740,000
Audit-related fees(2)	290,350	140,000
Tax fees(3)	40,000	—
All other fees(4)	7,704	6,545
Total fees	5,081,104	2,886,545

(1)
Audit fees include fees for the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuance of consents, comfort letters, and assistance with and review of documents filed with the SEC, as well as fees for audit services that are normally provided in connection with statutory and other regulatory filings, including audits required for EQM Midstream Partners, LP and FERC regulatory compliance.

(2)
Audit-related fees include fees for employee benefit plan audits, audit and attest services required by partners or other third party stakeholders, internal control advisory services outside the scope of the Company’s audit, and attest engagements not required by statute or regulation.

(3)
Tax fees include fees for federal and state compliance and tax planning advice.

(4)
All other fees include fees for a subscription to Ernst & Young LLP’s Atlas service, an electronic accounting and research tool.

The Audit Committee has adopted the Policy Relating to Services of Registered Public Accountant, under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
■
Bookkeeping or other services related to the accounting records or financial statements;

■
Financial information systems design and implementation;

■
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

■
Actuarial services;

■
Internal audit outsourcing services;

■
Management functions;

■
Human resources functions;

■
Broker-dealer, investment adviser, or investment banking services;

■
Legal services;

■
Expert services unrelated to the audit; or

■
Prohibited tax services.

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee, but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $150,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2024, 100% of the professional fees reported as audit-related fees required to be pre-approved complied with the above policy.
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Audit Matters

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for assessing its qualification, independence, and performance. The Audit Committee’s charter sets forth its duties and responsibilities. The Audit Committee charter, which was last amended in December 2024, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
The Audit Committee is composed of non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each of Mses. Canaan and Vanderhider and Messrs. Hu and Vagt is an audit committee financial expert, as that term is defined by the SEC. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. The Audit Committee has met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as it deemed to be appropriate, including the overall scope and plans for the audit. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence from management and the Company. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, the Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.
Based on the reports and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2024 Annual Report.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Audit Committee of the Board of Directors.
Lee M. Canaan, Chair
Frank C. Hu
Dr. Kathryn J. Jackson
Anita M. Powers
Robert F. Vagt
Hallie A. Vanderhider
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Equity Ownership

Security Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock, which information was available to the Company as of February 3, 2025:
NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING(6)
Wellington(1) 280 Congress Street Boston, MA 02210	53,342,161(1)	8.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	46,922,537(2)	7.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	42,589,209(3)	7.1%
State Street Corp One Lincoln Street Boston, MA 02111	35,206,405(4)	5.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,452,907(5)	5.4%

(1)
Information based on an amendment to Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (“Wellington”) with the SEC on February 10, 2025, reporting that Wellington has sole voting power and sole dispositive power over 0 shares, shared voting power over 51,897,572 shares, and shared dipositive power over 53,342,143 shares.

(2)
Information based on an amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024, reporting that The Vanguard Group has sole voting power over 0 shares, sole dispositive power over 45,596,459 shares, shared voting power over 466,339 shares, and shared dispositive power over 1,326,078 shares.

(3)
Information based on an amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. (“TRP”) with the SEC on February 14, 2025, reporting that TRP has sole voting power over 41,119,214 shares, sole dispositive power over 42,589,139 shares, and shared voting power and shared dispositive power with respect to 0 shares.

(4)
Information based on an amendment to Schedule 13G filed by State Street Corp. (“State Street”) with the SEC on January 29, 2024 (the “2024 13G/A”) and as updated by a Form 13F filed by State Street with the SEC on February 14, 2025 (the “2025 Form 13F”). In the 2024 13G/A, State Street reported having sole voting power and sole dispositive power over 0 shares, shared voting power over 20,173,782 shares, and shared dispositive power over 27,266,887 shares, and in the 2025 Form 13F, State Street reported having sole voting power over 26,129,198 shares and shared voting power over 235,565 shares.

(5)
Information based on an amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024, reporting that BlackRock has sole voting power over 29,975,682 shares, sole dispositive power over 32,452,907 shares, and shared voting power and shared dispositive power over 0 shares.

(6)
Percentages based on 597,001,091 shares of EQT common stock outstanding as of February 3, 2025.

EQT CORPORATION 2025 PROXY STATEMENT | 105

Equity Ownership

Security Ownership of Management

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors, director nominees, and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 3, 2025, including EQT shares they had the right to acquire within 60 days after February 3, 2025.
The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge. The address of each director, director nominee, and named executive officer is c/o EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.
NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS(3)
V. A. Bailey(4) Director	0	73,766	*
L. I. Beebe Chair	0	53,453	*
L. M. Canaan Director	0	55,561	*
J. L. Carrig Director	0	58,664(5)	*
F. C. Hu Director	0	25,156	*
K. J. Jackson Director	0	36,891	*
T. F. Karam Director	0	74,187	*
J. F. McCartney Director	0	60,634	*
J. T. McManus II Director	0	62,078	*
A. M. Powers Director	0	53,685	*
D. J. Rice IV Director	0	305,838	*
R. F. Vagt Director	0	65,059	*
H. A. Vanderhider Director	0	52,959	*
T. Z. Rice Director, President and Chief Executive Officer	1,000,000	1,803,023	*
R. A. Duran Chief Information Officer	0	216,410	*
W. E. Jordan Chief Legal and Policy Officer	0	434,510	*
J. T. Knop Chief Financial Officer	0	30,590	*
R. R. Wingo Executive Vice President Corporate Ventures & Midstream	0	184,819	*
Directors and executive officers as a group (22 individuals)	1,000,000	3,887,549	*
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Equity Ownership

*
Less than 1%.

(1)
This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire through the exercise of stock options exercisable within 60 days after February 3, 2025.

(2)
This column reflects Company shares held of record and shares owned through a broker, bank, or other nominee. For non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, held through the EQT Corporation Directors Deferred Compensation Plan (the “EQT DDCP”) that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Bailey—17,440; Ms. Beebe—37,175; Ms. Canaan—48,664; Ms. Carrig—48,664; Mr. Hu—11,489; Ms. Jackson—25,112; Mr. Karam—4,065; Mr. McCartney—5,905; Mr. McManus—5,905; Ms. Powers—30,815; Mr. D. Rice—45,184; Mr. Vagt—4,065; and Ms. Vanderhider—25,112).

For Ms. Canaan and Messrs. Hu, McCartney, and D. Rice, this column also includes deferred stock units, including accrued dividends, held through the EQT DDCP that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Ms. Canaan—6,897; Mr. Hu—8,662; Mr. McCartney—8,812; and Mr. D. Rice—27,749).
For Ms. Bailey and Messrs. Karam, D. Rice, and Vagt, this column also includes deferred stock units, including accrued dividends, held through the Equitrans Midstream Corporation Directors Deferred Compensation Plan (the “Equitrans DDCP”) that will be settled in common stock, over which the directors have sole investment, but no voting power, prior to settlement (Ms. Bailey—56,326; Mr. Karam—1,727; Mr. D. Rice—1,727; and Mr. Vagt—50,645).
For our named executive officers, this column includes shares vesting within 60 days after February 3, 2025 pursuant to issued and outstanding restricted stock unit awards, including accrued dividends, that will be settled in common stock, as follows: Mr. T. Rice—129,222 shares of common stock; Mr. Knop—16,624 shares of common stock; Mr. Duran—14,160 shares of common stock; Mr. Jordan—28,308 shares of common stock; and Mr. Wingo—34,640 shares of common stock.
(3)
For each of the directors and named executive officers, this column reflects (i) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 3, 2025, and their deferred stock units that will be settled in common stock, as a percentage of  (ii) the sum of the outstanding shares of common stock at February 3, 2025, all options exercisable by them within 60 days of February 3, 2025, and all of their deferred stock units that will be settled in common stock upon termination of their service. For all directors and executive officers as a group, this column reflects (a) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 3, 2025, and their deferred stock units that will be settled in common stock, as a percentage of  (b) the sum of the outstanding shares of common stock at February 3, 2025, all options exercisable by them within 60 days of February 3, 2025, and all of their deferred stock units that will be settled in common stock upon termination of their service.

(4)
In addition to the shares reflected in the column titled “Number of EQT Shares Beneficially Owned,” Ms. Bailey also owns the following deferred stock units, including accrued dividends, held through the EQT DDCP and the ETRN DDCP that will be settled in cash: 22,398 deferred stock units and 9,515 deferred stock units, respectively.

(5)
Shares beneficially owned include 5,000 shares held by Ms. Carrig’s spouse. Ms. Carrig has disclaimed beneficial ownership with respect to these shares.

EQT CORPORATION 2025 PROXY STATEMENT | 107

Questions and Answers About the 2025
Annual Meeting

We have elected to furnish our proxy statement and 2024 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2025 Annual Meeting. On or about [March 5], 2025, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy statement and 2024 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2024 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2024 Annual Report, which will be mailed to such shareholders on or about [March 5], 2025.
EQT’s Board is soliciting proxies for its 2025 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items that will be voted upon at the 2025 Annual Meeting and about the voting process.
2025 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 16, 2025 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/EQT2025	If you owned common stock of EQT Corporation as of the close of business on Friday, February 3, 2025, the record date, you may vote at the 2025 Annual Meeting
What items will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Shareholders will vote on the following items if each is properly presented at the 2025 Annual Meeting:
Agenda Item	EQT Board Voting Recommendation	See Page
1 Election of 10 directors nominated by the Board to serve for one-year terms	FOR EACH DIRECTOR	13
2 Approval of a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers (say-on-pay)	FOR	44
3 Approval of an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation	FOR	92
4 Approval of the EQT Corporation 2025 Employee Stock Purchase Plan	FOR	94
5 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025	FOR	102
Who is entitled to vote and how many votes do I have?

You may vote if you held common stock of EQT as of the close of business on February 3, 2025 or if you hold a valid proxy for the 2025 Annual Meeting. For each item to be voted upon, you have one vote for each share you own.
What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2024 Annual Report to certain of our shareholders via the
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Questions and Answers About the 2025 Annual Meeting

Internet instead of mailing the full set of printed proxy materials. On or about [March 5], 2025, we will first mail to our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2024 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2024 Annual Report in the mail unless you request them. Instead, the eProxy Notice provides instructions on how to access and review online the proxy statement and 2024 Annual Report. The eProxy Notice also instructs you on how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2024 Annual Report, you should follow the instructions included in the eProxy Notice for requesting copies of these materials, free of charge.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares. The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the Voting Instruction Form (“VIF”) included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them prior to their voting deadline specified in the VIF. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
How do I vote my shares?

We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

■
Have your proxy card or notice with your control number available and follow the instructions

■
The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 15, 2025

■
If you vote by telephone or electronically, you do not need to return a proxy card

Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your executed proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed, unrevoked proxy card will be voted in accordance with the recommendations of the Board as to each such item. If you do not return a properly completed proxy card and do not vote by attending the virtual meeting and voting online during the meeting, by telephone, or on the Internet, your shares will not be voted.
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Questions and Answers About the 2025 Annual Meeting

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If your shares are held by a broker, bank, or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2024 Annual Report.
Your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions you provide on your returned VIF. You may instruct the holder of record to vote your shares by:
■
completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;

■
following the instructions on the Internet site indicated on your VIF; or

■
following the instructions for telephone voting after calling the number indicated on your VIF.

May I change or revoke my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the 2025 Annual Meeting by:
■
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior submitted proxy;

■
attending the virtual 2025 Annual Meeting and voting online during the meeting; or

■
notifying the Company’s Corporate Secretary in writing that you are revoking your previously submitted proxy.

Attendance at the virtual 2025 Annual Meeting alone is not sufficient to revoke a prior properly submitted proxy. To revoke your prior proxy, you must also vote online during the 2025 Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.
What if I receive more than one proxy card and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, or accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card and/or VIF to ensure that all of your shares are voted.
If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?

Under SEC rules, a single eProxy Notice or set of proxy materials may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces printing and mailing expenses for our Company. Brokers with accountholders who are EQT shareholders may also be householding our proxy materials. A single eProxy Notice or set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received
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Questions and Answers About the 2025 Annual Meeting

notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent to householding.
If you are a shareholder of record and would like to have separate copies of the eProxy Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge or call Broadridge at the contact information provided below, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the proxy materials should have been forwarded to you by your bank, broker, or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the notice that was sent to you. Shareholders who currently receive multiple copies of the eProxy Notice or proxy materials at their address who would prefer to receive a single copy should contact their bank, broker, or nominee or Broadridge at:
Broadridge Financial Solutions, Inc. Householding Department 51 Mercedes Way Edgewood, New York 11717
Toll-free 1-866-540-7095
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you have the right to direct your broker, bank, or other holder of record in voting your shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed “non-routine.” We believe that Proposal 5―Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2025 is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. Proposal 1―Election of Directors, Proposal 2―Approval of a Non-Binding Resolution to Approve the 2024 Compensation of the Company’s Named Executive Officers (“Say-on-Pay”), Proposal 3―Approval of an Amendment to the Company’s Bylaws to reflect Pennsylvania Law Provisions regarding Officer Exculpation, and Proposal 4―Approval of the EQT Corporation 2025 Employee Stock Purchase Plan are “non-routine” matters, and brokers, banks, or other holders of record cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other holder of record can register your shares as being present at the 2025 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.
Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 3, 2025, the record date for the 2025 Annual Meeting, represents one vote. If you do not vote your shares, you will not have a say in the important items to be voted on at the 2025 Annual Meeting. If many of our shareholders do not vote, shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.
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Questions and Answers About the 2025 Annual Meeting

At the close of business on the record date for the meeting, there were 597,001,091 shares of EQT common stock outstanding. The voting requirements to elect the 10 director nominees and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal are set forth below:
Agenda Item		Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
1	Election of 10 directors nominated by the Board to serve for one-year terms	FOR each nominee	Majority of votes cast*	No
2	Approval of a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers (Say-on-Pay)	FOR	Majority of votes cast	No
3	Approval of an amendment to the Company’s Bylaws to reflect Pennsylvania law provisions regarding officer exculpation	FOR	Majority of votes cast	No
4	Approval of the EQT Corporation 2025 Employee Stock Purchase Plan	FOR	Majority of votes cast	No
5	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025	FOR	Majority of votes cast	Yes

*
If a nominee receives a greater number of votes “Against” than votes “For” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

How are votes, abstentions, and broker non-votes calculated?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast under Pennsylvania law and our Bylaws.
When a broker, bank, or other nominee holding shares on your behalf does not receive voting instructions from you, the broker, bank, or other nominee may vote those shares only on matters deemed “routine” by the NYSE. On “non-routine” matters, the broker, bank, or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” means that a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on “routine” matters or is barred from doing so because the matter is “non-routine.”
Election of Directors (Item 1).   Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Bylaws provide that directors are elected by a majority of votes cast in an uncontested election. This means that a director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” him or her. In addition, if votes by the shareholders cast against an incumbent director nominee’s election (excluding abstentions) exceed the votes cast for such person’s election, the Board will consider whether to accept the incumbent director nominee’s previously-submitted conditional resignation under the resignation policy set forth in our Bylaws. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
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Say-on-Pay (Item 2).   A majority of the votes cast will be required to adopt a non-binding resolution to approve the 2024 compensation of the Company’s named executive officers. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Approval of Bylaws Amendment (Item 3).   A majority of the votes cast will be required to approve an amendment to the Company’s Bylaws to allow for exculpation of officers as permitted by Pennsylvania law. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Approval of the EQT Corporation 2025 Employee Stock Purchase Plan (Item 4).   A majority of the votes cast will be required to approve the EQT Corporation 2025 Employee Stock Purchase Plan. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Ratification of Appointment of Ernst & Young (Item 5).   A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2025. This is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present by participation at the virtual annual meeting or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the 2025 Annual Meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the 2025 Annual Meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the 2025 Annual Meeting in accordance with the advance notice provisions in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the 2025 Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
Who can attend the virtual 2025 Annual Meeting and how can I participate in the 2025 Annual Meeting?

You may attend the virtual 2025 Annual Meeting if you were a shareholder of record as of the close of business on February 3, 2025, or if you hold a valid proxy for the 2025 Annual Meeting. The 2025 Annual Meeting will be a virtual-only meeting conducted exclusively via live webcast. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.
If you join the meeting as an authenticated shareholder by visiting www.virtualshareholdermeeting.com/EQT2025, you will be able to attend the virtual 2025 Annual Meeting, examine our shareholder list, submit your questions during the meeting, and vote your shares online by participating in the 2025 Annual Meeting.
To participate in the 2025 Annual Meeting, you will need to review the information included on your eProxy Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
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Questions and Answers About the 2025 Annual Meeting

In order to join the virtual annual meeting as an authenticated shareholder and vote online during the virtual annual meeting, you will need a valid control number. Your control number can be found on the proxy card, eProxy Notice, or email distributed to you. Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes and/or questions during the virtual annual meeting.
The meeting will begin promptly at 9:00 a.m. Eastern Time on April 16, 2025. We encourage you to access the meeting prior to the start time and to leave ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
During the live Q&A session of the meeting, our CEO will answer germane and appropriate questions submitted by authenticated shareholders participating in the virtual meeting, as time permits and limited to two questions per such shareholder and to 500 characters per question. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By attending the virtual 2025 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2025 Annual Meeting.
What happens if the 2025 Annual Meeting is postponed or adjourned?

If the 2025 Annual Meeting is postponed, continued, or adjourned, your proxy will still be valid and may be voted at the postponed, continued, or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by text message, by facsimile, by courier, or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of  $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.
May I nominate or recommend someone to be a director of EQT?

Shareholders may either (i) nominate individuals to serve as directors for election at the annual meeting or (ii) recommend to the Corporate Governance Committee individuals for the Corporate Governance Committee to consider as possible future director nominees in its normal course of evaluating Board composition and succession planning.
If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. This notice must be delivered in writing to EQT’s Corporate Secretary at EQT’s principal executive offices and must comply with and satisfy the content, information, and timing requirements set forth in the Bylaws. See “How do I contact EQT’s Corporate Secretary?” below. According to Section 1.09 of our Bylaws, to be timely, generally, a shareholder’s notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, written notice of nominations of individuals for election to serve as directors at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) must be delivered to EQT’s Corporate Secretary at EQT’s principal executive offices not earlier than the close of business on December 17, 2025 and not later than the close of business on January 16, 2026. For additional
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Questions and Answers About the 2025 Annual Meeting

information regarding the timing, process, and other requirements for director nominations, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, pursuant to Section 1.11 of our Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2026 proxy statement director nominees constituting the greater of  (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that the shareholder or group of shareholders that satisfy the requirements of Section 1.11 of the Bylaws expressly elects at the time of providing the written notice required by Section 1.11 of the Bylaws to have its nominee included in the Company’s proxy materials pursuant to Section 1.11 of the Bylaws and that such written notice of nominations is submitted in writing and delivered in a timely fashion. To be timely, such proxy access notice must be delivered no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders. Accordingly, proxy access notice with respect to the 2026 Annual Meeting must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on [October 6], 2025 and not later than the close of business on [November 5], 2025, and contain the required information set forth in Section 1.11 of the Bylaws. For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
Any nomination of an individual to serve as a director must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain required information about the person or persons nominated and the nominating shareholder (see “Corporate Governance and Board Matters—Director Nominations” above for details).
Shareholders desiring to nominate an individual for election to the Company’s Board should refer to and review the Company’s Bylaws, which contain further details regarding requirements for the director nomination process. A copy of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Exchange Act Rule 14a-19, as set forth in EQT’s Bylaws.
In addition, the Board’s Corporate Governance Committee will consider in the ordinary course individuals recommended to the Corporate Governance Committee by the Company’s shareholders as possible future director nominees in the normal course of evaluating Board composition and succession planning. If the Corporate Governance Committee decides to nominate an individual recommended by a shareholder for election as a director, then the recommended individual would be included on the Company’s slate for the next annual meeting. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the attention of the Company’s Corporate Secretary. Any such recommendations from shareholders should be sent as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.
When are shareholder proposals due for the 2026 Annual Meeting?

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Rule 14a-8 Proposals: Shareholder proposals submitted for inclusion in the proxy statement for the 2026 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received at EQT’s principal executive offices on or before the close of business on [November 5], 2025.

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Proxy Access Procedures: Shareholder nominations for director that are to be included in our proxy materials under the proxy access provision of our Bylaws must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on [October 6], 2025 and not later than the close of business on [November 5], 2025. See “May I nominate or recommend someone to be a director of EQT?” above.

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Advance Notice Procedures: Shareholder nominations for director and other proposals that are not to be included in our proxy materials must comply with the following procedures:

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The shareholder must deliver written notice of the proposal to be presented to the Corporate Secretary at EQT’s principal executive offices in accordance with the procedures set forth

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Questions and Answers About the 2025 Annual Meeting

in our Bylaws. To be timely, such notice must be delivered no earlier than the close of business on December 17, 2025, and no later than the close of business on January 16, 2026. Proposals received outside this period, including any proposal seeking to nominate a director, may not be presented at the 2026 Annual Meeting.
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Proposals must be accompanied by the information required by Sections 1.09 and 1.10 of our Bylaws, a copy of which will be provided to any shareholder upon written request to the Corporate Secretary.

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:
EQT Corporation Attention: Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
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Additional Information

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2025 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
2024 Annual Report on Form 10-K

The 2024 Annual Report is available free of charge at www.proxyvote.com. The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the 2024 Annual Report. All other shareholders will receive printed copies of the 2024 Annual Report, which will be mailed to such shareholders on or about [March 5], 2025.
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Appendix A

The CD&A section of this proxy statement contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with GAAP, which are also referred to as non-GAAP supplemental financial measures. As more fully discussed in the CD&A above, these non-GAAP supplemental financial measures were defined in and utilized as performance measures under the 2024 STIP and, accordingly, the definitions below may differ from how the Company defines such terms in other investor materials. This Appendix A contains a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as important disclosures regarding other non-GAAP supplemental financial measures.
Discretionary Adjustments for Strategic Production Curtailments during 2024
As described above, beginning on February 24, 2024, in response to the low natural gas price environment resulting from warm winter weather and elevated storage inventories, management implemented a strategy to curtail approximately 1.0 Bcf per day of gross production volume (“Strategic Curtailments”), deferring sales of the curtailed volumes to future periods in which more favorable commodity price realization may be available. The Strategic Curtailments were continued during select periods of the year and resulted in total decreased sales volume of 107 Bcfe in 2024. The Committee, considering that the Strategic Curtailments served to enhance shareholder value by deferring sales of produced volumes to future periods in response to market fundamentals, determined to adjust for the impact of 100 Bcfe of the Strategic Curtailments in the calculation of the 2024 STIP performance measures. Among other considerations, the Committee believes that this discretionary adjustment serves to maintain the alignment of incentive compensation opportunity under the annual incentive plan with the Company pursuing strategic actions that are in the best interest of the Company’s shareholders, but which would otherwise have resulted in reduced incentive opportunity under the plan. The impact of this adjustment on the 2024 STIP performance measures for adjusted gross G&A expense per Mcfe, cash operating margin, free cash flow per share, and total capital expenditures per Mcfe is described below. This adjustment had no impact on the results of the EHS intensity improvement or the finding and developments costs performance measures.
Adjusted Gross General & Administrative (“G&A”) Expense Per Mcfe

Adjusted gross G&A expense per Mcfe is defined under the 2024 STIP as (i) the Company’s selling, general, and administrative (“SG&A”) operating expenses inclusive of such SG&A expenses capitalized to property, plant, and equipment, less the aggregate expense associated with the Company’s long-term incentive program and SG&A attributable to consolidated variable interest entities, divided by (ii) total sales volume on an Mcfe basis for 2024. Adjusted gross G&A expense per Mcfe should not be considered as an alternative to selling, general, and administrative expense presented in accordance with GAAP. For the year ended December 31, 2024, adjusted gross G&A expense per Mcfe was $0.135 (after adjustment of  $0.004 per Mcfe for the impact of Strategic Curtailments), which resulted in a payout factor of 2.0 for this performance measure.
Cash Operating Margin

Cash operating margin is defined under the 2024 STIP as (i) the post-hedge average realized price estimate from the Company’s 2024 business plan, less (ii) gathering, transmission and processing expenses, lease operating expenses, production taxes, exploration, selling, general and administrative expenses, and other operating expenses, excluding the aggregate expense associated with the Company’s long-term incentive program, cash operating expense associated with consolidated variable interest entities, and non-recurring items (in each case, calculated on a dollar per Mcfe basis). For
EQT CORPORATION 2025 PROXY STATEMENT | A-1

Appendix A

the year ended December 31, 2024, Cash Operating Margin was $1.60 (after adjustment of  $0.03 per Mcfe for the impact of Strategic Curtailments), which resulted in a payout factor of 1.4 for this performance measure.
Environmental, Health, and Safety

EHS Intensity Improvement
For purposes of the 2024 STIP, EHS intensity improvement is defined as the absolute reduction, expressed as a percentage, of the average of the following four hazard score categories during 2024 as compared to 2023.
1)
Completions Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of completions activities, by (ii) the total number of stages pumped during the applicable measurement period;

2)
Construction Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of construction projects, by (ii) the total number of completed construction projects during the applicable measurement period;

3)
Drilling Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of drilling activities, by (ii) the total number of feet drilled during the applicable measurement period; and

4)
Production Hazard Score, which is determined by dividing (i) the total hazard points assigned for environmental, health, and safety events occurring during the applicable measurement period as a result of production activities, by (ii) an amount equal to the total number of producing wells, multiplied by the number of production days.

In calculating performance, the total hazard points assigned for events occurring within various categories of environmental, health, and safety events are determined based upon a pre-established EHS Intensity Scale matrix, which establishes EHS incident type severity levels and assigns associated hazard points. For purposes of the 2024 STIP performance measure, for the year ended December 31, 2024, the Company’s EHS intensity improvement was negative 106%, which resulted in a payout factor of zero for this performance measure. The Company’s 2024 performance outcome on this measure was the result of an offsite contractor vehicle accident, which resulted in a significant increase to the Company’s total assigned hazard points score for 2024.
Finding and Development Costs

Finding and development costs is defined under the 2024 STIP as (i) adjusted well cost per foot, divided by (ii) estimated ultimate recovery (or EUR) per foot for gross operated wells turned-in-line during 2024. Adjusted well cost per foot is defined under the 2024 STIP as (x) well costs of all operated wells finishing each respective phase during 2024 adjusted to include pad construction, drilling, completion, drillout, facilities, and capitalized flowback, and excluding capitalized overhead, land, water infrastructure, and other related capital expenditures, divided by (y) the total operated feet of pay with respect to each phase. With respect to pad costs, the pad feet-of-pay is based on the summation of planned lateral length for all wells to be drilled on pads which are expected to finish construction in 2024. For the year ended December 31, 2024, finding and development costs was $0.50, which resulted in a payout factor of 1.2 for this performance measure.
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Appendix A

Free Cash Flow Per Share

For purposes of the 2024 STIP, free cash flow per share is defined as (x) adjusted operating cash flow, less adjusted EBITDA attributable to consolidated variable interest entities, less accrual-based capital expenditures attributable to continuing operations (which excludes any cash payments or capital expenditures for acquisitions), plus accrual-based capital expenditures attributable to consolidated variable interest entities for 2024, plus interest attributable to cash used to fund the purchase of repurchased shares, divided by (y) the weighted average shares outstanding.
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Adjusted operating cash flow is defined under the 2024 STIP as net cash provided by operating activities, less changes in other assets and liabilities.

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Adjusted EBITDA is defined under the 2024 STIP as income from continuing operations, plus interest expense, plus income tax benefit, plus depreciation, plus amortization of intangible assets, plus impairment/loss on the sale/exchange of long-lived assets, plus impairment of intangible assets, plus lease impairments and expirations, plus proxy transaction and reorganization costs, plus the revenue impact of changes in the fair value of derivative instruments prior to settlement, plus loss on debt extinguishment, and certain other items that impact comparability between periods.

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Weighted average shares outstanding is defined under the 2024 STIP as the sum of the number of shares of the Company’s common stock that were issued and outstanding at the end of each calendar month during 2024 (in each case, adjusting such month-end shares outstanding amount by (i) adding to the month-end outstanding amount the number of shares of the Company’s common stock that were repurchased by the Company since the beginning of calendar year 2024 through such month-end date of determination and (ii) subtracting from the month-end outstanding amount the number of shares of the Company’s common stock that were issued by the Company since the beginning of calendar year 2024 through such month-end date of determination pursuant to an equity offering, including through conversions of outstanding convertible indebtedness, or as consideration for acquisitions), divided by 12.

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Under the 2024 STIP, the calculation of free cash flow per share was automatically adjusted pursuant to the terms of the 2024 STIP plan document to exclude all direct and indirect impacts of acquisition and divestiture transactions completed in 2024 where the total consideration paid exceeded $100 million and the transaction was not contemplated by the Company’s 2024 business plan (see “2024 Annual Incentives―Setting Performance Metrics for the 2024 Annual Incentive Awards and Determining 2024 Annual Incentive Award Funding” above for a description of each such transaction).

Free cash flow per share and adjusted operating cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles free cash flow per share and adjusted operating cash flow, each as defined under the 2024 STIP, with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s 2024 Annual Report.
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Appendix A

Year Ended December 31, 2024
(in thousands except per share amounts)
Net cash provided by operating activities	$2,826,973
Decrease in changes in other assets and liabilities	281,805
Adjusted operating cash flow	3,108,778
Less: capital expenditures	(2,265,948)
Less: adjusted operating cash flow attributed to acquisitions and divestitures	(225,220)
Add: capital expenditures attributable to acquisitions and divestitures	157,814
Less: adjusted EBITDA attributable to consolidated variable interest entities	(852)
Add: adjusted operating cash flow attributable to curtailments	60,378
Free cash flow (as defined under 2024 STIP)	$836,654
Weighted average shares outstanding	518,720
Adjustment to weighted average shares for shares remitted for acquisitions	(76,468)
Adjustment for convertible debt redemption	(19,992)
Adjusted weighted average shares outstanding	422,260
Free cash flow per share (as defined under 2024 STIP)	$1.98

For the year ended December 31, 2024, free cash flow per share as defined under the 2024 STIP was $1.98 (after adjustment of  $0.15 per share for the impact of Strategic Curtailments), which resulted in a payout factor of 2.0 for this performance measure.
Total CapEx Spend Per Mcfe

Total capital expenditures per Mcfe is defined under the 2024 STIP as (i) the Company’s total operated capital expenditures divided by (ii) total operated sales volumes. Total operated capital expenditures are defined as total capital expenditures, less capital expenditures attributable to consolidated variable interest entities, less capital expenditures attributable to non-operated assets. Total operated sales volumes is defined as the sales volumes as reported on an Mcfe equivalent (Mcfe) basis, where NGLs, ethane, and oil are converted to Mcfe at a rate of six Mcfe per barrel, less sales volumes attributable to non-operated assets. For the year ended December 31, 2024, total CapEx per Mcfe was $0.92 (after adjustment of  $0.05 per Mcfe for the impact of Strategic Curtailments), which resulted in a payout factor of 2.0 for this performance measure.
Other Non-GAAP Financial Measures

Additionally, this proxy statement, including the pay-versus performance table and related narrative, contains information regarding the Company’s free cash flow for the years 2020, 2021, 2022, 2023, and 2024. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures and capital contributions to equity method investments. Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company’s management to assess liquidity, including the Company’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company’s consolidated financial statements, such as industry analysts, lenders, and ratings agencies. As discussed in the “Pay Versus Performance” section of this proxy statement above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link compensation actually paid to our performance. Free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.
The table below reconciles free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of
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Appendix A

Consolidated Cash Flows included in the Company’s Annual Report on Form 10-K for the years presented. As a result of the completion of the Equitrans Midstream acquisition during 2024, the Company adjusted its non-GAAP measure for free cash flow. In particular, free cash flow has been changed to exclude capital contributions to equity method investments. As a result, the prior period amounts have also been recast for comparability in the “Pay Versus Performance” section above and in the reconciliation table below.
	Years Ended December 31, (Thousands)
	2024	2023	2022	2021	2020
Net cash provided by operating activities	$2,826,973	$3,178,850	$3,465,560	$1,662,448	$1,537,701
Decrease (increase) in changes in other assets and liabilities	281,805	(383,632)	(99,229)	366,708	(139,178)
Adjusted operating cash flow	$3,108,778	$2,795,218	$3,366,331	$2,029,156	$1,398,523
Less: capital expenditures	(2,265,948)	(1,925,243)	(1,440,112)	(1,104,114)	(1,078,788)
Less: capital contributions to equity method investments	(148,049)	(12,092)	(1,394)	(386)	—
Free cash flow	$694,781	$857,883	$1,924,825	$924,656	$319,735

EQT CORPORATION 2025 PROXY STATEMENT | A-5

Appendix B

Proposed Amendments to Amended and Restated Bylaws of EQT Corporation

The full text of the proposed amendments to Section 6.13 of the Bylaws to provide for exculpation of officers is as follows (proposed additions are double underlined, and proposed deletions are shown as strike-through):
PERSONAL LIABILITY
      Section 6.13   No officer shall be personally liable, as such, for monetary damages (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under Title 15, Chapter 17, Subchapter C of the Pennsylvania Consolidated Statutes (or any successor statute relating to officers’ standard of care and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
      If the Pennsylvania Consolidated Statutes are amended after April [16], 2025, the date this Section received shareholder approval, to further eliminate or limit the personal liability of officers, then an officer shall not be liable, in addition to the circumstances set forth in this Section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.
GENERAL
      Section 6.14   ~~Section 6.13~~   Fidelity bond coverage shall be obtained on such officers and employees of the Company, and of such type and in such amounts as may be deemed proper and advisable.
EQT CORPORATION 2025 PROXY STATEMENT | B-1

Appendix C

EQT Corporation 2025 Employee Stock Purchase Plan

EQT CORPORATION
2025 EMPLOYEE STOCK PURCHASE PLAN
Article I.   Purpose.
This EQT Corporation 2025 Employee Stock Purchase Plan is intended to provide a method whereby Employees of the Company or any Designated Subsidiary will have an opportunity to purchase shares of Common Stock of the Company through payroll deductions. The Plan is not intended to qualify as an “employee stock purchase plan” for purposes of Section 423 of the Code; provided, that the Plan is intended to qualify as a “stock purchase plan” for purposes of Rule 16b-3(b) of the Exchange Act.
Article II.   Definitions.
2.1   “Board” shall mean the Board of Directors of the Company.
2.2   “Change of Control” shall have the meaning ascribed to such term in the EQT Corporation 2020 Long-Term Incentive Plan (or any successor plan), as it may be amended from time to time.
2.3   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.4   “Committee” shall mean the Management Development and Compensation Committee of the Board, including any successor committee.
2.5   “Common Stock” shall mean the common stock, no par value, of the Company, or any stock into which such common stock may be converted.
2.6   “Company” shall mean EQT Corporation.
2.7   “Designated Percentage” shall mean the percentage described in Section 5.2 hereof.
2.8   “Designated Subsidiary” shall mean all Subsidiaries of the Company, unless otherwise specified by the Committee in writing.
2.9   “Effective Date” shall mean the date this Plan is adopted by shareholders.
2.10   “Eligible Compensation” shall mean the base pay or salary established by the Company for the services of an Employee, including overtime and merit salary increases, but shall exclude all other forms of compensation, including, by way of illustration and not limitation, bonuses, commissions, severance payments, all non-regular payments, payments to health, retirement, unemployment, death, long-term disability (other than short-term non-occupational illness), or any other similar plan generally classified as a welfare or pension plan, payments in lieu of vacation paid during the year, any special purpose payments such as car or expense allowances, moving expenses, educational payments, and any other non-basic payments, as such compensation appears on the books and records of the Company or a Designated Subsidiary for services rendered to the Company or a Designated Subsidiary, determined prior to any contractual reductions related to contributions under a “qualified cash or deferred arrangement” (as determined under Section 401(k) of the Code and its applicable regulations) or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations). The Committee shall have the authority from time to time to approve the inclusion or deletion of any or all forms of compensation in or from the definition of Eligible Compensation and may change the definition on a prospective basis.
2.11   “Employee” shall mean a common law employee of the Company or a Designated Subsidiary who performs compensated services for the Company or a Designated Subsidiary as such, and is carried on the payroll records of the Company or a Designated Subsidiary either as a full-time regular
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Appendix C

employee or as an employee who is in a job classification designated on the payroll records as “Part-Time 1” (as determined by the Committee or its designee based upon its own internal rules and procedures); provided, that such employee does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of share of Common Stock and other securities of the Company or any of its parents or a subsidiaries (each as defined under Section 423(b)(3) of the Code), and for purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an employee may purchase under outstanding options shall be treated as stock owned by the employee. It is expressly intended that any person not carried on the payroll records of the Company or a Designated Subsidiary as a common law employee shall be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which are consistent with Section 423(b)(5) of the Code.
2.12   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.13   “Offering Date” shall mean the first business day of each Purchase Period.
2.14   “Fair Market Value” shall mean the closing price of a share of Common Stock as reported by the NYSE on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the NYSE on the last preceding day on which there was a sale.
2.15   “NYSE” shall mean the New York Stock Exchange.
2.16   “Participant” shall mean a participant in the Plan as described in Article III hereof.
2.17   “Plan” shall mean this EQT Corporation 2025 Employee Stock Purchase Plan, as it may be amended from time to time.
2.18   “Purchase Date” shall mean the last business day of each Purchase Period.
2.19   “Purchase Period” shall mean a one-month or other period as determined by the Committee pursuant to Section 4.2 hereof.
2.20   “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.21   “Subsidiary” shall mean any subsidiary of the Company in an unbroken chain of entities beginning with the Company, as described in Section 424(f) of the Code.
Article III.   Eligibility, Participation and Withdrawal.
3.1   Eligibility.   Any Employee employed by the Company or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan beginning as soon as administratively practical following such Employee’s most recent date of hire.
3.2   Enrollment.   An Employee who is eligible to participate in the Plan may become a Participant beginning with the first payroll date following the commencement of the Purchase Period by submitting, during the enrollment period prior to an applicable Offering Date prescribed by the Committee, a completed payroll deduction authorization in the manner specified with the Human Resources Department of the Company.
3.3
Payroll Deductions.

(a)   An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Eligible Compensation, not to exceed 10% or such other percentage as specified by the Committee prior to the commencement of a Purchase Period. All payroll deductions may be held by the Company and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law or as
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Appendix C

determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan, and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.
(b)   Subject to such limitations, if any, as prescribed by the Committee, a Participant may prospectively increase or decrease such Participant’s rate of payroll deductions for any Purchase Period at any time in accordance with and by such time as is established under the Company’s then applicable procedures for changing payroll deductions, which at a minimum shall permit a Participant to increase or decrease such Participant’s rate of payroll deductions on the first day of each January, April, July, or October by filing a new payroll deduction authorization with the Company at least 30 days prior to such dates. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.
3.4   Withdrawal.
(a)   Under procedures established by the Committee, a Participant may discontinue payroll deductions under the Plan at any time during, or following, a Purchase Period. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.
(b)   If a Participant discontinues participation during a Purchase Period, such Participant’s accumulated payroll deductions will be used to purchase shares of Common Stock in accordance with the Plan, but no further payroll deductions will be made from such Participant’s pay during such Purchase Period or future Purchase Periods; provided, however, a Participant’s withdrawal will not have any effect upon such Participant’s eligibility to elect to participate in any succeeding Purchase Period.
3.5   Termination of Employment.   In the event a Participant’s employment with the Company or any Subsidiary is terminated for any reason (including, without limitation, death, disability, or failure to return to active employment following a paid leave of absence) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate, and all amounts credited to the Participant’s account shall be returned to the Participant by including such amounts in the Participant’s final paycheck. Employees who are on a Company paid leave of absence, as described in the Company’s policies, shall be considered Employees through the leave of absence and such Employee’s employment shall be deemed to have been terminated at the end of such leave of absence unless such Employee has returned to active employment.
Article IV.   Offerings.
4.1   Authorized Shares.   The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 1,000,000 shares, subject to adjustment as provided in Article VII. For purposes of applying the foregoing limitation, if any option to purchase shares of Common Stock granted hereunder expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased or received shall again be available for options to be granted under this Plan. The shares that may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, or shares purchased on the open market, as determined from time to time by the Committee. If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and reasonable, which shall be allocated pro rata to the extent possible.
4.2   Purchase Periods.   Each Purchase Period shall be determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, (i) the duration of each Purchase Period shall be one month, (ii) the first Purchase Period following the Effective Date will commence on January 1, 2026 (or such earlier or later date as may be determined by the Committee), and (iii) subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the commencement date or duration of the first Purchase
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Period or any future Purchase Periods, without regard to the expectations of any Participants. In the event of a Change of Control, then the Committee may, in its sole discretion, establish a date on or before the date of consummation of such Change of Control, which date shall be the ending date of the then current Purchase Period.
Article V.   Grant of Options.
5.1   Grant of Options.   On the Offering Date for each Purchase Period, each Participant shall be granted an option to purchase shares of Common Stock, which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Participant.
5.2   Purchase Price.   The price of each option granted to Participants pursuant to Section 5.1 hereof shall be ninety percent (90%) (the “Designated Percentage”) of the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased. Notwithstanding the foregoing, the Committee may change the Designated Percentage with respect to any future Purchase Period; provided, that such Designated Percentage may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased. Further, the Committee may determine with respect to any prospective Purchase Period that the price shall be the Designated Percentage of the lower of  (i) the Fair Market Value of the Common Stock on the Offering Date on which an option is granted or (ii) the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased.
Article VI.   Exercise and Delivery.
6.1   Automatic Exercise.   Subject to Section 3.5 hereof, on each Purchase Date, a Participant’s option shall be exercised automatically for the purchase of the maximum number of full and fractional shares of Common Stock, with a one share minimum, which are purchasable based on the (i) accumulated payroll deductions credited to such Participant’s account as of such Purchase Date and (ii) applicable purchase price specified in Section 5.2 hereof. Any unused balance in the Participant’s account following such Purchase Date may be retained in the Participant’s account for the next Purchase Period, unless the Participant requests that it be refunded, without interest. All fees associated with the purchase of shares will be paid by the Company.
6.2   Payment.   The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock, and upon purchase and delivery, the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares of Common Stock subject to such option have been purchased and delivered to the Participant as provided in this Article VI.
6.3   Delivery.   Unless and until otherwise determined by the Committee, all shares of Common Stock purchased under the Plan shall be deposited, in book-entry form or otherwise, directly to an account established in the name of the Participant. Upon the exercise of an option on each Purchase Date, the Company shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased. The Committee may require that shares of Common Stock purchased under the Plan be retained for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to restrict transfer of such shares.
6.4   Transferability.   Options granted to Participants under this Plan may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and during the Participant’s lifetime may be exercised only by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign, or otherwise encumber such Participant’s rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 3.4.
Article VII.   Adjustments.
If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding purchase
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options granted hereunder, the number of shares of the Common Stock subject to the share limits provided herein, and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding purchase options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.
Subject to the Committee’s ability to terminate the Plan pursuant to Article IX and the Committee’s discretion to terminate a Purchase Period pursuant to Section 4.2 hereof, in the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of shares of Common Stock), or nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the shares of Common Stock to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), then the Committee shall make such adjustments to this Plan as it deems appropriate or equitable, in its sole discretion, including to substitute for each share of Common Stock that may be issued under the Plan (including, without limitation, shares of Common Stock then subject to any outstanding purchase options) into the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable as a result of such corporate event or transaction.
In case of any adjustment or substitution as provided for in this Article VII, the Committee shall equitably adjust the formula for determining the Purchase Price of any outstanding purchase options granted hereunder.
In the event that any adjustment or substitution provided for in this Article VII requires the approval of shareholders in order to enable the Company to grant purchase options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval.
Article VIII.   Administration.
8.1   Authority of Committee.   The Committee will have the authority and responsibility for the administration of the Plan. The Committee may delegate to one or more individuals or committees the day-to-day administration of the Plan. The Committee, or its delegate, shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed (including by electronic signature) by all members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member, or any delegate of the Board or the Committee, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
8.2   Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the purchase price, and the number of shares purchased.
Article IX.   Amendment or Termination of the Plan.
The Committee may, in its sole discretion and insofar as permitted by law, terminate or suspend the Plan, or revise or amend the Plan in any respect whatsoever without shareholder approval, except as may be required by the rules of any stock exchange on which the Common Stock is listed and, without approval of the shareholders, no such revision or amendment shall (a) increase the number of shares subject to the Plan, other than an adjustment under Article VII of the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan except as otherwise specified in this Plan. The Committee may delegate to one or more executive officers of the Company the authority to amend or revise the Plan; provided that such delegated authority shall be subject to applicable
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law, the limitations set forth in this Article IX, and to such other limitations and parameters as the Committee shall impose by resolution from time to time.
Article X.   Miscellaneous.
10.1   Compliance with Legal and Exchange Requirements.   The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal, and applicable foreign law have been satisfied. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
10.2   Governmental Approvals.   The Plan and the Company’s obligation to sell and deliver shares of Common Stock under the Plan in any jurisdiction shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of shares hereunder in such jurisdiction.
10.3   No Enlargement of Employee Rights.   Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time. It is not intended that any rights or benefits provided under the Plan shall be considered part of normal or expected compensation for purposes of calculating any severance, resignation, end of service payments, bonuses, long service awards, pension, retirement, or similar payments.
10.4   Governing Law.   The Plan and all options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.
10.5   Section 409A.   This Plan and any options to purchase shares of Common Stock granted hereunder are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. The Company shall have no liability to a Participant, or any other party, if an option to purchase shares of Common Stock granted hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.
10.6   Effective Date.   The Plan shall be effective on the Effective Date. No rights to purchase shares of Common Stock may be granted under this Plan prior to stockholder approval of this Plan. This Plan will continue in effect until terminated pursuant to Article IX above. No rights to purchase shares of Common Stock may be granted during any period of suspension of this Plan or after termination of this Plan.
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PRELIMINARY PROXY CARDSUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025SCAN TOVIEW MATERIALS & VOTE EQT CORPORATIONATTN: CORPORATE SECRETARY 625 LIBERTY AVENUE, SUITE 1700PITTSBURGH, PA 15222 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 15, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EQT2025You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 15, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62194-P23309 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQT CORPORATION The Board of Directors recommends you vote FOR each nominee listed in Item 1 and FOR Items 2, 3, 4 and 5. Election of 10 Directors I. Nominees: 1a. Vicky A. Bailey 1c. Frank C. Hu 1d. Dr. Kathryn J. Jackson 1b. Lee M. Canaan 1e. Thomas F. Karam 1f. John F. McCartney 1g. Daniel J. Rice IV 1h. Toby Z. Rice 1i. Robert F. Vagt 1j. Hallie A. Vanderhider 2.Approval of a non-binding resolution to approve the 2024 compensation of EQT Corporation's named executive officers (say-on-pay) 3.Approval of an amendment to EQT Corporation's Bylaws to reflect Pennsylvania law provisions regarding officer exculpation 4.Approval of the EQT Corporation 2025 Employee Stock Purchase Plan 5.Ratification of the appointment of Ernst & Young LLP as EQT Corporation's independent registered public accounting firm for 2025 NOTE: In their discretion, the proxies are authorized in their judgment to vote upon such other business as may properly come before the annual meeting or any adjournments, continuations or postponements thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and specify the title(s) of such officer(s). Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V62195-P23309EQT CORPORATIONTHIS PROXY IS SOLICITED ON BEHALF OF THE EQT CORPORATION BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERSAPRIL 16, 2025The shareholder(s) hereby appoint(s) Toby Z. Rice, William E. Jordan, and Timothy C. Lulich, and each of them, as proxies, each with the full power to act alone and with the full power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of EQT Corporation Common Stock that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/EQT2025 at 9:00 a.m., Eastern Time on Wednesday, April 16, 2025, and any adjournments, continuations or postponements thereof.This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card, FOR the election of each of the director nominees listed under Item 1 and FOR Items 2, 3, 4, and 5. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting and any adjournments, continuances, or postponements thereof. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE